As filed with the Securities and Exchange Commission on December 29, 1998

                          Registration No. 333-64599

                                SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C.  20549
                                        ___________________
                                        AMENDMENT NO. 1 TO
                                             FORM S-4
                                      REGISTRATION STATEMENT
                                               UNDER
                                    THE SECURITIES ACT OF 1933
                                        ___________________

                                    BERRY PLASTICS CORPORATION
                        (Exact name of registrant as specified in charter)
                 Delaware                                      3089                                     35-1813706
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                      BPC HOLDING CORPORATION
                        (Exact name of registrant as specified in charter)
                 Delaware                                      3089                                     35-1814673
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                      BERRY IOWA CORPORATION
                        (Exact name of registrant as specified in charter)

                 Delaware                                      3089                                     42-1382173
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                    BERRY TRI-PLAS CORPORATION
                        (Exact name of registrant as specified in charter)

                 Delaware                                      3089                                     56-1949250
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                    BERRY STERLING CORPORATION
                        (Exact name of registrant as specified in charter)
                 Delaware                                      3089                                     54-1749681
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                           AEROCON, INC.
                        (Exact name of registrant as specified in charter)

                 Delaware                                      3089                                     35-1948748
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                      PACKERWARE CORPORATION
                        (Exact name of registrant as specified in charter)
                  Kansas                                       3089                                     48-0759852
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                 BERRY PLASTICS DESIGN CORPORATION
                        (Exact name of registrant as specified in charter)
                 Delaware                                      3089                                     62-1689708
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                      VENTURE PACKAGING, INC.
                        (Exact name of registrant as specified in charter)
                 Delaware                                      3089                                     51-0368479
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                  VENTURE PACKAGING MIDWEST, INC.
                        (Exact name of registrant as specified in charter)
                   Ohio                                        3089                                     34-1809003
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                 VENTURE PACKAGING SOUTHEAST, INC.
                        (Exact name of registrant as specified in charter)
              South Carolina                                   3089                                     57-1029638
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                       NIM HOLDINGS LIMITED
                        (Exact name of registrant as specified in charter)

             England and Wales                                 3089                                         N/A
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                NORWICH INJECTION MOULDERS LIMITED
                        (Exact name of registrant as specified in charter)
             England and Wales                                 3089                                         N/A
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)

                                       KNIGHT PLASTICS, INC.
                        (Exact name of registrant as specified in charter)
                 Delaware                                      3089                                     35-2056610
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                   Identification Number)
                                                        ___________________

                                                         101 Oakley Street
                                                    Evansville, Indiana  47710
                                                          (812) 424-2904
                                        (Address, including zip code, and telephone number,
                                 including area code, of registrants' principal executive offices)
                                                        ___________________
                                                         Martin R. Imbler
                                               President and Chief Executive Officer
                                                    Berry Plastics Corporation
                                                         101 Oakley Street
                                                    Evansville, Indiana  47710
                                                          (812) 424-2904
                                     (Name, address, including zip code, and telephone number,
                                       including area code, of agent for service of process)
                                                        ___________________
                                                          WITH COPIES TO:
                                                       Julie M. Allen, Esq.
                                                 O'Sullivan Graev & Karabell, LLP
                                                       30 Rockefeller Plaza
                                                     New York, New York  10112
                                                          (212) 408-2400
                                                        ___________________
                                 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                            AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
If  any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following  box  and  list  the Securities Act registration statement number of the earlier effective registration statement for the
same offering.    __________________
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the
        Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                       _____________________
                                                        ___________________
    THE  REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE  REGISTRANTS  SHALL  FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH  SECTION  8(A)  OF  THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION  8(A), MAY DETERMINE.

PROSPECTUS
                         BERRY PLASTICS CORPORATION
                  OFFER TO EXCHANGE UP TO $25,000,000 OF ITS
            12{1}/{4}% SERIES C SENIOR SUBORDINATED NOTES DUE 2004
                          FOR ANY AND ALL OUTSTANDING
            12{1}/{4}% SERIES B SENIOR SUBORDINATED NOTES DUE 2004






Berry Plastics Corporation, a Delaware corporation ("Berry", the "Company" or the "Issuer") and wholly owned subsidiary of BPC Holding Corporation, a Delaware corporation ("Holding"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange $1,000 principal amount of 12{1}/{4}% Series C Senior Subordinated Notes due 2004 (the "New Notes") of the Issuer for each $1,000 principal amount of the issued and outstanding 12{1}/{4}% Series B Senior Subordinated Notes due 2004 (the "Old Notes", and the Old Notes and the New Notes, collectively, the "Notes") of the Issuer from the Holders (as defined herein) thereof. As of the date of this Prospectus, there is $25,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.
Interest on the New Notes will accrue from October 15, 1998 and will be payable in cash semi-annually in arrears on October 15 and April 15 of each year, commencing April 15, 1999. Interest will be payable on the Old Notes accepted for exchange to, but not including, October 15, 1998.
The New Notes will be unconditionally guaranteed (the "Note Guarantees") on a senior subordinated basis by Holding, Berry Iowa Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Iowa"), Berry Tri-Plas Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Tri-Plas"), Berry Sterling Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Sterling"), AeroCon, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("AeroCon"), PackerWare Corporation, a Kansas corporation and wholly owned subsidiary of the Company ("PackerWare"), Berry Plastics Design Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Design"), Venture Packaging, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Venture Holdings"), Venture Packaging Midwest, Inc., an Ohio corporation and wholly owned subsidiary of Venture Holdings ("Venture Midwest"), Venture Packaging Southeast, Inc., a South Carolina corporation and wholly owned subsidiary of Venture Holdings ("Venture Southeast"), NIM Holdings Limited, a company organized under the laws of England and Wales and wholly owned subsidiary of the Company ("NIM Holdings"), Norwich Injection Moulders Limited, a company organized under the laws of England and Wales and wholly owned subsidiary of NIM Holdings ("Norwich"), Knight Plastics, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Knight Plastics" and, collectively with Holding, Berry Iowa, Berry Tri-Plas, Berry Sterling, AeroCon, PackerWare, Berry Design, Venture Holdings, Venture Midwest, Venture Southeast, NIM Holdings and Norwich, the "Guarantors").

The New Notes will mature on April 15, 2004. On or after April 15, 1999, the New Notes will be redeemable at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, in the event of a Change of Control (as defined herein), each holder of New Notes may require the Company to repurchase such holder's New Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. For a definition of the term "Change of Control," see "Description of New Notes - Repurchase at the Option of Holders - Change of Control."

The New Notes will be unsecured senior subordinated obligations of the Company, ranking PARI PASSU with the $100 million of the Company's 12{1}/{4}% Senior Subordinated Notes due 2004 (the "1994 Notes"), and will be subordinate in right of payment to all Senior Indebtedness (as defined herein) of the Company, which includes borrowings under the Credit Facility (as defined herein) and the Nevada Bonds (as defined herein). The New Notes will be senior to any indebtedness which by its terms is subordinate to the New Notes, regardless of when such indebtedness is incurred. The Note Guarantees will be unconditional joint and several unsecured senior subordinated obligations of the Guarantors and will be subordinate in right of payment to all Senior Indebtedness of the Guarantors, including their guarantees of the Company's indebtedness under the Credit Facility. As of September 26, 1998, the aggregate amount of outstanding Senior Indebtedness of the Company was $76.8 million, the aggregate amount of outstanding total indebtedness of the Company was $203.4 million, including the 1994 Notes, and the indebtedness of the Guarantors senior to the Note Guarantees would have been $307.7 million. As of September 26, 1998, all indebtedness of the Company other than the Senior Indebtedness was PARI PASSU in right of payment to the Notes, and there was no indebtedness subordinated to the Notes. The Indenture (as defined herein) will permit the Company and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. The Indenture also provides that the Company and the Guarantors will not incur any additional indebtedness that is both subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes or the Note Guarantees, as the case may be. See "Description of Notes." Holding is a holding company and is entirely dependent on the declaration by the Company of dividends to pay its obligations, including its obligations on its Note Guarantee. Under the terms of the Credit Facility, the Company is severely restricted from declaring dividends to Holding. In addition, the indenture (the "1996 Indenture") governing the 1996 Notes (as defined herein) of Holding restricts the ability of Holding to make certain payments, including payments under its Note Guarantee. See "Risk Factors - Limited Ability of Holding to Perform Under Note Guarantee."
                                                        CONTINUED ON NEXT PAGE.
                              ___________________
 SEE "RISK FACTORS" COMMENCING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS
   THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE
                                EXCHANGE OFFER.
                              ___________________
  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROSPECTUS IS                                 , 1999

The Old Notes were not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The New Notes are being offered hereby in order to satisfy certain obligations of the Issuer and the Guarantors contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") set forth in no-action letters issued to third parties, the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuer). The Issuer and the Guarantors have agreed that, for a period of one year after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the New Notes. The Issuer does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotations system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Issuer will not receive any proceeds from the Exchange Offer. The Issuer will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined herein). The Exchange Offer is subject to certain customary conditions.

This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in connection with offers and sales related to market-making transactions in the Notes. DLJ may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. See "Plan of Distribution."

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS STATEMENTS THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THOSE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, PRIMARILY WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. HOLDERS OF THE NOTES ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND MAY INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. VARIOUS ECONOMIC AND COMPETITIVE FACTORS COULD CAUSE ACTUAL RESULTS OR EVENTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE INFORMATION SET FORTH UNDER "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES, INCLUDING THE COMPANY'S ABILITY TO PASS THROUGH RAW MATERIAL PRICE INCREASES TO ITS CUSTOMERS, ITS ABILITY TO SERVICE DEBT, THE AVAILABILITY OF PLASTIC RESIN, THE IMPACT OF CHANGING ENVIRONMENTAL LAWS AND CHANGES IN THE LEVEL OF THE COMPANY'S CAPITAL INVESTMENT. ALTHOUGH MANAGEMENT BELIEVES IT HAS THE BUSINESS STRATEGY AND RESOURCES NEEDED FOR IMPROVED OPERATIONS, FUTURE REVENUE AND MARGIN TRENDS CANNOT BE RELIABLY PREDICTED.

                             AVAILABLE INFORMATION
The Issuer has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

The Registration Statement may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Such materials can also be inspected on the Internet at http://www.sec.gov.

The Company and Holding are subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company and Holding file reports and other information with the Commission. Such materials filed by the Company and Holding with the Commission may be inspected, and copies thereof obtained, at the places, and in the manner, set forth above.
In the event that the Issuer ceases to be subject to the informational reporting requirements of the Exchange Act, the Issuer has agreed that, so long as the Notes remain outstanding, it will file with the Commission and distribute to holders of the Notes copies of (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Issuer's independent auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports. The Issuer will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request. In addition, the Issuer has agreed that for so long as any of the Old Notes remain outstanding it will make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuer has either exchanged the Old Notes for New Notes or until such time as the holders thereof have disposed of such Old Notes pursuant to an effective registration statement filed by the Issuer.

                           SUMMARY OF PROSPECTUS

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "BERRY," THE "COMPANY" AND THE "ISSUER" REFER TO BERRY PLASTICS CORPORATION, ITS SUBSIDIARIES AND THEIR RESPECTIVE OPERATIONS, AND THE TERM "HOLDING" REFERS TO BPC HOLDING CORPORATION. THE FISCAL YEAR OF HOLDING AND THE COMPANY IS THE 52 OR 53 WEEK PERIOD ENDING ON THE SATURDAY CLOSEST TO DECEMBER 31. ALL REFERENCES IN THIS PROSPECTUS TO "FISCAL 1993," "FISCAL 1994," "FISCAL 1995," "FISCAL 1996" AND "FISCAL 1997" REFER TO THE FISCAL YEARS OF THE COMPANY ENDED ON JANUARY 1, 1994, DECEMBER 31, 1994, DECEMBER 30, 1995, DECEMBER 28, 1996 AND DECEMBER 27, 1997, RESPECTIVELY.

                                  THE COMPANY

The Company is a leading domestic manufacturer and marketer of plastic packaging products focused on four key markets: the aerosol overcap, rigid open-top container, drink cup and houseware markets. Within each of its markets, the Company concentrates on manufacturing value-added products sold to marketers of image-conscious industrial and consumer products that utilize the Company's proprietary molds, superior color matching capabilities and sophisticated multi-color printing capabilities. The Company believes that it is the largest supplier of aerosol overcaps in the United States, with sales of over 1.4 billion overcaps in 1997. Berry also believes that it is the largest domestic supplier of thinwall, child-resistant and pry-off open top containers. Berry has utilized its national sales force and existing molding and printing capacity at multiple-plant locations to become a leader in the plastic drink cup market, which includes the Company's 32 ounce and 44 ounce drive-through ("DT") cups, which fit in standard vehicle cup holders. The Company entered the housewares market (which includes the lawn and garden market) for semi-disposable plastic products, sold primarily to national retail marketers, as a result of the acquisition of PackerWare in January 1997. From fiscal 1993 to fiscal 1997, on a pro forma basis, the Company's net sales increased from $87.8 million to $270.6 million, representing a compound annual growth rate ("CAGR") of 32%.

The Company supplies aerosol overcaps for a wide variety of commercial and consumer products. Similarly, the Company's containers are used for packaging a broad spectrum of commercial and consumer products. The Company's plastic drink cups are sold primarily to fast food restaurants, convenience stores, stadiums, table top restaurants and retail. The Company also sells houseware products, primarily seasonal, semi-disposable housewares and lawn and garden items, to major retail marketers. Berry's customer base is comprised of over 4,000 customers with operations in a widely diversified range of markets. The Company's top ten customers accounted for approximately 19% of the Company's fiscal 1997 net sales, and no customer accounted for more than 4% of the Company's net sales in fiscal 1997.

The historical allocation of the Company's total net sales among its product categories is as follows:

                                                               FISCAL                                   Thirty-Nine
                                                                                                        Weeks Ended
                                                   1995              1996              1997           September 26, 1998
                      Aerosol overcaps               31%               33%               21%                      17%
             Rigid open-top containers               51                53                49                       54
                            Drink cups               12                 9                17                       15
                            Housewares               --                --                 8                        9
                                 Other                6                 5                 5                        5

The Company believes that it derives a strong competitive position from its state-of-the-art production capabilities, extensive array of proprietary molds in a wide variety of sizes and styles and dedication to service and quality. In the aerosol overcap market, the Company distinguishes itself with superior color matching capabilities, which is of extreme importance to its base of image-conscious consumer products customers, and proprietary packing equipment, which enables the Company to deliver a higher quality product while lowering warehousing and shipping costs. In the container market, an in-house graphic arts department and sophisticated printing and decorating capabilities permit the Company to offer extensive value-added decorating options. The Company's drink cup product line is strengthened by both the larger market share and diversification provided through its acquisition of PackerWare. Berry entered the housewares business with its acquisition of PackerWare, which has a reputation for outstanding quality and service among major retail marketers and for products which offer high value at a reasonable price to consumers. The Company believes that it is an industry innovator, particularly in the area of decoration. These market-related strengths, combined with the Company's modern proprietary mold technology, high speed molding capabilities and multiple-plant locations, all contribute to the Company's strong market position.

In addition to these marketing and manufacturing strengths, the Company believes that its close working relationships with customers are crucial to maintaining market positions and developing future growth opportunities. The Company employs a direct sales force which is focused on working with customers and the Company's production and product design personnel to develop customized packaging that enhances customer product differentiation and improves product performance. The Company works to develop innovative new products and identify and pursue non-traditional markets that can use existing Company products.
The Company's address is 101 Oakley Street, Evansville, Indiana 47710. The Company's telephone number is (812) 424-2904.

                              RECENT ACQUISITIONS
THE KNIGHT ACQUISITION
On October 16, 1998, Knight Plastics, Inc. ("Knight"), a newly formed wholly owned subsidiary of the Company, acquired substantially all of the assets of the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. (the "Knight Acquisition") for aggregate consideration of approximately $18 million. Knight, a manufacturer of aerosol overcaps and closures, had fiscal 1997 net sales of approximately $24 million. Management believes that the Knight Acquisition will enhance the Company's overcap and closure business and better position the Company to meet the needs of its domestic and multi-national customers.

THE NORWICH ACQUISITION
On July 2, 1998, NIM Holdings, a newly formed, wholly owned subsidiary of the Company, acquired all of the capital stock of Norwich Injection Moulders Limited ("Norwich Moulders") of Norwich, England (the "Norwich Acquisition"), for aggregate consideration of approximately <pound-sterling>8.5 million (approximately $14 million). Norwich Moulders, a manufacturer and marketer of injection-molded overcaps and closures for the European market, had fiscal 1997 net sales of approximately <pound-sterling>8.1 million (approximately $13 million).

Management believes that the Norwich Acquisition will provide the Company with a production platform that will allow it to better serve its global customers and to introduce its product lines in Europe.

THE VENTURE PACKAGING ACQUISITION
On August 29, 1997, the Company acquired Venture Packaging, Inc. of Monroeville, Ohio ("Venture Packaging") for aggregate consideration of approximately $43.7 million which included cash, the payment or assumption of indebtedness, and $5.0 million of preferred stock of Holding and warrants to purchase stock of Holding (the "Venture Packaging Acquisition"). Venture Packaging, a manufacturer and marketer of injection-molded containers used in the food, dairy and various other markets, had fiscal 1996 net sales of approximately $42 million.

Management believes that the Venture Packaging Acquisition has strategically assisted the Company in marketing its product line of open-top containers and lids. Venture Packaging is a leading supplier to the food service industry. The Monroeville, Ohio facility is strategically located to service the large northeastern U.S. market, and Venture Packaging has an excellent reputation for outstanding service. Management believes that continued sales to Venture
Packaging's customers has enhanced the Company's position in the container market.

As part of the Venture Packaging Acquisition, the Company acquired the Anderson, South Carolina operations of Venture Packaging. The Company phased down the operations of this facility in 1998. The majority of this business has been relocated to the Company's existing Charlotte, North Carolina facility. The remaining business has been relocated to the Company's existing Evansville, Indiana and Monroeville, Ohio facilities.

THE VIRGINIA DESIGN ACQUISITION
On May 13, 1997, Berry Design, a newly formed wholly owned subsidiary of the Company, acquired substantially all the assets of Virginia Design Packaging Corp. ("Virginia Design") of Suffolk, Virginia (the "Virginia Design Acquisition"). Virginia Design, a manufacturer and marketer of injection-molded containers used primarily for food packaging, had fiscal 1996 net sales of approximately $15 million. Management believes that the acquisition of these assets has enhanced the Company's position in the food packaging and food service markets.

THE PACKERWARE ACQUISITION
On January 21, 1997, the Company acquired PackerWare Corporation, a Kansas corporation, for aggregate consideration of approximately $28.1 million (including the payment of outstanding debt of PackerWare) by way of a merger of PackerWare with and into a newly formed, wholly owned subsidiary of the Company (the "PackerWare Acquisition"). PackerWare, a manufacturer and marketer of plastic containers, drink cups, housewares and lawn and garden products, had fiscal 1996 net sales of approximately $43 million.
Management believes that the PackerWare Acquisition significantly diversified and expanded the Company's position in the drink cup business and gave the Company immediate penetration into the housewares market. PackerWare's reputation among its major customers for outstanding quality and service is consistent with the customer-oriented goals of Berry. PackerWare's houseware product line is primarily in the seasonal semi-disposable plastic segment of the market, with other products in the complementary lawn and garden segment. Customers for this product line are primarily large retail marketers with national chains. The PackerWare Acquisition provided the Company with a plant located in Lawrence, Kansas, that is well-situated to service its markets. In addition, the PackerWare Acquisition provided additional product line breadth and market presence to Berry's existing open-top container product line.

THE CONTAINER INDUSTRIES ACQUISITION
On January 17, 1997, the Company acquired certain assets of Container Industries, Inc. ("Container Industries") of Pacoima, California (the "Container Industries Acquisition") . Container Industries, a manufacturer and marketer of injection molded industrial and pry-off containers for building products and other industrial markets, had fiscal 1996 net sales of approximately $4 million. Berry did not acquire Container Industries' manufacturing facility located in Pacoima, and Berry transferred production to its Henderson, Nevada plant. Management believes the Container Industries Acquisition has provided additional market presence on the west coast, primarily in the pry-off container product line.

                            THE EXCHANGE OFFER

REGISTRATION RIGHTS AGREEMENT                               The  Old  Notes were sold by the Company on August 24, 1998 to Donaldson, Lufkin & Jenrette Securities Corporation (the
                                                            "Initial  Purchaser"),   who  placed  the  Old  Notes  with
                                                            institutional  investors.   In  connection  therewith,  the
                                                            Company, the Guarantors  and the Initial Purchaser executed and delivered for the benefit  of  the  holders  of the Old
                                                            Notes  a  registration  rights agreement (the "Registration
                                                            Rights Agreement") providing,  among  other things, for the
                                                            Exchange Offer.
THE EXCHANGE OFFER                                          New  Notes  are  being  offered  in  exchange  for  a  like
                                                            principal  amount  of  Old  Notes.   As of the date hereof,
                                                            $25,000,000 aggregate principal amount  of  Old  Notes  are
                                                            outstanding.   The  Company  will  issue  the  New Notes to
                                                            Holders promptly following the Expiration Date.   See "Risk
                                                            Factors - Consequences of Failure to Exchange."

EXPIRATION DATE                                             5:00 p.m., New York City time, on February __, 1999, unless the Exchange Offer is extended as provided herein, in which case  the  term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

INTEREST                                                    Each New Note  will  bear  interest  from October 15, 1998.
                                                            Interest  will  be  payable on the Old Notes  accepted  for exchange to, but not including, October 15, 1998.

Conditions to the Exchange Offer                            The  Exchange  Offer  is   subject   to  certain  customary
                                                            conditions,  which  may  be  waived  by the  Company.   The
                                                            Company  reserves the right to amend, terminate  or  extend the Exchange Offer at any time prior to the Expiration Date
                                                            upon  the occurrence  of  any  such  condition.   See  "The
                                                            Exchange Offer - Conditions."

PROCEDURES FOR TENDERING OLD NOTES                          Each Holder  of  Old  Notes  wishing to accept the Exchange
                                                            Offer  must  complete,  sign  and   date   the   Letter  of
                                                            Transmittal, or a facsimile thereof, in accordance with the instructions  contained  herein  and  therein, and mail  or otherwise  deliver  such  Letter  of Transmittal,  or  such facsimile,  or  an  Agent's  Message  (as  defined  herein)
                                                            together  with  the  Old  Notes  and  any  other   required
                                                            documentation  to the exchange agent (the "Exchange Agent")
                                                            at the address set  forth  herein.  By executing the Letter of  Transmittal  or delivering  an  Agent's  Message,  each
                                                            Holder will represent  to  the Company, among other things, that (i) the New Notes acquired  pursuant  to  the Exchange
                                                            Offer by the Holder and any beneficial owners of  Old Notes are  being  obtained in the ordinary course of business  of the person receiving  such  New  Notes,  (ii)  neither  the
                                                            Holder  nor  such  beneficial owner has an arrangement with any person to participate  in  the distribution of such New
                                                            Notes, (iii) neither the Holder  nor  such beneficial owner nor  any  such other person is engaging in  or  intends  to engage in a distribution of such New Notes and (iv) neither the Holder  nor such beneficial owner is an "affiliate," as defined under  Rule  405  promulgated  under the Securities
                                                            Act, of the Company.  Each broker-dealer  that receives New
                                                            Notes for its own account in exchange for Old  Notes, where such  Old  Notes were acquired by such broker-dealer  as  a
                                                            result  of  market-making   activities   or  other  trading
                                                            activities (other than Old Notes acquired directly from the
                                                            Company), may participate in the Exchange  Offer but may be deemed  an  "underwriter"  under  the Securities  Act  and, therefore, must acknowledge in the  Letter  of  Transmittal that  it  will deliver a prospectus in connection with  any resale of such New Notes.  The Letter of Transmittal states that by so  acknowledging and by delivering a prospectus, a broker-dealer  will  not  be  deemed to admit that it is an
                                                            "underwriter" within the meaning  of  the  Securities  Act.
                                                            See  "The  Exchange  Offer  - Procedures for Tendering" and
                                                            "Plan of Distribution."

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS                    Any  beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other  nominee and who wishes to tender should contact such registered  Holder  promptly  and  instruct such registered
                                                            Holder  to tender on such beneficial  owner's  behalf.   If
                                                            such beneficial  owner  wishes to tender on such beneficial owner's own behalf, such  beneficial  owner  must, prior to completing  and  executing  the  Letter  of Transmittal  or delivering an Agent's Message and delivering his Old Notes, either make appropriate arrangements to register  ownership of the Old Notes in such beneficial owner's name or  obtain a properly completed bond power from the registered Holder.
                                                            The  transfer of registered ownership may take considerable time.  See "The Exchange Offer - Procedures for Tendering."

Guaranteed Delivery Procedures                              Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver  their  Old  Notes, the Letter of Transmittal or an
                                                            Agent's Message or any  other  documents  required  by  the
                                                            Letter  of  Transmittal  to the Exchange Agent prior to the
                                                            Expiration Date must tender  their  Old  Notes according to the  guaranteed  delivery  procedures  set  forth  in  "The
                                                            Exchange Offer - Guaranteed Delivery Procedures."

Withdrawal Rights                                           Tenders  may  be withdrawn as provided herein at  any  time prior to 5:00 p.m.,  New  York City time, on the Expiration
                                                            Date.  See "The Exchange Offer - Withdrawal of Tenders."

ACCEPTANCE OF OLD NOTES AND DELIVERY OF NEW NOTES           The Company will accept for  exchange any and all Old Notes which are properly tendered in  the Exchange Offer prior to
                                                            5:00 p.m., New York City time, on the Expiration Date.  The
                                                            New Notes issued pursuant to the  Exchange  Offer  will  be delivered promptly following the Expiration Date.  See "The
                                                            Exchange Offer - Terms of the Exchange Offer."

EXCHANGE AGENT                                              United  States  Trust  Company  of  New  York is serving as
                                                            Exchange Agent in connection with the Exchange  Offer.  See
                                                            "The Exchange Offer - Exchange Agent."

USE OF PROCEEDS                                             There  will  be  no  cash  proceeds to the Company from the exchange pursuant to the Exchange Offer.

FEDERAL INCOME TAX CONSEQUENCES                             The exchange of Old Notes for  New  Notes  will  not  be  a taxable  exchange  for  Federal  income  tax purposes.  See
                                                            "Certain Federal Income Tax Considerations."

CONSEQUENCES OF FAILURE TO EXCHANGE                         Holders  of Old Notes who do not exchange their  Old  Notes for New Notes  pursuant to the Exchange Offer will continue to be subject to  the  restrictions on transfer of such Old
                                                            Notes as set forth in the  legend  thereon as a consequence of  the  issuance of the Old Notes pursuant  to  exemptions from, or in  transactions  not subject to, the registration requirements of the Securities  Act  and  applicable  state securities  laws.  In general, Old Notes may not be offered or sold unless  registered under the Securities Act, except pursuant to an exemption  from,  or  in  a  transaction not
                                                            subject  to,  the  Securities  Act  and  applicable   state
                                                            securities laws.


                   SUMMARY DESCRIPTION OF THE NEW NOTES
The Exchange Offer applies to $25,000,000 aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and, except as set forth in the immediately preceding sentence, will be entitled to the benefits of the Indenture, under which both the Old Notes were, and the New Notes will be, issued. See "Description of New Notes."

THE NEW NOTES                                               $25 million in aggregate principal amount at maturity of 12
                                                            1/4% Series C Senior Subordinated Notes due 2004.
MATURITY DATE                                               April 15, 2004.

INTEREST PAYMENT DATES                                      October  15  and April 15 of each year, commencing on April
                                                            15, 1999.

MANDATORY REDEMPTION                                        The Company is not required to make mandatory redemption or sinking fund payments with respect to the New Notes.

Optional Redemption                                         On  or  after  April  15,  1999,  the  New  Notes  will  be redeemable  at  any  time  at the option of the Company, in whole  or  in  part,  at the redemption  prices  set  forth herein, plus accrued and  unpaid  interest,  if any, to the date of redemption.

CHANGE OF CONTROL                                           In  the  event  of  a Change of Control, each Holder of the
                                                            Notes  will  have  the right  to  require  the  Company  to repurchase such Holder's  Notes,  in whole or in part, at a price  equal  to  101%  of the aggregate  principal  amount thereof, plus accrued and  unpaid  interest, if any, to the date of repurchase.

GUARANTEES                                                  The  New  Notes  will be guaranteed by the Guarantors.  The
                                                            Note Guarantees will  be  unconditional  joint  and several obligations  of each Guarantor and will be subordinated  as described below under "Ranking."

Ranking                                                     The  New  Notes   will  be  unsecured  senior  subordinated
                                                            obligations of the  Company,  will rank PARI PASSU with the
                                                            1994 Notes and will be subordinate  in  right of payment to all Senior Indebtedness of the Company, which  will include borrowings  under the Credit Facility.  The New Notes  will be  senior to  any  indebtedness  which  by  its  terms  is subordinate  to  the  New  Notes,  regardless  of when such
                                                            indebtedness  is  incurred.   Each  Note Guarantee will  be
                                                            subordinate in right of payment to all  Senior Indebtedness of each respective Guarantor.  Senior Indebtedness  of  the
                                                            Company  consists  of borrowings under the Credit Facility, the Nevada Bonds (as defined herein) and the South Carolina
                                                            Bonds  (as defined herein).   Senior  Indebtedness  of  the
                                                            Guarantors consists of their joint and several guarantee of the obligations  of  the  Company under the Credit Facility and obligations with respect  to  the  Nevada Bonds and, in the case of Holding, the 1996 Notes.  As  of  September 26,
                                                            1998,   the   aggregate   amount   of   outstanding  Senior
                                                            Indebtedness of the Company would have been  $76.8 million, the  aggregate amount of outstanding total indebtedness  of the Company,  including  the  1994  Notes,  would have been
                                                            $203.4  million,  and  the  indebtedness  of the Guarantors senior  to  the  Note  Guarantees  would  have been  $307.7 million.  As of September 26, 1998, all indebtedness of the
                                                            Company other than the Senior Indebtedness  was  PARI PASSU in  right  of  payment  to the New Notes, and there was  no indebtedness subordinated to the New Notes.

Certain Covenants                                           The Indenture pursuant to which the Old Notes were, and the
                                                            New  Notes  will  be,  issued  (the  "Indenture")  contains covenants, including, but  not  limited  to, covenants with respect  to the following matters: (i) limitations  on  the retention of proceeds from asset sales; (ii) limitations on the incurrence  of additional indebtedness and the issuance of  disqualified stock;  (iii)  limitations  on  restricted payments; (iv) limitations on transactions with affiliates;
                                                            (v) limitations on liens; (vi) limitations on dividends and other  payment  restrictions  affecting  subsidiaries;  and
                                                            (vii)  limitations  on mergers, consolidations and sales of assets.  In addition,  while  the Indenture contains, among
                                                            other  things,  the  foregoing  covenants   as  well  as  a
                                                            requirement to offer to purchase New Notes upon a Change of
                                                            Control,  the  Indenture  does  not  contain any provisions specifically intended to protect Holders  of  the New Notes in  the  event  of  a  future  highly leveraged transaction
                                                            involving the Company or any Guarantor.   See  "Description
                                                            of Notes."

                               RISK FACTORS
SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE EXCHANGE OFFER, INCLUDING HIGHLY LEVERAGED CONDITION, OPERATING RESTRICTIONS, COMPANY GROWTH AND RISKS RELATED TO ACQUISITIONS, LIMITED ABILITY OF HOLDING TO PERFORM UNDER NOTE GUARANTEE, HISTORICAL NET LOSSES, SUBORDINATION OF THE NOTES AND NOTE GUARANTEES, UNSECURED STATUS OF NOTES, RANKING OF NOTES WITH 1994
NOTES, FLUCTUATING INTEREST EXPENSE ON SENIOR INDEBTEDNESS, FRAUDULENT CONVEYANCE RISK, POSSIBLE ADVERSE EFFECT OF INCREASE IN RESIN PRICES, RELIANCE ON CERTAIN SUPPLIER, CONTROLLING STOCKHOLDERS, COMPETITION, ENVIRONMENTAL MATTERS, POTENTIAL LACK OF FUNDING FOR CHANGE OF CONTROL OFFER, LACK OF A PUBLIC MARKET FOR THE NEW NOTES, CONSEQUENCES OF FAILURE TO EXCHANGE, NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES AND BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES.

              SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                            (DOLLARS IN THOUSANDS)

The following table sets forth (i) summary consolidated historical financial data of Holding and its subsidiaries and (ii) pro forma consolidated summary financial data of Holding and its subsidiaries which gives effect to (a) the Offering and (b) the PackerWare, Virginia Design, Venture Packaging and Norwich Acquisitions as of December 29, 1996 for consolidated operations statement data and consolidated other data for the year ended December 27, 1997. The following financial data should be read in conjunction with "Capitalization," "Pro Forma Condensed Consolidated Financial Statements," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Holding and its subsidiaries and the accompanying notes thereto, which information is included elsewhere herein.

                                                         FISCAL               Pro Forma Year Ended      Pro Forma Thirty-
                                                                                  December 27,          Nine Weeks Ended
                                                                                                          September 26,
                                                    1995             1996             1997                1997        1998
   CONSOLIDATED OPERATIONS STATEMENT DATA:
                                 Net sales         $140,681         $151,058         $226,953           $270,598     $211,977
                        Cost of goods sold          102,484          110,110          180,249            214,429      156,161
                                                    -------          -------          -------            -------      -------
                              Gross margin           38,197           40,948           46,704             56,169       55,816
                     Operating expenses(1)           17,670           23,679           30,505             36,711       32,103
                                                    -------          -------          -------            -------      -------
                          Operating income           20,527           17,269           16,199             19,458       23,713
                         Other expenses(2)              127              302              226                226          492
                  Interest expense, net(3)           13,389           20,075           30,246             35,238       27,100
                                                    -------          -------          -------            -------      -------
         Income (loss) before income taxes            7,011          (3,108)         (14,273)           (16,006)       (3,879)
                              Income taxes              678              239              138                428          371
                                                    -------          -------          -------            -------      -------
                         Net income (loss)           $6,333          ($3,347)        ($14,411)          ($16,434)     ($4,250)
                                                    =======          =======          =======            =======      ========
                 Preferred stock dividends               --           (1,116)          (2,558)            (2,558)      (2,620)
                    Common stock dividends               --               --               --                 --           --
  CONSOLIDATED OTHER DATA:
                        Adjusted EBITDA(4)          $31,569           34,718           40,268             48,876       46,802
                 Adjusted EBITDA margin(5)            22.4%            23.0%            17.7%              18.1%        22.1%
     Cash provided by operating activities           12,969           14,426           14,154             17,417        29,460
        Cash used for investing activities          (25,385)         (14,639)        (102,102)          (105,365)       (34,784)
     Cash provided by financing activities           11,124            2,370           80,444             80,444           890
          Depreciation and amortization(6)            9,536           11,331           19,026             24,371        18,696
                      Capital expenditures           11,247           13,581           16,774                 --            --

                                          AT SEPTEMBER 26, 1998
  CONSOLIDATED BALANCE SHEET DATA:
        Cash and cash equivalents                 $   7,122
        Working capital (deficiency)                  5,020
        Total assets                                248,521
        Total Berry Plastics long-term debt         203,391
        Total long-term debt                        308,391
        Stockholders' equity (deficit)             (115,078)

____________________
  (1) Operating expenses include pursued acquisition costs of $473 and business start-up expenses of $394 in fiscal 1995; compensation expense related to the 1996 Transaction (as defined herein) of $2,762, Tri-Plas Acquisition (as defined herein) start-up expenses of $671 and $907 for costs related to the consolidation of the Winchester, Virginia facility during fiscal 1996; and business start-up and machine integration expenses of $3,255 related to the 1997 Acquisitions (as defined herein), and plant consolidation expenses of $480 and $368 related to the shutdown of the Winchester, Virginia and Reno, Nevada facilities, respectively, during fiscal 1997. Pro forma fiscal 1997 operating expenses include the same non-recurring expenses as disclosed above for fiscal 1997. Operating expenses include business start up and machine integration expenses of $1,080 related to the 1997 Acquisitions and plant consolidation expenses of $87 and $2,072 related to the shutdown of the Reno, Nevada and Anderson, South Carolina facilities, respectively, for the pro forma thirty-nine weeks ended September 26, 1998.
  (2) Other expenses consist of loss on disposal of property and equipment for the respective periods.
  (3) Includes non-cash interest expense of $950, $1,212 and $2,005 in fiscal 1995, 1996 and 1997, respectively, and $2,042 and $1,135 for the pro forma year ended December 27, 1997 and the pro forma thirty-nine weeks ended September 26, 1998, respectively.
   (4) Adjusted EBITDA is defined as income (loss) before income taxes, net interest expense, depreciation and amortization of intangibles adjusted to exclude (i) non-cash charges relating to amortization of restricted stock awards and market value adjustment related to stock options of ($214) and $358 for fiscal 1995 and 1996, respectively, (ii) other non-recurring or "one-time" expenses as described in Note (1) above, (iii) management fees and reimbursed expenses paid to First Atlantic (as defined herein) of $853, $749, $828 and $654 for fiscal year 1995, 1996 and 1997 and pro forma thirty-nine weeks ended September 26, 1998, respectively, and certain legal expenses associated with unusual litigation of $650, $100, and $500 for fiscal year 1996 and 1997 and thirty-nine weeks ended September 26, 1998, respectively, and (iv) loss on disposal of property and equipment as described in Note (2) above. Pro forma fiscal 1997 adjustments are the same as fiscal 1997 adjustments. Adjusted EBITDA should not be considered in isolation or as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, the Company's calculation of Adjusted EBITDA differs from that presented by certain other companies and thus is not necessarily comparable to similarly titled measures used by other companies. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, the Company's calculation of EBITDA may differ from that presented by certain other companies and thus may not be comparable to similarly titled measures used by other companies.
  (5) Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.
  (6) Depreciation and amortization excludes non-cash amortization of deferred financing and origination fees and debt discount amortization which are included in interest expense.

                               RISK FACTORS
IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY HOLDERS OF OLD NOTES BEFORE MAKING A DECISION TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

HIGHLY LEVERAGED CONDITION

The Company and Holding are highly leveraged. As of September 26, 1998, the Company's total consolidated indebtedness was approximately $203.4 million, and Holding's consolidated stockholders' deficit was approximately $115.1 million. The high degree of leverage could have important consequences to holders of the Notes, including, but not limited to, the following: (i) a substantial portion of Berry's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Berry for other purposes; (ii) Berry's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (iii) certain of Berry's borrowings will be at variable rates of interest, which will expose Berry to the risk of higher interest rates; (iv) the indebtedness outstanding under the Credit Facility is secured by substantially all of the assets of Berry and matures prior to the maturity of the Notes; (v) Berry is substantially more leveraged than certain of its competitors, which may place Berry at a competitive disadvantage, particularly in light of its acquisition strategy; and (vi) Berry's degree of leverage may hinder its ability to adjust rapidly to changing market conditions and could make it more vulnerable in the event of a downturn in general economic conditions or its business. As of September 26, 1998, the Company had unused borrowing capacity under the Credit Facility's borrowing base of approximately $40.4 million.

Berry's ability to pay principal and interest on the Notes will depend on Berry's financial and operating performance, which in turn are subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. However, if Berry cannot generate sufficient cash flow from operations to meet its obligations, then it may be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that any of these remedies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results and Operations - Liquidity and Capital Resources."

OPERATING RESTRICTIONS
The Indenture restricts, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends, redeem capital stock, create liens, dispose of certain assets, engage in mergers, make contributions, loans or advances and enter into transactions with affiliates. In the event that the Company's cash flow and existing working capital are insufficient to fund the Company's expenditures or to service its indebtedness, including the Notes, the 1994 Notes and borrowings under the Credit Facility, the Company would be required to raise additional funds through capital contributions from Holding, the refinancing of all or a part of the Company's indebtedness or a sale of assets or subsidiaries. The restrictions contained in the Indenture, the indenture governing the 1994 Notes (the "1994 Indenture") and the Credit Facility, in combination with the Company's highly leveraged financial position, could severely limit the Company's ability to raise such additional funds or to respond to changing market and economic conditions, provide for capital expenditures or take advantage of business opportunities which may arise. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Description of Certain Indebtedness" and "Description of Notes."

COMPANY GROWTH AND RISKS RELATED TO ACQUISITIONS
As part of its growth strategy, the Company aggressively pursues the acquisition of other companies, assets and product lines that either complement or expand its existing business. In fiscal 1997, the Company consummated the Container Industries Acquisition, the PackerWare Acquisition, the Virginia Design Acquisition and the Venture Packaging Acquisition (collectively, the "1997 Acquisitions") and in fiscal 1998, the Company has consummated the Norwich Acquisition and the Knight Acquisition. See "Summary of Prospectus - Recent Acquisitions." The Company continually evaluates potential acquisition opportunities, including those which could be material in size and scope. Acquisitions involve a number of special risks and factors, including the diversion of management's attention to the assimilation of the acquired companies and the management of expanding operations, the incorporation of acquired products into the Company's product line, the increasing demands on the Company's operational systems, adverse effects on the Company's reported operating results, the amortization of acquired intangible assets, the loss of key employees and the difficulty of presenting a unified corporate image.
The Company has had preliminary acquisition discussions with, or has evaluated the potential acquisition of, numerous companies over the last year. Acquisition opportunities identified to date include companies and divisions of companies, with annual revenues ranging from several million dollars to revenues that approach those of the Company. The Company has taken the following actions in the pursuit of various acquisitions opportunities: preliminary discussions; exchange of confidential, nonpublic information; verbal and written expressions of interest; and proposals and negotiations regarding potential transaction structure and price.

The Company is unable to predict whether or when any prospective acquisition candidates will become available or the likelihood of a material acquisition being completed. If the Company proceeds with an acquisition, and if such acquisition is relatively large and consideration is in the form of cash, a substantial portion of the Company's available cash resources could be used in order to consummate any such acquisition. In addition, due to the relatively large size of several potential acquisition opportunities, the general risks described above inherent in acquisitions would be particularly acute.
The Company has no agreements, arrangements or understandings concerning any acquisition which would be material in size and scope to the Company's business. However, the Company intends to pursue appropriate acquisition opportunities actively. No assurance can be given that any acquisition by the Company will or will not occur, that if an acquisition does occur that it will not materially and adversely affect the Company or that any such acquisition will be successful in enhancing the Company's business.

LIMITED ABILITY OF HOLDING TO PERFORM UNDER NOTE GUARANTEE
Holding is a holding company and is entirely dependent on the declaration by the Company of dividends to pay its obligations, including its obligations under its Note Guarantee. Under the terms of the Credit Facility, the Company is severely restricted from declaring dividends to Holding. In addition, the 1996 Indenture governing the 1996 Notes limits the ability of Holding to make certain payments, including payments under its Note Guarantee. Accordingly, absent a substantial increase in operating results of the Company and a refinancing of the 1996 Notes or an equity offering, Holding is not expected to be able to perform under its Note Guarantee.

HISTORICAL NET LOSSES
Consolidated earnings have been insufficient to cover fixed charges by $3.3 million, $14.6 million, $16.3 million and $4.2 million for fiscal year 1996, 1997, pro forma year ended December 27, 1997 and pro forma thirty-nine weeks ended September 26, 1998, respectively. In addition, Holding has experienced consolidated net losses during each of such periods principally as a result of expenses and charges incurred in connection with acquisitions by the Company. These net losses were $3.3 million, $14.4 million, $16.4 million and $4.3 million for fiscal 1996, fiscal 1997, pro forma year ended December 27, 1997 and pro forma thirty-nine weeks ended September 26, 1998, respectively. Holding expects that it will continue to experience consolidated net losses for the foreseeable future.

SUBORDINATION OF THE NOTES AND NOTE GUARANTEES; UNSECURED STATUS OF NOTES

SUBORDINATION
Pursuant to the terms of the Indenture, payments on the Notes are subordinated to the prior payment of all Senior Indebtedness, which includes borrowings under the Credit Facility and the Nevada Bonds. As of September 26, 1998, the Notes were subordinated to approximately $76.8 million of Senior Indebtedness of the Company. In addition, as of such date, up to $40.4 million was available for borrowing under the Credit Facility (subject to applicable borrowing base limitations), and there was no indebtedness subordinated to the Notes. See "Description of Certain Indebtedness - Credit Facility." The Indenture does not limit the amount of additional Senior Indebtedness that may be incurred by the Company or its subsidiaries provided that a certain fixed charge coverage test is met. See "Description of Notes."

By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or the winding up of the Company, or in the event that the Senior Indebtedness is otherwise accelerated, holders of Senior Indebtedness must be paid in full before the holders of the Notes may be paid by the Company. In such event, there may be insufficient assets remaining to satisfy the claims of the holders of the Notes. In addition, the Company will not be permitted to make any payment with respect to the Notes for a substantial period of time if defaults under the Credit Facility or certain other Senior Indebtedness exist and are continuing and certain other conditions are satisfied. The Notes rank PARI PASSU with the 1994 Notes and PARI PASSU with, or senior to, all other subordinated debt of the Company. In addition, the Note Guarantees are subordinated to all existing and future Senior Indebtedness of each Guarantor, including the guarantees under the Credit Facility, and, in the case of Holding, the 1996 Notes.

UNSECURED STATUS OF NOTES
The Notes and Note Guarantees are unsecured obligations of the Company and the Guarantors, respectively. The Indenture permits the Company to incur certain secured indebtedness, including indebtedness under the Credit Facility, which is secured by a lien on substantially all of the assets of the Company and the Guarantors. The holders of any secured indebtedness will have a claim prior to the holders of the Notes with respect to any assets pledged by the Company as security for such indebtedness. Upon an event of default under the Credit Facility, the lender thereunder would be entitled to foreclose on the assets of the Company and the Guarantors. In such event, the assets of the Company and the Guarantors remaining after repayment of such secured indebtedness may be insufficient to satisfy the obligations of the Company with respect to the Notes.

RANKING OF NOTES WITH 1994 NOTES
The terms of the 1994 Notes and the Notes are identical in all material respects except that the 1994 Notes have a priority upon the payment of proceeds pursuant to an Asset Sale (as defined herein). See "Description of Notes - Repurchase at the Option of Holders - Asset Sales."

FLUCTUATING INTEREST EXPENSE ON SENIOR INDEBTEDNESS
The Company's and the Guarantors' respective obligations under the Credit Facility and the Nevada Bonds bear interest at rates that may be expected to fluctuate over time. Under the terms of the Indenture, the Company may incur indebtedness under the Credit Facility of up to the greater of $132.6 million and the Borrowing Base (as defined herein). Accordingly, a substantial increase in interest rates could adversely affect the Company's ability to service its debt obligations, including its obligations on the Notes. See "Description of Certain Indebtedness."

FRAUDULENT CONVEYANCE RISK
If a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of the indebtedness represented by the Notes and the Note Guarantees, as the case may be, the Company or a Guarantor was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, and that the indebtedness was incurred for less than reasonably equivalent value or fair consideration, then such court could, among other things, (i) void all or a portion of the Company's or such Guarantor's obligations to the holders of the Notes, the effect of which could be that the holders of the Notes might not be repaid in full and/or (ii) subordinate the Company's or such Guarantor's obligations to the holders of the Notes to other existing and future indebtedness of the Company or such Guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes.

The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as they become absolute and matured.
POSSIBLE ADVERSE EFFECT OF INCREASE IN RESIN PRICES

The primary materials used by the Company in the manufacture of its products are various plastic resins, which in fiscal 1997 constituted approximately $72.1 million, or 40% of the Company's total cost of goods sold. Accordingly, the Company's financial performance is materially dependent on its ability to pass through resin price increases to its customers. Plastic resins are subject to cyclical price fluctuations, including those arising from supply shortages and as a result of changes in the prices of natural gas, crude oil and other petrochemical intermediates from which resins are produced. Although the Company has been able historically to pass on increases in resin prices to its customers, no assurance can be given that this trend will continue or that a significant increase in resin prices would not have a material adverse effect on the Company's financial performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - General Economic Conditions and Inflation" and "Business - Sources and Availability of Raw Materials."

RELIANCE ON CERTAIN SUPPLIER
The Company purchases approximately 58% of its total resin requirements (in dollars) from Dow Chemical Company ("Dow") pursuant to purchase orders issued from time to time by the Company. The Company has a long-standing relationship with Dow, but it has no master agreement with Dow. The Company has worked closely with Dow to develop resins which yield maximum performance from the Company's equipment. Although the Company believes its relationship with Dow is mutually beneficial, no assurance can be given that Dow will continue to be a supplier to the Company in the future or that alternative sources would be available for the Company's resin requirements.

CONTROLLING STOCKHOLDERS; MANAGEMENT STOCKHOLDERS
Atlantic Equity Partners International II, L.P., a Delaware limited partnership ("International"), owns approximately 54% (on a voting common stock equivalent basis) of Holding's outstanding voting capital stock. As such, subject to the terms of the New Stockholders Agreement (as defined herein), International has the ability to elect all of the members of Holding's board of directors and can determine the outcome of any corporate transaction or other matter submitted to the stockholders of Holding or the Company for approval, including mergers, consolidations and the sale of the Company or all or substantially all of the Company's assets. See "Certain Transactions - Stockholders Agreements." Atlantic Equity Associates International II, L.P., a Delaware limited partnership ("AEA II"), is the sole general partner of International. Mr. Buaron, the Chairman and a director of the Company, is the sole shareholder of Buaron Holdings Ltd. ("BHL"). BHL is the sole general partner of AEA II.
Through his affiliations with BHL and AEA II, Mr. Buaron may be deemed to control International. See "Principal Stockholders."
Including the shares of capital stock owned by International, all executive officers and directors of the Company as a group beneficially own approximately 94.9% (on a voting common stock equivalent basis) of Holding's outstanding voting capital stock. See "Management" and "Principal Stockholders."

COMPETITION
Most of the Company's products are sold in highly competitive markets in the United States. The Company competes with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies, on the basis of price, service, quality and the ability to supply products to customers in a timely manner. A number of the Company's competitors have financial and other resources that are substantially greater than those of the Company. Competitive pressures or other factors could cause the Company's products to lose market share or could result in significant price erosion, either of which would have a material adverse effect on the Company's results of operations. See "Business."

ENVIRONMENTAL MATTERS
Federal, state and local governments could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for, plastic products. The Company is aware that certain local governments have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products that are among the types of products produced by the Company. If such prohibitions or restrictions were widely adopted, such regulatory and environmental measures or a decline in consumer preference for plastic products due to environmental considerations could have a material adverse effect upon the Company. In addition, certain of the Company's operations are subject to Federal, state and local environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. While the Company has not been required historically to make significant capital expenditures in order to comply with applicable environmental laws and regulations, the Company cannot predict with any certainty its future capital expenditure requirements because of continually changing compliance standards and environmental technology. Furthermore, although the Company is not aware of additional environmental issues, currently unknown conditions of noncompliance or currently unknown contamination of sites currently or formerly owned or operated by the Company (including contamination caused by prior owners and operators of such sites) may give rise to additional compliance or remediation costs or other liabilities. The Company does not have insurance coverage for environmental liabilities and does not anticipate obtaining such coverage in the future. See "Business - Environmental Matters and Governmental Regulation."

POTENTIAL LACK OF FUNDING FOR CHANGE OF CONTROL OFFER
In the event of a Change of Control, the Company will be required, subject to certain conditions, to offer to purchase all outstanding Notes and 1994 Notes at a purchase price equal to 101% of the principal amount thereof (or 101% of $125,000,000), plus accrued interest to the date of repurchase. There can be no assurance that the Company will have sufficient funds available to purchase all of the outstanding Notes and 1994 Notes were they to be tendered in response to an offer made as a result of a Change of Control. Moreover, the Credit Facility and the 1996 Indenture restrict such a purchase and the offer would require the approval of the lender or securityholders thereunder, as the case may be. As a result of this potential lack of funds and the restrictions contained in the Credit Facility and the 1996 Indenture, the Indenture may offer little, if any, protection to the Holders of the Notes in the event of a Change of Control. The Company's failure to purchase Notes rendered upon a Change of Control would constitute an event of default under the Indenture. In the event of a change of control, Holdings will also be required, subject to certain conditions, to offer to purchase all outstanding 1996 Notes at a purchase price equal to 101% of the principal amount thereof (or 101% of $105,000,000), plus accrued interest to the date of repurchase. The Credit Facility provides that events similar to a Change of Control will constitute an event of default thereunder. Upon the occurrence of an event of default under the Credit Facility, all amounts outstanding thereunder may become due and payable. All indebtedness of the Company under the Credit Facility, which may be up to $132.6 million (plus <pound-sterling>1.5 million under the UK Revolver and <pound-sterling>4.5 million under the UK Term Loan), is Senior
Indebtedness. Accordingly, in the event of an event of default under the Credit Facility, including with respect to an event similar to a Change of Control, the subordination provisions contained in the Indenture will prohibit the Company (if the holders of Senior Indebtedness issue a notice to the Company to such effect) from making any payment on the Notes until such event of default is cured or upon the expiration of 179 days (unless the holders of Senior Indebtedness accelerate the maturity of the Senior Indebtedness). The Company could, in the future enter into certain transactions, including acquisitions, refinancings or other recapitalizations or highly levereaged transactions, that would not result in a Change of Control but would increase the amount of indebtedness outstanding or otherwise affect the Company's capital structure or credit ratings or otherwise adversely affect holders of the Notes. See "Description of Certain Indebtedness - Credit Facility" and "Description of Notes - Repurchase at Option of Holders - Change of Control."

LACK OF A PUBLIC MARKET FOR THE NEW NOTES
The New Notes will constitute a new class of securities with no established trading market. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. The Old Notes are designated for trading in the PORTAL market. The Company has been advised by DLJ that DLJ currently intends to make a market in the New Notes. DLJ is not obligated to do so, however, and any market-making activities with respect to the New Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement (as defined herein). Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, the Company's and Holding's consolidated financial condition and results of operations and the market for similar notes. Depending on those and other factors, the New Notes may trade at a discount from their principal amount.

CONSEQUENCES OF FAILURE TO EXCHANGE

Holders of Old Notes who do not exchange the Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. In addition, any trading market for the Old Notes not exchanged for New Notes will be adversely affected to the extent that Old Notes are tendered and accepted in the Exchange Offer. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company and the Guarantors have agreed that, for a period of one year from the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any Holder to resell the New Notes is subject to applicable state securities laws as described in "Risk Factors - Blue Sky Restrictions on Resale of New Notes."

NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES
To participate in the Exchange Offer, and to avoid the restrictions on transfer of the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal or an Agent's Message, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer - Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described herein. The method of delivery of the Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to notify Holders of defects or irregularities with respect to tenders of Old Notes. See "The Exchange Offer."

BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES
In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

                                COMPANY HISTORY
HISTORY
Imperial Plastics, the Company's predecessor, was established in 1967 in Evansville, Indiana. Berry Plastics, Inc. ("Old Berry") was formed in 1983 to purchase substantially all of the assets of Imperial Plastics. In 1988, Old Berry acquired Gilbert Plastics of New Brunswick, New Jersey, a leading manufacturer of aerosol overcaps, and subsequently relocated Gilbert Plastics' production to Old Berry's Evansville, Indiana facility. In 1990, the Company and Holding, the holder of 100% of the outstanding capital stock of the Company, were formed to purchase the assets of Old Berry. The Company acquired substantially all of the assets (the "Mammoth Acquisition") of the Mammoth Containers division of Genpak Corporation in February 1992, adding plants in Forest City, North Carolina (which was subsequently sold by the Company) and Iowa Falls, Iowa.

In March 1995, Berry Sterling, a newly formed, wholly owned subsidiary of the Company, acquired substantially all of the assets of Sterling Products, Inc. (the "Sterling Products Acquisition"), a producer of injection molded plastic drink cups and lids. Management believes that the Sterling Products Acquisition gave the Company immediate penetration into a rapidly expanding plastic drink cup market.

In December 1995, Berry Tri-Plas (formerly Berry-CPI Corp.) acquired substantially all of the assets of Tri-Plas, Inc. (the "Tri-Plas Acquisition"), a manufacturer of injection molded containers and lids, and added manufacturing plants in Charlotte, North Carolina and York, Pennsylvania. Management believes that the Tri-Plas Acquisition gave the Company an immediate presence in the polypropylene container product line, which is mainly used for food and "hot fill" applications.

In January 1996, the Company acquired the assets relating to the plastic drink cup product line and decorating equipment of Alpha Products, Inc., a subsidiary of Aladdin Industries, Inc. The addition of these assets complemented the drink cup product line acquired in the Sterling Products Acquisition.

In January 1997, the Company acquired PackerWare Corporation of Lawrence, Kansas and certain assets of Container Industries, Inc. of Pacoima, California. In May 1997, Berry Design acquired substantially all of the assets of Virginia Design Packaging Corp. of Suffolk, Virginia. In August 1997, the Company acquired Venture Packaging, Inc. of Monroeville, Ohio. In July 1998, the Company acquired Norwich Injection Moulders Limited of Norwich, England. In October 1998, Knight acquired substantially all of the assets of the Knight Engineering and Plastics Division of Courtaulds Packaging, Inc. See "Summary of Prospectus - Recent Acquisitions."

THE 1996 TRANSACTION
On June 18, 1996, Holding consummated the transaction described below (the "1996 Transaction"). BPC Mergerco, Inc. ("Mergerco") was organized by International, Chase Venture Capital Associates, L.P. ("CVCA") and certain other institutional investors to effect the acquisition of a majority of the outstanding capital stock of Holding. Pursuant to the terms of a Stock Purchase and Recapitalization Agreement dated as of June 12, 1996, each of International, CVCA and certain other equity investors (collectively, the "Common Stock Purchasers") subscribed for shares of common stock of Mergerco. In addition, pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement dated as of June 12, 1996, CVCA and the Northwestern Mutual Life Insurance Company (the "Preferred Stock Purchasers") purchased shares of preferred stock of Mergerco (the "Preferred Stock") and warrants (the "1996 Warrants") to purchase shares of common stock of Mergerco. Immediately after the purchase of the common stock, the preferred stock and the 1996 Warrants of Mergerco, Mergerco merged (the "Merger") with and into Holding, with Holding being the surviving corporation. Upon the consummation of the Merger, (i) each share of Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of Holding and certain privately held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor, (ii) all other classes of common stock of Holding, a majority of which was held by certain members of management, were converted into shares of common stock of the surviving corporation (constituting approximately 19% of the post-merger common stock of the surviving corporation) and (iii) the common stock, preferred stock and warrants of Mergerco were converted into common stock, preferred stock and warrants of the surviving corporation, respectively. In addition, upon the consummation of the Merger, the holders of the warrants (the "1994 Warrants") to purchase capital stock of Holding that were issued in connection with the offering in April 1994 by Berry of $100 million aggregate principal amount of the 1994 Notes (such transaction being the "1994 Transaction"), became entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor.

The aggregate consideration paid to the sellers of the equity interests in Holding, including the holders of the 1994 Warrants, was approximately $119.6 million in cash. In order to finance the 1996 Transaction, including the payment of related fees and expenses: (i) Holding issued 12.50% Senior Secured Notes due 2006 (with such Notes being exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006 (the "1996 Notes")) for net proceeds of approximately $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the 1996 Notes); (ii) the Common Stock Purchasers, the Preferred Stock Purchasers and certain members of management made equity and rollover investments in the aggregate amount of $70.0 million (which amount included rollover investments of approximately $7.1 million by certain members of management and $3.0 million by an existing institutional shareholder); and
(iii) Holding received an aggregate of approximately $0.9 million in connection with the exercise of certain management stock options to purchase common stock of Holding.

In connection with the 1996 Transaction, International, CVCA, certain other institutional investors and certain members of management entered into the New Stockholders Agreement pursuant to which certain stockholders, among other things, (i) were granted certain registration rights and (ii) under certain circumstances, have the right to force a sale of Holding. See "Certain Transactions - Stockholders Agreements."

                            THE EXCHANGE OFFER
PURPOSE AND EFFECT OF THE EXCHANGE OFFER

The Old Notes were sold by the Company on August 24, 1998 to the Initial Purchaser, who placed the Old Notes with institutional investors. In connection therewith, the Company, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which the Company and the Guarantors agreed, for the benefit of the Holders of the Old Notes, that the Company and the Guarantors would, at their sole cost, among other things, (i) within 90 days following the original issuance of the Old Notes, file with the Commission the Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes (except that such New Notes would not contain terms with respect to transfer restrictions) and (ii) cause such Registration Statement to be declared effective under the Securities Act within 150 days following the original issuance of the Old Notes. Upon the effectiveness of the Registration Statement, the Company will offer, pursuant to this Prospectus, to the Holders of Transfer Restricted Securities (as defined herein) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for a like principal amount of New Notes, to be issued without a restrictive legend and which may, generally, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Transfer Restricted Securities may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Transfer Restricted Securities may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such New Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Transfer Restricted Securities where such Transfer Restricted Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company). The Company and the Guarantors have agreed that, for a period of one year after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

If (i) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Guarantors will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note (together with any related note guarantees) until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer,
(ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

The Registration Rights Agreement provides that (i) the Company and the Guarantors will file the Registration Statement with the Commission on or prior to 90 days after the original issuance of the Old Notes, (ii) the Company will use its best efforts to have the Registration Statement declared effective by the Commission on or prior to 150 days after the original issuance of the Old Notes, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Guarantors will commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the dated specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company and the Guarantors will pay Liquidated Damages to each Holder of Old Notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Company and the Guarantors on each Damages Payment Date to the Global Note Holder (as defined herein) by wire transfer of immediately available funds or by Federal funds check and to Holders of Certificated Securities (as defined herein) by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

Holders of Old Notes will be required to make certain representations to the Company and the Guarantors in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, Holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

As of the date of this Prospectus, $25,000,000 aggregate principal amount of the Old Notes are outstanding. The Company has fixed the close of business on January , 1999 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there were registered Holders of the Old Notes.

Holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law (the "DGCL") or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral notice (confirmed in writing) or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of the exchange of Old Notes.

If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offer - Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The term "Expiration Date" shall mean 5:00 p.m., New York City time, on February , 1999, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral notice (confirmed in writing) or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "The Exchange Offer - Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral notice (confirmed in writing) or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

The New Notes will bear interest from October 15, 1998. Interest will be payable on the Old Notes accepted for exchange to, but not including, October 15, 1998.

PROCEDURES FOR TENDERING

The tender of Old Notes by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will first be sent on or about January , 1999, to all Holders of Old Notes known to the Company and the Exchange Agent.

Only a Holder of the Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender any Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, or an Agent's Message, including any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED AND PROPER INSURANCE BE OBTAINED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal or delivering an Agent's Message and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution").

If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes.

If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

By tendering, each Holder will represent to the Company, among other things, that (i) the New Notes acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the persons receiving such New Notes, (ii) neither the Holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, or an Agent's Message, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "The Exchange Offer - Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may effect a tender if:
     (a)the tender is made through an Eligible Institution;
     (b)prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) or an Agent's Message, together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and
    (c)such properly completed and executed Letter of Transmittal (or facsimile thereof) or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other document required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the persons withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "The Exchange Offer - Procedures for Tendering" at any time prior to the Expiration Date.

Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:
      (a)the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or
     (b)any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or
     (c)any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.
If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "The Exchange Offer - Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.



EXCHANGE AGENT

The United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   To:  United States Trust Company of New York, as Exchange Agent

      BY REGISTERED OR CERTIFIED MAIL:                BY FACSIMILE:                  BY HAND BEFORE 4:30 P.M.:
   United States Trust Company of New York           (212) 780-0592           United States Trust Company of New York
                P.O. Box 843                  Attention:  Customer Service                 111 Broadway
               Cooper Station                                                        New York, New York  10006
          New York, New York  10276                                           Attention:  Lower Level Corporate Trust
     Attention: Corporate Trust Services                                                      Window
                                                CONFIRM BY TELEPHONE TO:      BY OVERNIGHT COURIER AND BY HAND AFTER
                                                     (800) 548-6565              4:30 P.M. ON THE EXPIRATION DATE:
                                                                              United States Trust Company of New York
                                                                                           770 Broadway
                                                                                     New York, New York  10003

FEES AND EXPENSES

The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

The New Notes will be recorded at the same carrying value as the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                                CAPITALIZATION
                            (DOLLARS IN THOUSANDS)

The following table sets forth the consolidated capitalization of Holding and its subsidiaries at September 26, 1998. The information in the table below is qualified in its entirety by, and should be read in conjunction with, the historical consolidated financial statements of Holding and the related notes included elsewhere herein.

                                                              AT SEPTEMBER 26, 1998
Marketable securities available to pay interest on 1996 Notes         $13,121
                                                                     =========
Current portion of long-term debt                                     $18,280
                                                                     =========
Long-term debt, excluding current portion:
BERRY PLASTICS CORPORATION:
                                                        Term loans    $54,864
                                                      Nevada Bonds      4,000
                                         Capital lease obligations        378
                                                        1994 Notes    100,000
                                                            Notes      25,000
                                           Debt premium (discount)        869
                                                                     ---------
    Total Berry Plastics long-term debt, excluding current portion    185,111

HOLDING:
                                                        1996 Notes    105,000
                                                                     ---------
      Total consolidated long-term debt, excluding current portion    290,111
                                                                     =========
Stockholders' equity:
Class A Preferred Stock; 800,000 shares authorized;
600,000 shares issued                                                  14,571
Less discount                                                          (2,843)
Class B Preferred Stock; 200,000 shares authorized and issued           5,000
Class A Common Stock, par value $0.01:
Voting:  500,000 shares authorized; 91,000 shares issued                    1
Nonvoting:  500,000 shares authorized; 259,000 shares issued                3
Class B Common Stock, par value $0.01:
Voting:  500,000 shares authorized; 144,936 shares issued                   1
Nonvoting:  500,000 shares authorized; 58,168 shares issued                 1
Class C Common Stock, par value $0.01:
Nonvoting:  500,000 shares authorized; 16,960 shares issued                --
Treasury stock; 726 shares                                                (81)
Additional paid-in capital                                             46,616
Warrants                                                                3,511
Retained earnings (deficit)                                          (181,970)
Cumulative foreign currency transaction adjustment                        112
                                                                      --------
                              Total stockholders' equity (deficit)   (115,078)
                                                                      --------
                                              Total capitalization   $175,033
                                                                      ========

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated statement of operations data of Holding (collectively, the "Pro Forma Statements") give effect to (i) the Offering and (ii) the PackerWare, Virginia Design, Venture Packaging and Norwich Acquisitions, as if the transactions had occurred as of December 29, 1996 for the statement of operations data. The Pro Forma Statements do not purport to represent what Holding's consolidated financial position or results of operations would actually have been if such transactions had in fact occurred on such dates or to project Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based on information and upon assumptions that management believes to be reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and other financial information pertaining to Holding and related notes thereto included elsewhere in this Prospectus.

                            BPC HOLDING CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 27, 1997
                            (DOLLARS IN THOUSANDS)

                                      HOLDING         Acquisitions        Pro Forma        Offering         Pro Forma
                                     HISTORICAL        Adjustments         for the        Adjustments        for the
                                                                         Acquisitions                       Acquisitions
                                                                                                              and the
                                                                                                             Offering
                    Net sales          $226,953          $43,645{(1)}       $270,598         $   --          $270,598
           Cost of goods sold           180,249           34,180{(2)}        214,429             --           214,429
                                        -------          -------             -------        -------           -------
                 Gross margin            46,704            9,465              56,169             --            56,169
           Operating expenses            30,505            6,206{(3)}         36,711             --            36,711
                                        -------          -------             -------        -------           -------
             Operating income            16,199            3,259              19,458             --            19,458
               Other expenses               226                0                 226             --               226
        Interest expense, net            30,246            3,903{(4)}         34,149          1,089{(7)}       35,238
                                        -------          -------             -------        -------           -------
     Loss before income taxes           (14,273)            (644)            (14,917)        (1,089)          (16,006)
                 Income taxes               138              290{(5)}            428             --               428
                                        -------          -------             -------        -------           -------
                     Net loss          ($14,411)           ($934)           ($15,345)        (1,089)         ($16,434)
                                        =======          =======             =======        =======           =======
BERRY PLASTICS CORPORATION DATA:

Cash interest expense, net              $17,187           $3,825{(6)}        $21,012         $1,130           $22,142

                            BPC HOLDING CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       39 WEEKS ENDED SEPTEMBER 26, 1998
                            (DOLLARS IN THOUSANDS)

                                     HOLDING           Norwich          Pro Forma        Offering          Pro Forma
                                    HISTORICAL        Acquisition     for the Norwich    Adjustments     for the Norwich
                                                      Adjustments       Acquisition                        Acquisition
                                                                                                            and the
                                                                                                           Offering
                    Net sales          $205,116            $6,861{(1)}       $211,977       $     --          $211,977
           Cost of goods sold           151,083             5,078{(2)}        156,161             --           156,161
                                        -------             ------            -------         ------           -------
                 Gross Margin            54,033             1,783              55,816             --            55,816
           Operating expenses            31,136               967{(3)}         32,103             --            32,103
                                        -------             ------            -------         ------           -------
            Operating income             22,897               816              23,713             --            23,713
               Other expenses               492                --                 492             --               492
        Interest expense, net            25,691               683{(4)}         26,374            726{(7)}       27,100
                                        -------             ------             ------         ------           -------
Income (loss) before income taxes        (3,286)              133              (3,153)          (726)           (3,879)
                 Income taxes               331                40{(5)}            371             --               371
                                         ------             ------              ------        ------            ------
            Net income (loss)           ($3,617)              $93             ($3,524)         ($726)          ($4,250)
                                         =======            ======             =======        ======            ======
BERRY PLASTICS CORPORATION DATA:
   Cash interest expense, net           $15,288              $683{(6)}        $15,971           $753{(7)}      $16,724

                            BPC HOLDING CORPORATION
      NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                                              YEAR ENDED DECEMBER 27,           39 Weeks
                                                                                      1997                       Ended
                                                                                                            September 26, 1998
PACKERWARE, VIRGINIA DESIGN, VENTURE PACKAGING AND NORWICH ACQUISITION
ADJUSTMENTS:
(1)Partial year net sales of the acquisitions                                          $50,715                   $6,861
Deduct customers lost due to acquisitions                                               (7,070)                      --
                                                                                       -------                   -------
Adjusted net sales for acquisitions                                                    $43,645                   $6,861
                                                                                       =======                   =======
(2)Cost of goods sold of the acquisitions                                              $42,790                   $5,078
Deduct cost of goods sold due to customers lost from acquisitions                       (6,970)                      --
Deduct resin costs due to volume discounts available to Berry                           (1,640)                      --
                                                                                       -------                   -------
Adjusted cost of goods sold for acquisitions                                           $34,180                   $5,078
                                                                                       =======                   =======
(3)Operating expenses of the acquisitions                                               $5,924                     $791
Deduct costs related to closed operating facility, net of incremental costs               (612)                      --
    incurred
Deduct salaries of owners of acquisitions no longer employed by the Company               (455)                    (129)
Add amortization of goodwill resulting from the acquisitions                             1,349                      305
                                                                                       -------                   -------
Adjusted operating expenses for acquisitions                                            $6,206                     $967
                                                                                       =======                   =======
(4)Interest expense of the acquisitions                                                 $1,323                      $59
Add incremental interest expense from the acquisitions                                   2,580                      624
                                                                                       -------                   -------
Adjusted interest expense for acquisitions                                              $3,903                     $683
                                                                                       =======                   =======
(5)Provision for income taxes of the acquisitions                                         $106                     $289
Adjust taxes for the acquisitions                                                          184                     (249)
                                                                                       -------                   -------
Adjusted tax expense for acquisitions                                                     $290                      $40
                                                                                       =======                   =======
(6)Net cash interest expense of the acquisitions                                        $1,323                      $59
Add incremental net cash interest expense from acquisitions                              2,502                      624
                                                                                       -------                   -------
Adjusted net cash interest expense for acquisitions                                     $3,825                     $683
                                                                                       =======                   =======
OFFERING ADJUSTMENTS:
(7)Adjustment of net interest expense:
Cash interest on Notes                                                                  $3,062                   $2,041
Cash interest on debt reduction                                                         (1,932)                  (1,288)
Amortization of premium on Notes                                                          (239)                    (159)
Amortization of deferred financing costs associated with the Offering                      198                      132
                                                                                       -------                   -------
Change in net interest expense                                                          $1,089                     $726
                                                                                       =======                   =======

                      SELECTED HISTORICAL FINANCIAL DATA

                            (DOLLARS IN THOUSANDS)
The following selected financial data of Holding and its subsidiaries as of and for the five fiscal years ended December 27, 1997 are derived from the consolidated financial statements of Holding which have been audited by Ernst & Young LLP, independent auditors. The following selected consolidated financial data for the 39 weeks ended September 27, 1997 and September 26, 1998 are derived from the unaudited condensed consolidated financial statements of Holding and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Operating results for the 39 weeks ended September 26, 1998 are not necessarily indicative of the results that may be achieved for Holding's fiscal year ending January 2, 1999. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, related notes and other financial information included in this Prospectus.

                                                                  Fiscal                              Twenty-Six Weeks Ended
                                    ----------------------------------------------------------------  ---------------------
Statement of Operations Data:        1993          1994          1995          1996          1997   September 27,  September 26,
                                                                                                        1997         1998
                                    -------      --------      --------      --------      --------   --------     ---------
Net Sales .......................   $87,830      $106,141      $140,681      $151,058      $226,953   $164,715     $205,116
Cost of goods sold ..............    65,652        73,997       102,484       110,110       180,249    129,054      151,083
                                    -------      --------      --------      --------      --------   --------     --------
Gross margin ....................    22,178        32,144        38,197        40,948        46,704     35,661       54,033
Operating expenses (1) ..........    14,447        15,160        17,670        23,679        30,505     21,508       31,136
                                    -------      --------      --------      --------      --------   --------     --------
Operating income ................     7,731        16,984        20,527        17,269        16,199     14,153       22,897
Other expenses (2) ..............     2,780           184           127           302           226         89          492
Interest expense, net (3) .......     6,582        10,972        13,389        20,075        30,246     22,069       25,691
                                    -------      --------      --------       -------      --------    -------     --------
Income (loss) before income taxes    (1,631)        5,828         7,011        (3,108)      (14,273)    (8,005)      (3,286)
    and extraordinary charge ....
Income taxes ....................        72            11           678           239           138        151          331
                                    -------      --------      --------      --------      --------   --------     --------
Income (loss) before extraordinary
    charge ......................    (1,703)        5,817         6,333        (3,347)      (14,411)    (8,156)      (3,617)
Extraordinary charge (4) ........         -         3,652             -             -             -          -            -
                                    -------      --------      --------      --------      --------   --------     --------
Net income (loss) ...............   $(1,703)     $  2,165     $   6,333     $  (3,347)   $  (14,411) $  (8,156)   $  (3,617)
                                    =======      ========      ========      ========      ========   ========     ========
Preferred stock dividends .......   $     -      $      -     $       -     $  (1,116)   $   (2,558) $  (1,757)   $  (2,620)
Common stock dividends ..........         -        50,000             -             -             -          -            -

BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital .................  $    384      $ 13,393      $ 13,012      $ 15,910      $ 20,863    $13,769      $ 5,020
Fixed assets ....................    36,615        38,103        52,441        55,664       108,218    109,420      104,564
Total assets ....................    60,143        91,790       103,465       145,798       239,444    250,908      248,521
Total debt ......................    40,936       112,287       111,676       216,046       306,335    299,736      308,391
Stockholders' equity (deficit) ..     5,973       (38,838)      (32,484)      (97,550)     (108,975)  (101,919)    (115,078)

OTHER DATA:
Adjusted EBITDA (5)..............   $20,840       $25,683       $30,716       $33,319       $39,340    $30,108      $45,305
Cash provided by operating
  activities ....................    14,110        15,555        12,969        14,426        14,154      9,614       28,580
Cash used for investing
  activities ....................    (3,821)       (9,495)      (25,385)      (14,639)     (102,102)   (91,232)     (25,036)
Cash provided by (used for)
  financing activities ..........    (9,859)        2,184        11,124         2,370        80,444     73,868          890
Depreciation and amortization (6)    11,198         8,176         9,536        11,331        19,026     12,622       17,949
Capital expenditures ............     5,586         9,118        11,247        13,581        16,774      8,795       13,540
Ratio of earnings to
 fixed charges(7) ...............        -            1.5x          1.4x            -             -          -            -

  ________________________________
   (1) Operating expenses include $3,675 of costs associated principally with the shutdown and disposal of a facility acquired in the Mammoth Acquisition and $330 of costs related to an unsuccessful acquisition in fiscal 1993; $116 in pursued acquisition costs in fiscal 1994; pursued acquisition costs of $473 and business start-up expenses of $394 in fiscal 1995; compensation expense related to the 1996 Transaction of $2,762, Tri-Plas Acquisition start-up expenses of $671 and $907 for costs related to the consolidation of the Winchester, Virginia facility during fiscal 1996; business start-up and machine integration expenses of $3,255 related to the 1997 Acquisitions and plant consolidation expenses of $480 and $368 related to the shutdown of the Winchester, Virginia and Reno, Nevada facilities, respectively, during fiscal 1997; plant consolidation expenses related to the shutdown of the Winchester and Reno facilities of $365 and $414, respectively, and $2,004 of integration expenses related to the 1997 Acquisitions for the thirty-nine weeks ended September 27, 1997; and $1,080 of business start-up and machine integration expenses related to the 1997 Acquisitions and plant consolidation expenses of $2,072 and $87 related to the shutdown of the Anderson, South Carolina and Reno, Nevada facilities, respectively, for the thirty-nine weeks ended September 26, 1998.
  (2) Other expenses consist of loss on disposal of property and equipment for the respective periods.
   (3) Includes non-cash interest expense of $1,617, $1,178, $950, $1,212 and $2,005 in fiscal 1993, 1994, 1995, 1996 and 1997, respectively, and $1,139 and
$1,335 for  the  thirty-nine  weeks  ended September 27, 1997 and September 26,
1998.
  (4) During 1994, an extraordinary charge of $3.7 million was recognized as a result of the retirement of debt concurrent with the issuance of the 1994 Notes.
  (5) Adjusted EBITDA is defined as income (loss) before income taxes, net interest expense, depreciation and amortization of intangibles adjusted to exclude (i) non-cash charges relating to amortization of restricted stock awards and market value adjustment related to stock options, (ii) other non-recurring or "one-time" expenses as described in Note (1) above, (iii) loss on disposal of property and equipment as described in Note (2) above, and (iv) management fees and reimbursed expenses paid to First Atlantic (as defined herein). EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur debt. However, EBITDA should not be considered in isolation or as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, the Company's calculation of EBITDA may differ from that presented by certain other companies and thus may not be comparable to similarly titled measures used by other companies.
  (6) Depreciation and amortization excludes non-cash amortization of deferred financing and origination fees and debt discount amortization which are included in interest expense.
   (7) In calculating the ratio of earnings to fixed charges, earnings consist of (i) income (loss) before income taxes, plus (ii) fixed charges consisting of interest on indebtedness (including amortization of deferred financing fees), plus (iii) that portion of lease rental expense representative of the interest factor. Earnings were inadequate to cover fixed charges for fiscal 1993, 1996 and 1997 and the twenty-six weeks ended September 27, 1997 and September 26, 1998 by $1,468, $3,333, $14,614, $8,244 and $3,611, respectively.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following information should be read in conjunction with "Selected Historical Financial Data" and the consolidated financial statements and the notes thereto included elsewhere in this Prospectus. Unless the context requires otherwise, the "Company" as used in this Management's Discussion and Analysis of Financial Condition and Results of Operations shall include Holding and its subsidiaries on a consolidated basis.

OVERVIEW
The Company is highly leveraged. The high degree of leverage could have important consequences, including, but not limited to, the following: (i) a substantial portion of Berry's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Berry for other purposes; (ii) Berry's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (iii) certain of Berry's borrowings will be at variable rates of interest, which will expose Berry to the risk of higher interest rates; (iv) the indebtedness outstanding under the Credit Facility is secured by substantially all of the assets of Berry and matures prior to the maturity of the Notes; (v) Berry is substantially more leveraged than certain of its competitors, which may place Berry at a competitive disadvantage, particularly in light of its acquisition strategy; and (vi) Berry's degree of leverage may hinder its ability to adjust rapidly to changing market conditions and could make it more vulnerable in the event of a downturn in general economic conditions or its business.

Berry's ability to pay principal and interest on the Notes will depend on Berry's financial and operating performance, which in turn are subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. However, if Berry cannot generate sufficient cash flow from operations to meet its obligations, then it may be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that any of these remedies could be effected on satisfactory terms, if at all.

Consolidated earnings have been insufficient to cover fixed charges by $3.3 million, $14.6 million, $16.3 million and $4.2 million for fiscal year 1996, 1997, pro forma year ended
December 27, 1997, and pro forma thirty-nine weeks ended September 26, 1998, respectively. In addition, Holding has experienced consolidated net losses during each of such periods principally as a result of expenses and charges incurred in connection with acquisitions by Berry. These net losses were $3.3 million, $14.4 million, $16.4 million, and $4.3 million for fiscal 1996, fiscal 1997, pro forma year ended December 27, 1997, and pro forma thirty-nine weeks ended September 26, 1998. Holding expects that it will continue to experience consolidated net losses for the foreseeable future.

RESULTS OF OPERATIONS

39 WEEKS ENDED SEPTEMBER 26, 1998 ("YTD")
COMPARED TO 39 WEEKS ENDED SEPTEMBER 27, 1997 ("PRIOR YTD")

NET SALES. Net sales increased $40.4 million, or 25%, to $205.1 million for the YTD from $164.7 million for the prior YTD with an approximate 2% decrease in net selling prices due mainly to competitive market conditions. The increase in net sales can be primarily attributed to the addition of Venture Packaging with YTD net sales of approximately $30.6 million, the addition of Norwich Moulders with YTD net sales of $3.6 million, and higher non-Venture Packaging container sales of $3.5 million.

GROSS MARGIN. Gross margin increased by $18.4 million to $54.0 million for the YTD from $35.7 million for the prior YTD. This increase in gross margin can be attributed to the combined impact of the sales volume, productivity improvement initiatives and the cyclical impact of lower raw material costs.

OPERATING EXPENSES. Selling expenses increased by $2.9 million to $10.9 million for the YTD from $8.0 million for the prior YTD principally as a result of expanded sales coverage related to the acquisition of Venture Packaging and increased product development and marketing expenses. General and administrative expenses increased by $4.7 million to $13.3 million YTD from $8.6 million for the prior YTD. The increase of $4.7 million is primarily attributable to increased patent litigation expenses and increased accrued employee profit sharing expense. YTD one-time transition expenses include $2.2 million related to the shutdown of the Reno and Anderson facilities and $1.0 million related to the 1997 Acquisitions. One-time transition expenses for the prior YTD were $2.0 million related to the 1997 acquisitions, and $0.8 million related to the Winchester and Reno plant consolidations.

INTEREST EXPENSE. Interest expense increased $2.8 million to $26.5 million for the YTD compared to $23.7 million for the prior YTD primarily due to additional borrowings under the Credit Facility to support the 1997 and Norwich Moulders acquisitions.

INCOME TAX. The Company's income tax expense was $0.3 million for the YTD compared to an income tax expense of $0.2 million in the prior YTD. The Company continues to operate in a net operating loss carryforward position for Federal income tax purposes.

NET LOSS. Net loss for the YTD of $3.6 million improved $4.5 million from a net loss of $8.1 million for the prior YTD for the reasons discussed above.

YEAR ENDED DECEMBER 27, 1997
COMPARED TO YEAR ENDED DECEMBER 28, 1996

NET SALES. Net sales increased 50.2% to $227.0 million in 1997, up $75.9 million from $151.1 million in 1996, which sales included an approximate 2% increase in net selling price due mainly to the impact of cyclical adjustments in the price of plastic resin. Container sales increased $30.1 million in 1997, primarily due to the continued market strength of base products and the Venture Packaging, Virginia Design and Container Industries Acquisitions. Net sales in the drink cup product line increased $23.8 million in 1997 as a result of the PackerWare Acquisition and a strong increase in existing drink cup business. Aerosol overcap net sales were relatively flat, decreasing approximately $2.6 million. The PackerWare
Acquisition also brought the Company into the housewares product market, which provided an additional $17.5 million of net sales in 1997. Other product lines, including custom molded products and custom mold building, increased $7.1 million due to large custom programs that occurred in 1997.

GROSS MARGIN. Gross margin increased $5.8 million or 14.1% from $40.9 million (27.1% of net sales) in 1996 to $46.7 million (20.6% of net sales) in 1997. The increase in gross margin is primarily attributed to increased sales volume as described above. The gross margin as a percent of net sales derived from the 1997 Acquisitions was approximately 10.6% compared to 23.8% for non-acquisition related sales. Significant productivity improvements were made during the year, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of the Company's facilities. These productivity improvements were offset by increased resin prices in 1997 and the transition expenses of the 1997 Acquisitions.

OPERATING EXPENSES. Operating expenses during 1997 were $30.5 million (13.4% of net sales), compared with $23.7 million (15.7% of net sales) for 1996. Sales related expenses, including the cost of expanded sales coverage and higher product development and marketing expenses, increased $4.4 million, primarily as a result of the 1997 Acquisitions ($3.3 million). General and administrative expenses decreased $2.3 million in 1997 primarily as a result of the $2.8 million one-time compensation expense incurred in 1996 which related to the 1996 Transaction. Intangible amortization increased from $0.5 million in 1996 to $2.2 million for 1997, primarily as a result of the amortization of $1.6 million related to the 1997 Acquisitions.

Other expense increased $2.5 million from $1.6 million for 1996 to $4.1 million in 1997. The 1997 Acquisitions resulted in a charge of $3.2 million in 1997 for start-up related expenses. The PackerWare Acquisition included a facility in Reno, Nevada, which was closed in 1997. Expense related to the closing of the Reno facility was $0.5 million in 1997. Plant closing expenses related to the Winchester, Virginia facility resulted in expenses of $0.4 million for 1997. Included in 1996 was a charge of $0.7 million of start-up related expenses associated with the Tri-Plas Acquisition and $0.9 million related to the Winchester plant closing.

INTEREST EXPENSE AND INCOME. Net interest expense, including amortization of deferred financing costs for 1997, was $30.2 million (13.3% of net sales) compared to $20.1 million (13.3% of net sales) in 1996, an increase of $10.1 million. This increase is due to the full year impact of the 1996 Transaction, which occurred in June 1996. The 1996 Transaction included an offering of $105.0 million aggregate principal amount of the 1996 Notes, which bear interest at 12.5% annually. $35.6 million of the proceeds from the 1996 Notes were placed in escrow to pay the first three years of interest on the 1996 Notes. Interest is payable semi-annually on June 15 and December 15 of each year. Cash interest paid in 1997 was $29.9 million as compared to $19.7 million for 1996. Interest income for 1997 was $2.0 million, up from $1.3 million in 1996, also attributed to the full year impact of the 1996 Transaction.

INCOME TAXES. During fiscal 1997, the Company incurred $0.1 million in Federal and state income tax compared to $0.2 million for fiscal 1996. The Company continues to operate in a net operating loss carryforward position for Federal income tax purposes.

NET INCOME (LOSS) AND EBITDA.   The Company recorded a net loss
of $14.4 million in 1997 compared to a $3.3 million net loss in 1996 for the reasons stated above.

YEAR ENDED DECEMBER 28, 1996
COMPARED TO YEAR ENDED DECEMBER 30, 1995

NET SALES. Net sales increased 7% to $151.1 million in 1996, up $10.4 million from $140.7 million in 1995. Sales of aerosol overcaps increased $6.1 million. This growth of 14% was mainly due to a strengthening of base business and the addition of new products. Container sales increased $9.7 million in 1996, due to the continued market strength of base products and the Tri-Plas Acquisition. Sales in the drink cup product line declined $3.2 million principally because a national promotion from a major marketer that was received in 1995 was not repeated in 1996. Other product lines, including custom molded products and custom mold building, decreased $2.2 million also due to a custom program that occurred in 1995 but was not repeated in 1996. Overall, prices declined approximately 2.0% from 1995 due to both market response to changing raw material prices and competitive market conditions.

GROSS MARGIN. Gross margin increased $2.7 million or 7.1% from $38.2 million (27.2% of net sales) for 1995 to $40.9 million (27.1% of net sales) in 1996. The increase in gross margin is primarily attributed to increased sales volume. Significant productivity improvements were made during the year, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of the Company's facilities. The increase in operating efficiency offset the previously mentioned price declines, preserving the Company's gross margin as a percentage of sales.

The Winchester, Virginia facility, which was added to the Company as part of the Sterling Products Acquisition and used primarily for the production of drink cups, was consolidated into other Berry locations late in 1996 to better utilize the operating leverage at other manufacturing facilities throughout the Company.

OPERATING EXPENSES. Operating expenses during 1996 were $23.7 million (15.7% of net sales), compared with $17.7 million (12.6% of net sales) for 1995. Sales related expenses, including the cost of expanded sales coverage, and higher product development and marketing expenses, increased $1.3 million. General and administrative expenses increased $4.3 million, including $2.7 million due to a one-time compensation expense directly related to the 1996 Transaction, patent litigation expenses of $0.8 million and $0.6 million of additional expense as a result of the Tri-Plas Acquisition.

Other expense increased $0.7 million from $0.9 million for 1995 to $1.6 million in 1996. Included in 1996 was a charge of $0.9 million for plant closing expenses related to the Winchester, Virginia facility, and $0.6 million of start-up related expense associated with the Tri-Plas Acquisition. Included in 1995 expense was a charge of $0.5 million due to the discontinued pursuit of a potential acquisition and $0.2 million of costs associated with the transfer of the Tri-Plas business.

INTEREST EXPENSE AND INCOME. Net interest expense, including amortization of deferred financing costs for 1996, was $20.1 million (13.3% of net sales) compared to $13.4 million (9.5% of net sales) in 1995, an increase of $6.7 million. This increase is due to the 1996 Transaction, when the Company completed an offering of $105.0 million aggregate principal amount of the 1996 Notes which bear interest at 12.5% annually. Interest is payable semi-annually on June 15 and December 15 of each year. Cash interest paid in 1996 was $19.7 million as compared to $13.4 million for 1995. Interest income for 1996 was $1.3 million and 1995 was $0.6 million.

INCOME  TAXES.   During  fiscal 1996, the Company incurred $0.2
million in income tax compared to $0.7 million of income tax for fiscal 1995.

NET INCOME (LOSS) AND EBITDA. The Company recorded a net loss of $3.3 million in 1996 compared to net income in 1995 of $6.3 million for the reasons stated above.

INCOME TAX MATTERS
Holding has unused operating loss carryforwards of $21.7 million for Federal income tax purposes which begin to expire in 2010. AMT credit carryforwards of approximately $2.0 million are available to Holding indefinitely to reduce future years' Federal income taxes.

LIQUIDITY AND CAPITAL RESOURCES
The Company has a credit facility with NationsBank, N.A. for a senior secured line of credit in an aggregate principal amount of $132.6 million (plus the UK Revolver (as defined herein) and the UK Term Loan (as defined herein)). The Credit Facility provides Berry with a $50.0 million revolving line of credit (plus <pound-sterling>1.5 million under the UK Revolver), subject to a borrowing base formula, $63.7 million in term loan facilities (plus <pound-sterling>4.5 million under the UK Term
Loan), and $5.6 million in letters of credit to support Berry's and its subsidiaries' obligations under the Nevada Bonds. The indebtedness under the Credit Facility is guaranteed by Holding and the Company's subsidiaries. The Credit Facility requires the Company to comply with specified financial ratios and tests, including a minimum Tangible Capital Funds (as defined in the Credit Facility) test, maximum leverage ratio, interest coverage ratio, debt service coverage ratio and a fixed charge coverage ratio. At September 26, 1998, the last quarterly test date, the Company was in compliance with all of the financial covenants and tests tested on such date. See "Description of Certain Indebtedness - Credit Facility."

The 1994 Indenture and the 1996 Indenture restrict, and the Indenture will restrict, the Company's ability to incur additional debt and contains other provisions which could limit the liquidity of the Company. At September 26, 1998, the Company had unused borrowing capacity under the Credit Facility's borrowing base of $40.4 million. Any additional indebtedness above the borrowing base requires approval from the Credit Facility's lenders. See "Description of Certain Indebtedness" and "Description of Notes."

Net cash provided by operating activities was $28.6 million for the YTD, an increase of $19.0 million from the prior YTD. The increase is primarily the result of improved operating performance with income before depreciation and amortization increasing $9.7 million from the prior YTD. Net working capital changes (defined as accounts receivable, inventories, prepaid expenses, other receivables, accounts payable and accrued expenses) also increased for the YTD cash $7.3 million from the prior YTD. Net cash provided by operating activities was $14.2 million in 1997 as compared to $14.4 million in 1996. The decrease can be attributed to a reduction in accounts payable of approximately $3.5 million resulting from a discounting program with a key supplier offset partially by positive operating cash flows generated primarily from increased sales volume.

YTD capital spending of $13.5 million included $7.4 million for molds and machines and $6.1 million for building and accessory equipment. Berry currently intends to finance future capital spending through cash flow from operations, existing cash balances and cash available under the Credit Facility's revolving line of credit. As of September 26, 1998, the
Company had $5.1 million of committed capital projects. Capital expenditures in 1997 were $16.8 million, an increase of $3.2 million from $13.6 million in 1996. Included in capital expenditures during 1997 was $3.3 million relating to the addition of a new warehouse, production systems and offices necessary to support production operating levels throughout the Company. Capital expenditures also included investment of $8.7 million for molds, $1.2 million for molding machines, $1.4 million for printing equipment and $2.2 million for miscellaneous accessory equipment and systems.

Increased working capital needs occur whenever the Company experiences strong incremental demand or a significant rise in the cost of raw material, particularly plastic resin. However, the Company anticipates that its cash interest, working capital and capital expenditure requirements for 1998 will be satisfied through a combination of funds generated from operating activities and cash on hand, together with funds available under the Credit Facility. Management bases such belief on historical experience and the substantial funds available under the Credit Facility. However, the Company cannot predict its future results of operations.

The Indenture and the 1994 Indenture restrict, and the Credit Facility prohibits, Berry's ability to pay any dividend or make any distribution of funds to Holding to satisfy interest and other obligations on the 1996 Notes. Based upon historical operating results, without a substantial increase in the operating results of Berry, management anticipates that it will be unable to generate sufficient cash flow to permit a dividend to Holding in an amount sufficient to meet Holding's interest payment obligations under the 1996 Notes which begin after the depletion in June 1999 of the escrow account that was established to pay such interest and the expiration of Holding's option to pay interest by issuing additional 1996 Notes. In that event, management anticipates that such obligations will only be met by refinancing the 1996 Notes or raising capital through equity offerings. No assurance can be given that then-current market conditions would permit Holding to consummate a refinancing or equity offering.

At  September 26, 1998, the Company's  cash  balance  was  $7.1 million, and the Company had unused borrowing capacity under the Credit Facility's borrowing base of approximately $40.4 million.

GENERAL ECONOMIC CONDITIONS AND INFLATION

The Company faces various economic risks ranging from an economic downturn adversely impacting the Company's primary markets to market fluctuations in plastic resin prices. In the short term, rapid increases in resin cost, such as those experienced during 1996, may not be fully recovered through price increases to customers. Also, shortages of raw materials may occur from time to time. In the long term, however, raw material availability and price changes generally do not have a material adverse effect on gross margin. Cost changes generally are passed through to customers. In addition, the Company believes that its sensitivity to economic downturns in its primary markets is less significant due to its diverse customer base and its ability to provide a wide array of products to numerous end markets.

The Company believes that it is not affected by inflation except to the extent that the economy in general is thereby affected. Should inflationary pressures drive costs higher, the Company believes that general industry competitive price increases would sustain operating results, although there can be no assurance that this will be the case.

IMPACT OF YEAR 2000

The Company has been working on modifying or replacing portions of its software since 1991 so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. Because the Company commenced this process early, the costs incurred to address this issue in any single year have not been significant. The Company's current business applications are Year 2000 compliant. Acquired businesses are converted to the Company's applications for Year 2000 compliance and consistency in applications and reporting. The most recent acquired business is expected to be converted to the Company's applications on January 4, 1999.

Also, the Company is currently replacing significant portions of its primary information systems, principally because of the growth the Company has experienced in recent years due to acquisitions. Such replacement will allow the Company to continue to achieve its future growth plans and will be fully Year 2000 compliant. The Company anticipates that the implementation of such systems will occur before the Year 2000.

The current estimated cost for replacing or fixing non-business
application   systems   is  $110,000.   These  systems  include
personal computers, postage machines, plant automation and telephone systems.

Vendor survey responses are expected by the end of 1998. After review of the responses, a plan will be put in place by the end of March 1999 to minimize the risk of vendors' not meeting the Year 2000 deadline. To date, the Company is not aware of any external agent with a Year 2000 issue that would materially impact the Company's results of operations, liquidity or capital resources. However, the Company has no means of ensuring that external agents will be Year 2000 compliant. The inability of external agents to complete their Year 2000 resolution process in a timely fashion could materially impact the Company. The effect of non-compliance by external agents is not determinable.

Management of the Company believes it has an effective program in place to resolve the Year 2000 issue in a timely manner. However, the Company could incur a material disruption, such as the inability to produce product, should significant suppliers not be Year 2000 ready. In addition, disruptions in the economy resulting from Year 2000 issues could also materially adversely affect the Company. The amount of potential liability and lost revenue cannot be reasonably estimated at this time. The Company currently has no contingency plans in place in the event it does not complete all phases of the Year 2000 program. The Company plans to evaluate the status of completion in March 1999 and determine whether such a plan is necessary.

                           BUSINESS
GENERAL

The Company is a leading domestic manufacturer and marketer of plastic packaging products focused on four key markets: the aerosol overcap, rigid open-top container, drink cup and houseware markets. Within each of its markets, the Company concentrates on manufacturing value-added products sold to marketers of image-conscious industrial and consumer products that utilize the Company's proprietary molds, superior color matching capabilities and sophisticated multi-color printing capabilities. The Company believes that it is the largest supplier of aerosol overcaps in the United States, with sales of over 1.4 billion overcaps in 1997. Berry also believes that it is the largest domestic supplier of thinwall, child-resistant and pry-off open top containers. Berry has utilized its national sales force and existing molding and printing capacity at multiple-plant locations to become a leader in the plastic drink cup market, which includes the Company's 32 ounce and 44 ounce DT cups, which fit in standard vehicle cup holders. The Company entered the housewares market (which includes the lawn and garden market) for semi-disposable plastic products, sold primarily to national retail marketers, as a result of the acquisition of PackerWare in January 1997. From fiscal 1993 to fiscal 1997, on a pro forma basis, the Company's net sales increased from $87.8 million to $270.6 million, representing a CAGR of 32%.

The Company supplies aerosol overcaps for a wide variety of commercial and consumer products. Similarly, the Company's containers are used for packaging a broad spectrum of commercial and consumer products. The Company's plastic drink cups are sold primarily to fast food restaurants, convenience stores, stadiums, table top restaurants and retail. The Company also sells houseware products, primarily seasonal, semi-disposable housewares and lawn and garden items, to major retail marketers. Berry's customer base is comprised of over 4,000 customers with operations in a widely diversified range of markets. The Company's top ten customers accounted for approximately 19% of the fiscal 1997 net sales, and no customer accounted for more than 4% of the Company's net sales in fiscal 1997.

The historical allocation of the Company's total net sales among its product categories is as follows:

                                                                     FISCAL                          Thirty-nine
                                                                                                     Weeks Ended
                                                     1995               1996              1997       September 26, 1998
                      Aerosol overcaps                 31%                33%               21%         17%
             Rigid open-top containers                 51                 53                49          54
                            Drink cups                 12                  9                17          15
                            Housewares                 --                 --                 8           9
                                 Other                  6                  5                 5           5

The Company believes that it derives a strong competitive position from its state-of-the-art production capabilities, extensive array of proprietary molds in a wide variety of sizes and styles and dedication to service and quality. In the aerosol overcap market, the Company distinguishes itself with superior color matching capabilities, which is of extreme importance to its base of image-conscious consumer products customers, and proprietary packing equipment, which enables the Company to deliver a higher quality product while lowering warehousing and shipping costs. In the container market, an in-house graphic arts department and sophisticated printing and decorating capabilities permit the Company to offer extensive value-added decorating options. The Company's drink cup product line is strengthened by both the larger market share and diversification provided through its acquisition of PackerWare. Berry entered the housewares business with its acquisition of PackerWare, which has a reputation for outstanding quality and service among major retail marketers and for products which offer high value at a reasonable price to consumers. The Company believes that it is an industry innovator, particularly in the area of decoration. These market-related strengths, combined with the Company's modern proprietary mold technology, high speed molding capabilities and multiple-plant locations, all contribute to the Company's strong market position.

In addition to these marketing and manufacturing strengths, the Company believes that its close working relationships with customers are crucial to maintaining market positions and developing future growth opportunities. The Company employs a direct sales force which is focused on working with customers and the Company's production and product design personnel to develop customized packaging that enhances customer product differentiation and improves product performance. The Company works to develop innovative new products and identify and pursue non-traditional markets that can use existing Company products.

AEROSOL OVERCAP MARKET

The Company believes it is the leader in the U.S. market for aerosol overcaps. Approximately one-third of this market consists of national marketers who produce overcaps in-house for their own needs. Management believes that a portion of these in-house producers will increase the outsourcing of their production to high technology, low cost manufacturers, such as the Company, as a means of reducing manufacturing assets and focusing on their core marketing objectives.

The Company's aerosol overcaps are used in a wide variety of end-use markets including spray paints, household and personal care products, insecticides and a myriad of other commercial and consumer products. Most U.S. manufacturers and contract fillers of aerosol products are customers of the Company for some portion of their needs. In fiscal 1997, no single overcap customer accounted for more than 3% of the Company's total net sales.

Management believes that, over the years, the Company has developed several significant competitive advantages, including a reputation for outstanding quality, short lead-time requirements, long-standing relationships with major customers, the ability to accurately reproduce over 3,500 colors, proprietary packing technology that minimizes freight cost and warehouse space, high-speed, low-cost molding and decorating capability and a broad product line of proprietary molds. The Company continues to develop new products in the overcap market, including the "spray-thru" line of aerosol overcaps.

The Company's major competitor in this product line is Knight Engineering. In addition, a number of companies, including several of the Company's customers (e.g., S.C. Johnson, Cheseborough-Ponds and Reckitt & Colman), currently produce aerosol overcaps for their own use.

CONTAINER MARKET

The Company classifies its containers into six product lines: thinwall, child-resistant, pry-off, dairy, polypropylene and industrial. Management believes that the Company is the leading U.S. manufacturer in the thinwall, child-resistant and pry-off product lines. Management considers industrial containers to be a commodity market, characterized by little product differentiation and an absence of higher margin niches. The following table describes each of the Company's six product lines.

PRODUCT LINE                  DESCRIPTION                      SIZES                  MAJOR END MARKETS
Thinwall                Thinwalled, multi-purpose         6 oz. to 2 gallons       Food, promotional products, toys
                        containers with or without                                 and a wide variety of other uses
                        handles and lids

Child-resistant         Containers that meet Consumer     2 lbs. to 2 gallons      Pool and other chemicals
                        Product Safety Commission
                        standards for child safety

Pry-off                 Containers having a tight lid-fit 4 oz. to 2 gallons       Building products, adhesives,
                        and requiring an opening device                            other industrial uses

Dairy                   Thinwall containers in            6 oz. to 5 lbs., Multi-  Cultured dairy products including
                        traditional dairy market sizes    pack                     yogurt, cottage cheese, sour
                        and styles                                                 cream and dips

Polypropylene           Usually clear containers in       6 oz. to 5 lbs.          Food, deli, sauces, salads
                        round, oblong or rectangular
                        shapes

Industrial              Thick-walled, larger pails        2.5 to 5 gallons         Building products, chemicals,
                        designed to accommodate heavy                              paints, other industrial uses
                        loads

The largest end-uses for the Company's containers are food products, building products, chemicals and dairy products. The Company has a diverse customer base for its container lines, and no single container customer exceeded 3% of the Company's total net sales in fiscal 1997.

Management believes that no other container manufacturer in the U.S. has the breadth of product line offered by the Company. The Company's container capacities range from 4 ounces to 5 gallons and are offered in various styles with accompanying lids, bails and handles, as well as a wide array of decorating options. In addition to a complete product line, the Company has sophisticated printing capabilities, an in-house graphic arts department, low cost manufacturing capability with nine plants strategically located throughout the United States and a dedication to high quality products and customer service. Product engineers, located in most of the Company's facilities, work with customers to design and commercialize new containers.

The Company seeks to develop niche container products and new applications by taking advantage of the Company's state-of-the-art decorating and graphic arts capabilities and dedication to service and quality. Management believes that these capabilities have given the Company a significant competitive advantage in certain high-margin niche container applications for specialized products. Examples include popcorn containers for new movie promotions and professional and college sporting and entertainment events, where the ability to produce sophisticated and colorful graphics is crucial to the product's success. In order to identify new applications for existing products, the Company relies extensively on its national sales force. Once these opportunities are identified, the Company's sales force interfaces with product design engineers to meet customers' needs. Finally, the quality and performance of the Company's dairy product line have enabled the Company to establish a solid and growing reputation in this market.

In non-industrial containers, the Company's strongest competitors include Airlite, Sweetheart, Landis, Cardinal and Polytainers. The Company also produces commodity industrial pails for a market which is dominated by large volume competitors such as Letica, Plastican, NAMPAC and Ropak. The Company does not participate heavily in this market due to generally lower margins. The Company intends to selectively participate in the industrial container market when higher margin opportunities, equipment utilization or customer requirements make participation an attractive option.

DRINK CUP MARKET

The Company believes that it is a leading provider of plastic drink cups in the U.S. As beverage producers, convenience stores and fast food restaurants increase their marketing efforts for larger sized drinks, the Company believes that the plastic drink cup market will expand because of plastic's desirability over paper for larger drink cups. Injection-molded plastic cups range in size from 12 to 64 ounces, and often come with lids. Primary markets are fast food restaurants, convenience stores, stadiums, table top restaurants and retail. Virtually all cups are decorated, often as promotional items, and Berry is known in the industry for innovative, state-of-the-art graphics capability.

Berry has historically supplied a full line of traditional straight-sided and DT style drink cups from 12 to 64 ounces with disposable and reusable lids primarily to fast food and convenience store chains. With the PackerWare Acquisition, the Company expanded its presence while diversifying into the stadium and table top restaurant markets. The 64 ounce cup, which has been highly successful with convenience stores, is one of the Company's fastest growing drink cups. In addition to a full product line, Berry has the advantage of being the only supplier that can provide sophisticated printing and/or labeling capacity on a nation-wide basis; in 1997, five different plants molded and decorated drink cups. Major drink cup competitors include Packaging Resources Incorporated, Pescor Plastics and WNA (formerly Cups Illustrated).

HOUSEWARES MARKET

The Company entered the housewares market as a result of the PackerWare Acquisition in January 1997. The housewares market is a multi-billion dollar market. The Company's participation is limited to seasonal (spring and summer) semi-disposable plastic housewares and plastic lawn and garden products, which consist primarily of outdoor flower pots. Berry sells virtually all of its products in this market through major national retail marketers and national chain stores.

PackerWare's historical position with this market was to provide a high value to consumers at a relatively modest price, consistent with the key price points of the retail marketers. Berry believes outstanding service and fashion capabilities further enhance its position in this market.

CUSTOM MOLDED PRODUCTS MARKET

The Company also produces custom molded products by utilizing molds provided by its customers. Typically, the low cost of entry in the custom molded products market creates a commodity-like marketplace. However, the Company has focused its custom molding efforts on those customers that are cognizant of the Company's mold and product design expertise, superior color matching abilities and sophisticated multi-color printing capabilities. The majority of the Company's custom business in 1997 required specialized equipment and expertise, supporting the Company's desire to pursue higher volume-added niche opportunities in every market in which it participates.

MARKETING AND SALES

The Company reaches its large and diversified base of over 4,000 customers primarily through its direct field sales force, which has been expanded from 14 sales representatives in fiscal 1990 to 45 at the end of fiscal 1997. These field sales representatives are focused on individual product lines, but are encouraged to sell all Company products to serve the needs of the Company's customers. The Company believes that a direct field sales force is able to better focus on target markets and customers, with the added benefit of permitting the Company to control pricing decisions centrally. The Company also utilizes the services of manufacturing representatives to augment its direct sales force.

The Company believes that it has a reputation for a high level of customer satisfaction. Highly skilled customer service representatives are located in each of the Company's facilities to support the national field sales force. In addition, telemarketing representatives, marketing managers and sales/marketing executives oversee the marketing and sales efforts. Manufacturing and engineering personnel work closely with field sales personnel to satisfy customers' needs through the production of high-quality, value-added products and on-time deliveries.

Additional marketing and sales techniques include a Graphic Arts department with computer-assisted graphic design capabilities and in-house production of photopolymer printing plates. Berry also has a centralized Color Matching and Materials Blending department that utilizes a computerized spectrophotometer to insure that colors match those requested by customers.

MANUFACTURING

GENERAL
The Company manufactures its products using the plastic injection molding process. The process begins when plastic resin, in the form of small pellets, is fed into an injection molding machine. The injection molding machine then melts the plastic resin and injects it into a multi-cavity steel mold, forcing the plastic resin to take the final shape of the product. At the end of each molding cycle (generally five to 25 seconds), the plastic parts are ejected from the mold into automated handling systems from which they are packed in corrugated containers for further processing or shipment. After molding, the product may be either decorated (printing, silk-screening, labeling) or assembled (e.g., bail handles fitted to containers). The Company believes that its molding and decorating capabilities are among the best in the industry.

Each of the Company's plants is managed by a local plant manager and is treated as a profit center. The Company's overall manufacturing philosophy is to be a low-cost producer by using high speed molding machines, modern multi-cavity hot runner, cold runner and insulated runner molds, extensive material handling automation and sophisticated printing technology. The Company utilizes state-of-the-art robotic packaging processes for large volume products, which enables the Company to deliver a higher quality product (due to reduced breakage) while lowering warehousing and shipping costs (due to more efficient use of space). Each plant has complete tooling maintenance capability to support molding and decorating operations. The Company has historically made, and intends to continue to make, significant capital investments in plant and equipment because of the Company's objectives to grow, to improve productivity, to maintain competitive advantages and to meet the asset-intensive nature of the injection molding business.

The Company operates 175 molding machines ranging from 150 to 825 ton clamp capacity. The Company's largest overcap machines are capable of producing 10 thousand to 15 thousand aerosol overcaps per hour. Due to the wide variety of container and drink cup styles and sizes produced by the Company, production rates vary significantly. The Company owns over 750 active molds.

PRODUCT DEVELOPMENT

The Company utilizes full-time product engineers who use three-dimensional computer-aided-design (CAD) technology to design and modify new products and prepare mold drawings. Engineers use an in-house model shop, which includes a thermoforming machine, to produce prototypes and sample parts. The Company can simulate the molding environment by running unit-cavity prototype molds in a small injection molding machine dedicated to research and development of new products. Production molds are then designed and outsourced for production by various companies in the United States and Canada with whom the Company has extensive experience and established relationships. The Company's engineers oversee the mold-building process from start to finish.

QUALITY ASSURANCE

Each plant extensively utilizes Total Quality Management philosophies, including the use of statistical process control and extensive involvement of employees to increase productivity. This teamwork approach to problem-solving increases employee participation and provides necessary training at all levels. The Evansville, Henderson and Iowa Falls plants were approved for ISO 9000 certification in 1994, 1995 and 1996, respectively, which certifies compliance by a company with a set of shipping, trading and technology standards promulgated by the International Standardization Organization. The Company is actively pursuing ISO certification in all of the remaining facilities. Extensive testing of parts for size, color, strength and material quality using statistical process control (SPC) techniques and sophisticated technology is also an ongoing part of the Company's traditional quality assurance activities.

SYSTEMS

Berry utilizes a fully integrated computer software system at its plants capable of producing complete financial and operational reports by plant as well as by product line. This accounting and control system is easily expandable to add new features and/or locations as the Company grows. In addition, the Company has in place a sophisticated quality assurance system based on ISO 9000 certification, a bar code based material management system and an integrated manufacturing system.

SOURCES AND AVAILABILITY OF RAW MATERIALS

The most important raw material purchased by the Company is plastic resin. The Company purchased approximately $68 million of resin in fiscal 1997 (excluding specialty resins), of which 74% was high density polyethylene ("HDPE"), 11% linear low density polyethylene and 15% polypropylene. The Company's purchasing strategy is to deal with only high-quality, dependable suppliers, such as Dow, Union Carbide, Chevron and Phillips. Although the Company does not have any supply requirements contracts with its key suppliers, management believes that the Company has maintained outstanding relationships with these key suppliers over the past several years and expects that such relationships will continue into the foreseeable future. See "Risk Factors - Possible Adverse Effect of Increase in Resin Prices" and "- Reliance on Certain Supplier."

EMPLOYEES

As of December 31, 1997, the Company had approximately 2,100 employees. No employees of the Company are covered by collective bargaining agreements. On February 5, 1998, the employees in Monroeville, Ohio voted to decertify the union in the facility. This facility was acquired as a result of the Venture Packaging Acquisition and was the Company's only plant with a collective bargaining agreement during 1997.

PATENTS AND TRADEMARKS

The Company has numerous patents and trademarks with respect to its products. None of the patents or trademarks are considered by management to be material to the business of the Company. See "- Legal Proceedings" below.

ENVIRONMENTAL MATTERS AND GOVERNMENT REGULATION

The past and present operations of the Company and the past and present ownership and operations of real property by the Company are subject to extensive and changing Federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes or otherwise relating to the protection of the environment. The Company believes that it is in substantial compliance with applicable environmental laws and regulations. However, the Company cannot predict with any certainty that it will not in the future incur liability under environmental statutes and regulations with respect to non-compliance with environmental laws, contamination of sites formerly or currently owned or operated by the Company (including contamination caused by prior owners and operators of such sites) or the off-site disposal of hazardous substances.

Based upon a May 1998 compliance inspection, the Ohio Environmental Protection Agency ("OEPA") issued a Notice of Violation dated June 23, 1998 to Venture Packaging alleging that the Monroeville, Ohio facility failed to file certain reports required pursuant to the Federal Emergency Planning and Community Right-to-Know Act of 1986 (also known as "SARA Title III") for reporting years 1994 and 1995. The Company filed the subject reports in June 1998. The OEPA notice states that the alleged violations have been referred to its Division of Air Pollution Enforcement for review and that further enforcement action may be forthcoming. Based upon information currently available to the Company, the Company does not believe that any sanctions that might be imposed for the cited violations would have a material adverse effect on its business or financial condition.

Like any manufacturer, the Company is subject to the possibility that it may receive notices of potential liability, pursuant to CERCLA or analogous state laws, for cleanup costs associated with offsite waste recycling or disposal facilities at which wastes associated with its operations have allegedly come to be located. Liability under CERCLA is strict, retroactive and joint and several. No such notices are currently pending.

The Food and Drug Administration (the "FDA") regulates the material content of direct-contact food containers and packages, including certain thinwall containers manufactured by the Company. The Company uses approved resins and pigments in its direct contact food products and believes it is in material compliance with all such applicable FDA regulations.

The plastics industry in general, and the Company in particular, also are subject to existing and potential Federal, state, local and foreign legislation designed to reduce solid wastes by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees and limits on the use of plastic products. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. The principal resin used in the Company's products, HDPE, is recyclable, and, accordingly, the Company believes that the legislation promulgated to date and such initiatives to date have not had a material adverse effect on the Company. There can be no assurance that any such future legislative or regulatory efforts or future initiatives would not have a material adverse effect on the Company. On January 1, 1995, legislation in Oregon, California and Wisconsin went into effect requiring products packaged in rigid plastic containers to comply with standards intended to encourage recycling and increased use of recycled materials. Although the regulations vary by state, the principal requirement is the use of post consumer regrind ("PCR") as an ingredient in containers sold for non-food uses. Additionally, Oregon and California allow lightweighting of the container or concentrating the product sold in the container as options for compliance. Oregon and California provide for an exemption from all such regulations if statewide recycling reaches or exceeds 25% of rigid plastic containers. In September 1996, California passed a new bill permanently exempting food and cosmetics containers from the foregoing requirement. However, non-food containers are still required to comply.

In December 1996, the Department of Environmental Quality estimated that Oregon had met its recycling goal of 25% for 1997 (based on 1996 data), and accordingly, is in compliance for the 1997 calendar year. However, in January 1998, California finally approved a 23.2% recycling rate for the state during 1996, and since this falls below the required 25% rate for exemption of non-food containers, the state can now begin enforcing its recycled content mandate on any non-food plastic containers from 8 oz. to 5 gallons. The Company, in order to facilitate individual customer compliance with these regulations, is providing customers the option of purchasing containers which contain PCR or using containers with reduced weight. See "Risk Factors - Environmental Matters."

PROPERTIES

The following table sets forth the Company's principal facilities:

   LOCATION                  ACRES           SQUARE FOOTAGE                    USE
Evansville, IN               12.4               397,000                Headquarters and manufacturing

Henderson, NV                12.0               168,000                Manufacturing

Iowa Falls, IA               14.0               101,000                Manufacturing

Charlotte, NC                32.0               48,000                 Manufacturing

Lawrence, KS                 19.3               423,000                Manufacturing

York, PA                     10.0               40,000                 Manufacturing

Suffolk, VA                  14.0               102,000                Manufacturing

Monroeville, OH              19.0               112,000                Manufacturing

North Walsham, England       5.0                44,000                 Manufacturing

Woodstock, Illinois          11.7               98,000                 Manufacturing

The Company believes that its property and equipment are well maintained, in good operating condition and adequate for its present needs.

LEGAL PROCEEDINGS

The Company is party to various legal proceedings involving routine claims which are incidental to its business. Although the Company's legal and financial liability with respect to such proceedings cannot be estimated with certainty, the Company believes that any ultimate liability would not be material to its financial condition.

The Company and/or Berry Sterling are currently litigating two lawsuits that involve United States Patent No. Des. 362,368 (the "'368 Patent"). The '368 Patent claims an ornamental design for a cup that fits an automobile cup holder. On September 21, 1995, Berry Sterling filed suit in United States District Court, Eastern District of Virginia, against Pescor Plastics, Inc. ("Pescor Plastics") for infringement of the '368 Patent. Pescor Plastics filed counterclaims seeking a declaratory judgment of invalidity and non-infringement, and damages under the Lanham Act. On December 28, 1995, Berry Sterling filed suit against Packaging Resources Incorporated ("Packaging Resources") in United States District Court, Southern District of New York, for infringement of the '368 Patent and seeking, among other equitable relief, damages in an unspecified amount. Packaging Resources has filed counterclaims against Berry Sterling alleging violation of the Lanham Act, tortious interference with Packaging Resources' prospective business advantage, consumer fraud and requesting a declaratory judgment that its "Drive-N-Go" cup does not infringe the '368 Patent. Packaging Resources has not specified the amount of damages sought. On February 25, 1998, after trial, a jury rendered a verdict in Berry Sterling's action against Pescor Plastics. The jury found the '368 Patent to be invalid on the grounds of functionality and obviousness and awarded Pescor $150,000 on its counterclaim. The jury also found that Pescor willfully infringed the '368 Patent and awarded Berry Sterling damages of $1.2 million, but this award was not included in the judgment because of the finding of the invalidity of the Patent. On March 11, 1998, Berry Sterling filed a motion with the Court to set aside the verdict of invalidity and the award on the counterclaim, which was subsequently denied by the Court. On April 29, 1998, Berry Sterling filed a Notice of Appeal of the Court's judgment and the denial of its motion to set aside the jury's verdict. The Court in the Packaging Resources case put the case on its suspense calendar pending the appeal in the Pescor Plastics case.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers, directors and certain key personnel of Holding and its subsidiaries:

           NAME                      Age                     Title                        Entity
Roberto Buaron(1)(4)                     51        Chairman and Director            Company and Holding
Martin R. Imbler(1)(4)                   50        President, Chief Executive       Company
                                                   Officer and Director
                                                   President and Director           Holding
Ira G. Boots                             44        Executive Vice President,        Company
                                                   Operations and Director
James M. Kratochvil                      41        Executive Vice President, Chief  Company
                                                   Financial Officer, Treasurer and
                                                   Secretary
                                                   Executive Vice President, Chief  Holding
                                                   Financial Officer and Secretary
R. Brent Beeler                          45        Executive Vice President, Sales  Company
                                                   and Marketing
Randy Hobson                             32        Vice President - Sales and       Company
                                                   Marketing
Ruth Richmond                            35        Vice President - Planning and    Company
                                                   Administration and Assistant
                                                   Secretary
                                                   Assistant Secretary              Holding
David Weaver                             35        Vice President and Plant Manager Company
                                                   - Lawrence
Fredrick A. Heseman                      45        Vice President and Plant Manager Company
                                                   - Evansville
Bruce J. Sims                            48        Vice President - Sales and       Company
                                                   Marketing, Housewares
George A. Willbrandt                     53        Vice President - Sales and       Company
                                                   Marketing
Joseph S. Levy(2)(3)                     30        Vice President, Assistant        Company
                                                   Secretary and Director
                                                   Vice President, Assistant        Holding
                                                   Secretary and Director
David M. Clarke                          47        Director                         Company and Holding
Lawrence G. Graev(2)(3)                  53        Director                         Company and Holding
Donald J. Hofmann, Jr.(1)(2)(3)(4)       40        Director                         Company and Holding
Mathew J. Lori                           34        Director                         Company and Holding

________________________________
(1)Member of the Stock Option Committee of Holding.
(2)Member of the Audit Committee of Holding.
(3)Member of the Audit Committee of the Company.
(4)Member of the Compensation Committee of the Company.

ROBERTO BUARON has been Chairman and a Director of the Company since it was organized in December 1990. He has also served as Chairman and a Director of Holding since 1990. He is the Chairman and Chief Executive Officer of First Atlantic Capital, Ltd. ("First Atlantic"), which he founded in 1989. From 1987 to 1989, he was an Executive Vice President with Overseas Partners, Inc., an investment management firm. From 1983 to 1986, he was First Vice President of Smith Barney, Inc., and a General Partner of First Century Partnership, its venture capital affiliate. Prior to 1983, he was a Principal at McKinsey & Company. Mr. Buaron is also a director of CFP Holdings, Inc., a processed meat company.

MARTIN R. IMBLER has been President, Chief Executive Officer and a Director of the Company since January 1991. He has also served as a Director of Holding since January 1991, and as President of Holding since May 1996. From June 1987 to December 1990, he was President and Chief Executive Officer of Risdon Corporation, a cosmetic packaging company. Mr. Imbler was employed by American Can Company from 1981 to 1987, as Vice President and General Manager of the East/South Region Food and General Line Packaging business from 1985 to 1987 and as Vice President, Marketing, from 1981 to 1985. Mr. Imbler is also a Director of Portola Packaging, Inc., a manufacturer of closures used in the dairy industry.

IRA G. BOOTS has been Executive Vice President, Operations, and a Director of the Company since April 1992. Prior to that, Mr. Boots was Vice President of Operations, Engineering and Product Development of the Company from December 1990 to April 1992. Mr. Boots was employed by Old Berry from 1984 to December 1990 as Vice President, Operations.

JAMES M. KRATOCHVIL was promoted to Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company in December 1997. He formerly served as Vice President, Chief Financial Officer and Secretary of the Company since 1991, and as Treasurer of the Company since May 1996. He was also promoted to Executive Vice President, Chief Financial Officer and Secretary of Holding in December 1997. He formerly served as Vice President, Chief Financial Officer and Secretary of Holding since 1991. Mr. Kratochvil was employed by Old Berry from 1985 to 1991 as Controller.

R. BRENT BEELER was promoted to Executive Vice President, Sales and Marketing in February, 1996. He formerly served as Vice President, Sales and Marketing of the Company since December 1990. Mr. Beeler was employed by Old Berry from October 1988 to December 1990 as Vice President, Sales and Marketing.

RANDY HOBSON has been Vice President - Sales and Marketing of the Company since June 1998. Mr. Hobson was Marketing Manager - Containers for the Company from November 1997 to June 1998. Prior to that, he was a Regional Sales Manager from 1992 to November 1997. Mr. Hobson joined Old Berry in 1988.

RUTH RICHMOND has been Assistant Secretary of Holding and the Company since April 1998. Ms. Richmond has been Vice President, Planning and Administration of the Company since January 1995. From January 1994 to December 1994, Ms. Richmond was Vice President and Plant Manager-Henderson. Ms. Richmond was Plant Manager-Henderson from February 1993 to January 1994 and Assistant General Manager-Henderson from February 1991 to February 1993. Ms. Richmond joined the accounting department of Old Berry in 1986.

DAVID WEAVER has been Vice President and Plant Manager-Lawrence of the Company since January 1997. From January 1993 to January 1997, he was Vice President and Plant Manager-Iowa Falls. From February 1992 to January 1993, Mr. Weaver was Plant Manager-Iowa Falls and, prior to that, he was Maintenance Engineering Supervisor from July 1990 to February 1992. Mr. Weaver was a Project Engineer from January 1989 to July 1990 for Old Berry.

FREDRICK A. HESEMAN was promoted to Vice President and Plant Manager-Evansville of the Company in December 1997. From October 1996 to December 1997, Mr. Heseman was Plant Manager-Evansville, and prior to that, he was Engineering Manager from December 1990 to October 1996. Mr. Heseman was employed by Old Berry from June 1987 to December 1990 as Engineering Manager.

BRUCE J. SIMS has been Vice President, Sales and Marketing, Housewares of the Company since January 1997. Prior to the PackerWare Acquisition, Mr. Sims served as President of PackerWare from March 1996 to January 1997 and as Vice President from October 1994 to March 1996. From January 1990 to October 1994, he was Vice President of the Miner Container Corporation, a national injection molder. Mr. Sims was Executive Vice President of MKM Distribution Company from 1985 to 1990.

GEORGE A. WILLBRANDT was promoted to Vice President, Sales and Marketing of the Company in April 1997. He formerly served as Vice President, Sales and Marketing of Berry Sterling since 1995. Prior to that, he was President and co-owner of Sterling Products, which he founded in 1983.

JOSEPH S. LEVY has been Vice President and Assistant Secretary of the Company and Holding since April 1995. Mr. Levy has been a Director of Holding and the Company since April 1998. Mr. Levy has been a Vice President of First Atlantic since December 1994. From 1991 to December 1994, Mr. Levy was an Associate at First Atlantic.

DAVID M. CLARKE has been a Director of Holding and the Company since June 1996. Mr. Clarke is a Managing Director with Aetna, Inc., a private equity investment group and, prior to that, he had been a Vice President in the Investment Group of Aetna Life Insurance Company from 1988 to 1996.

LAWRENCE G. GRAEV has been a Director of the Company and Holding since August 1995. Mr. Graev is the Chairman of the law firm of O'Sullivan Graev & Karabell, LLP of New York, where he has been a partner since 1974. Mr. Graev is also a Director of First Atlantic.

DONALD J. HOFMANN, JR. has been a Director of Holding and the Company since June 1996. Mr. Hofmann has been a General Partner of Chase Capital Partners since 1992. Prior to that, he was head of MH Capital Partners Inc., the equity investment arm of Manufacturers Hanover.

MATHEW J. LORI has been a Director of the Company and Holding since October 1996. Mr. Lori has been a Principal with Chase Capital Partners since January 1998, and prior to that, Mr. Lori had been an Associate since April 1996. From September 1993 to March 1996, he was an Associate in the Merchant Banking Group of The Chase Manhattan Bank, N.A.

The New Stockholders Agreement contains provisions regarding the election of directors. See "Certain Transactions - Stockholders Agreements."

BOARD COMMITTEES

The Board of Directors of Holding has an Audit Committee and a Stock Option Committee, and the Board of Directors of the Company has an Audit Committee and a Compensation Committee. The Audit Committees oversee the activities of the independent auditors and internal controls. The Stock Option Committee administers the BPC Holding Corporation 1996 Stock Option Plan. The Compensation Committee makes recommendations to the Board of Directors of the Company concerning salaries and incentive compensation for officers and employees of the Company.

Executive Compensation

The following table sets forth a summary of the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during fiscal 1997, 1996 and 1995:
                          SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                              ANNUAL COMPENSATION     COMPENSATION

                                                                                       Securities
                                             Fiscal                                     Underlying             Other
       Name and Principal Position            YEAR        SALARY             BONUS       OPTIONS         COMPENSATION(1)
Martin R. Imbler                              1997     $ 307,396       $   87,623            -           $      1,520
President and Chief Executive Officer         1996       292,078          128,993          8,472              595,848
                                              1995       275,625          157,500            -                  1,424

Douglas E. Bell(2)                            1997       154,485           72,868            -                  1,520
Executive Vice President, Sales and Marketing 1996       145,735           94,205          5,214              239,335
                                              1995       137,525          124,428            -                  1,424

Ira G. Boots                                  1997       151,691           72,868            -                  1,520
Executive Vice President, Operations          1996       145,735           94,205          5,214              239,335
                                              1995       137,525          124,428            -                  1,424

James M. Kratochvil                           1997       119,459           56,307            -                  1,520
Executive Vice President, Chief Financial     1996       112,614           72,796          3,259              120,427
Officer, Treasurer and Secretary              1995       106,270           96,150            -                  1,424

R. Brent Beeler                               1997       125,973           60,554            -                  1,520
Executive Vice President, Sales and Marketing 1996       121,108           72,796          3,259              120,427
                                              1995       106,270           96,150            -                  1,424

________________________
(1)Amounts shown reflect contributions by the Company under the Company's 401(k) plan and payments made in fiscal 1996 under a one-time deferred bonus award plan. See "Certain Transactions - Management."
(2)Mr. Bell resigned from the Company in June 1998.

FISCAL YEAR-END OPTION HOLDINGS

The following table provides information on the number of exercisable and unexercisable management stock options held by the Named Executive Officers at December 27, 1997.
                                             FISCAL YEAR-END OPTION VALUES(1)

                                             Number of Unexercised              Value of Unexercised
                                                  Options at                    In-the-Money Options
                                                Fiscal Year-End                  at Fiscal Year-End
                NAME                       EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
                                                    (#)(2)                               (2)
Martin R. Imbler                                  2,541/5,931                     $55,902/$130,482
Douglas E. Bell                                   1,564/3,650                       34,408/80,300
Ira G. Boots                                      1,564/3,650                       34,408/80,300
James M. Kratochvil                                977/2,282                        21,494/50,204
R. Brent Beeler                                    977/2,282                        21,494/50,204

 _______________________
(1)None of Holding's capital stock is currently publicly traded. The values reflect management's estimate of the fair market value of the Class B Nonvoting Common Stock at December 27, 1997.
(2)All options granted to management of the Company are exercisable for shares of Class B Nonvoting Common Stock, par value $.01 per share, of Holding.


DIRECTOR COMPENSATION

Directors receive no cash consideration for serving on the Board of Directors of Holding or the Company, but directors are reimbursed for out-of-pocket expenses incurred in connection with their duties as directors.

EMPLOYMENT AGREEMENTS

The Company has an employment agreement with Mr. Imbler (the "Imbler Employment Agreement") that expires on June 30, 2001. Base compensation under the Imbler Employment Agreement for fiscal 1997 was $307,396. The Imbler Employment Agreement also provides for an annual performance bonus of $50,000 to $175,000 based upon the Company's attainment of certain financial targets. The Company may terminate Mr. Imbler's employment for "cause" or upon a "disability" (as such terms are defined in the Imbler Employment Agreement). If the Company terminates Mr. Imbler "without cause" (as defined in the Imbler Employment Agreement), Mr. Imbler is entitled to receive, among other things, the greater of (i) one year's salary or (ii) 1/12 of one year's salary for each year (not to exceed 24 years in the aggregate) of employment with the Company. The Imbler Employment Agreement also contains customary noncompetition, nondisclosure and nonsolicitation provisions.

The Company also has employment agreements with each of Messrs. Boots, Kratochvil and Beeler (each, an "Employment Agreement" and, collectively, the "Employment Agreements"), each of which expires on June 30, 2001. The Employment Agreements provided for fiscal 1997 base compensation of $151,691, $119,459 and $125,973, respectively. Salaries are subject in each case to annual adjustment at the discretion of the Compensation Committee of the Board of Directors of the Company. The Employment Agreements entitle each executive to participate in all other incentive compensation plans established for executive officers of the Company. The Company may terminate each Employment Agreement for "cause" or a "disability" (as such terms are defined in the Employment Agreements). If the Company terminates an executive's employment without "cause" (as defined in the Employment Agreements), the Employment Agreements require the Company to pay certain amounts to the terminated executive, including (i) the greater of (A) one year's salary or (B) 1/12 of one year's salary for each year (not to exceed 24 years in the aggregate) of employment with the Company, and (ii) certain benefits under applicable incentive compensation plans. Each Employment Agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company established the Compensation Committee, comprised of Messrs. Buaron, Imbler and Hoffman, in October 1996. The annual salary and bonus paid to Messrs. Imbler, Bell, Boots, Kratochvil and Beeler for fiscal 1997 were determined by the Compensation Committee in accordance with their respective employment agreements. All other compensation decisions with respect to officers of the Company are made by Mr. Imbler pursuant to policies established in consultation with the Compensation Committee.

The Company is party to an Amended and Restated Management Agreement (the "FACL Management Agreement") with First Atlantic pursuant to which First Atlantic provides the Company with financial advisory and management consulting services in exchange for an annual fee of $750,000 and reimbursement for out-of-pocket costs and expenses. In consideration of such services, the Company paid First Atlantic fees and expenses of $771,200 for fiscal 1997, $787,600 for fiscal 1996 and $816,900 for fiscal 1995. First Atlantic also received a $100,000 advisory fee in both March and December 1995 for originating, structuring and negotiating the Sterling Products Acquisition and the Tri-Plas Acquisition, respectively. In connection with the 1996 Transaction, the FACL Management Agreement was amended to provide for a fee for services rendered in connection with certain transactions equal to the lesser of (i) 1% of the total transaction value and (ii) $1,250,000 for any such transaction consummated plus out-of-pocket expenses in respect of such transaction, whether or not consummated. Also in connection with the 1996 Transaction, Holding paid a fee of $1,250,000 plus reimbursement for out-of-pocket expenses to First Atlantic for advisory services, including originating, structuring and negotiating the 1996 Transaction. First Atlantic received advisory fees of approximately $287,500 and $28,700 in January 1997 for originating, structuring and negotiating the PackerWare Acquisition and the Container Industries Acquisition, respectively. First Atlantic received advisory fees of approximately $117,900 and $531,600 in May 1997 and August 1997, respectively, for originating, structuring and negotiating the Virginia Design Acquisition and the Venture Packaging Acquisition, respectively. First Atlantic received advisory fees of approximately $140,000 and $180,000 in July 1998 and October 1998, respectively, for originating, structuring and negotiating the Norwich Acquisition and the Knight Acquisition, respectively. See "Certain Transactions."

Mr. Buaron, the Chairman and a director of Holding and the Company, is the Chairman and Chief Executive Officer of First Atlantic. Mr. Graev is a director of First Atlantic. As an officer and the sole stockholder of First Atlantic, Mr. Buaron is entitled to receive any bonuses paid and any dividends declared by First Atlantic on its capital stock, including any bonuses paid as a result of, and any dividends paid out of, the $1,250,000 fee paid by Holding to First Atlantic in connection with the 1996 Transaction or any of the fees paid with respect to the acquisitions described above. First Atlantic is engaged by International to provide certain financial and management consulting services for which it receives annual fees. First Atlantic and International have completely distinct ownership and equity structures. See "Certain Transactions."

Atlantic Equity Partners, L.P. (the "AEP Fund"), a stockholder of Holding prior to the consummation of the 1996 Transaction, received approximately $67.6 million from the sale of its common stock in Holding and warrants to purchase common stock. First Atlantic is engaged by the AEP Fund to provide certain financial and management consulting services for which it receives annual fees. First Atlantic and the AEP Fund have completely distinct ownership and equity structures. Atlantic Equity Associates, L.P., a Delaware limited partnership ("AEA"), is the sole general partner of the AEP Fund. Mr. Buaron is the sole shareholder of Buaron Capital Corporation ("Buaron Capital"). Buaron Capital is the managing and sole general partner of AEA. By virtue of their direct and indirect ownership interests in the AEP Fund, Mr. Levy and Buaron Capital are entitled to receive a portion of the proceeds from the sale of the equity interests in Holding ($178,000 and $4,672,000, respectively). See "Certain Transactions."

In connection with the 1996 Transaction, Mr. Imbler, a director of the Company and Holding, and Messrs. Bell and Boots, a former director and director of the Company, respectively, received approximately $5.9 million, $2.5 million and $2.4 million, respectively, from their sale of certain equity interests in Holding. In connection with the 1994 Transaction, the Company paid a $50.0 million dividend on its common stock to Holding, and Holding distributed that amount to its holders of equity interests. In connection therewith, Holding agreed to pay cash bonuses, upon the occurrence of certain events, to the members of management who held options under Holding's 1991 Stock Option Plan in amounts equal to the amounts they would have been entitled to had the shares of common stock underlying their unvested options been outstanding at the time of the declaration of the $50.0 million dividend by Holding. As a result of the 1996 Transaction, such bonuses were paid to Messrs. Imbler, Bell and Boots in the amounts of approximately $594,000, $238,000 and $238,000, respectively. See "Certain Transactions."
In connection with the 1996 Transaction, Chase Securities, Inc. ("Chase Securities"), an affiliate of CVCA and Messrs. Hofmann and Lori, received a fee of $500,000 for arranging the sale of $15.0 million of Holding's Common Stock to certain of the Common Stock Purchasers and the sale of $15.0 million of Holding's Preferred Stock to CVCA. Chase Manhattan Investment Holdings, Inc. ("CMIHI"), an affiliate of Chase Securities and Messrs. Hofmann and Lori, received approximately $13.6 million from the sale of equity interests of Holding in the 1996 Transaction.

STOCK OPTION PLAN

Employees, directors and certain independent consultants of the Company and its subsidiaries are entitled to participate in the BPC Holding Corporation 1996 Stock Option Plan (the "Option Plan"), which provides for the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified under the Code. The total number of shares of Class B Nonvoting Common Stock of Holding for which options may be granted pursuant to the Option Plan is 51,620. The Option Plan will terminate on October 3, 2003 or such earlier date on which the Board of Directors of Holding, in its sole discretion, determines. The Stock Option Committee of the Board of Directors of Holding administers all aspects of the Option Plan, including selecting which of the Company's directors, employees and independent consultants will receive options, the time when options are granted, whether the options are incentive stock options or non-qualified stock options, the manner and timing for vesting of such options, the terms of such options, the exercise date of any options and the number of shares subject to such options. Directors who are also employees are eligible to receive options under the Option Plan.

The exercise price of incentive stock options granted by Holding under the Option Plan may not be less than 100% of the fair market value of the Class B Nonvoting Common Stock at the time of grant and the term of any option may not exceed seven years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of Holding, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years. The exercise price of a non-qualified stock option is determined by the Stock Option Committee on the date the option is granted. However, the exercise price of a non-qualified stock option may not be less than 100% of the fair market value of Class B Nonvoting Common Stock if the option is granted at any time after the initial public offering of such stock.

Options granted under the Option Plan are nontransferable except by will and the laws of descent and distribution. Options granted under the Option Plan typically expire after seven years and vest over a five-year period based on timing as well as achieving financial performance targets.

Under the Option Plan, as of December 27, 1997, there were outstanding options to purchase an aggregate of 47,708 shares of Class B Nonvoting Common Stock to 52 employees of the Company, at an exercise price between $100 and $108 per share. Of that amount, options to purchase an aggregate of 25,418 shares have been issued to the Named Executive Officers in October 1996, at an exercise price of $100 per share, including 8,472 to Mr. Imbler, 5,214 to each of Messrs. Bell and Boots, and 3,259 to each of Messrs. Beeler and Kratochvil.

                       PRINCIPAL STOCKHOLDERS

All of the outstanding  capital  stock  of  the  Company  is owned by
Holding. The following table sets forth certain information regarding the ownership of the capital stock of Holding with respect to (i) each person known by Holding to own beneficially more than 5% of the outstanding shares of any class of its voting capital stock,
(ii) each of Holding's directors, (iii) the Named Executive Officers and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address for each stockholder is c/o Berry Plastics Corporation, 101 Oakley Street, Evansville, Indiana 47710.

                               Shares of                                    Shares of
                                Voting                                      Nonvoting
                            Common Stock(1)                               Common Stock(1)            Percentage of
                                               Percentage of                                          All Classes
Name and Address of                               Voting                                                of
Beneficial Owner       Class A     Class B     Common Stock      Class A      Class B       Class C   Common Stock
                                                                                                      (Fully-
                                                                                                          Diluted)
Atlantic Equity
Partners                   -       128,142        54.3%              -          3,385        11,470       21.4%
    International II,
    L.P.(2)

Chase Venture Capital
    Associates,        52,000        5,623 (4)    23.8            148,000      17,837 (4)       -         33.4

L.P.(3)

BPC Equity, LLC(5)     31,200          -          13.2             88,800         -             -         17.9

Roberto Buaron(6)         -        128,142        54.3                -         3,385        11,470       21.4

Martin R. Imbler          -          5,494         2.3                -        18,177 (7)     1,795        4.7

Joseph S. Levy(8)         -             42          *                 -           118            14         *

David M. Clarke(9)     31,200          -          13.2             88,800         -             -         17.9

Lawrence G. Graev(10)     -            -            -                 -           -             -           -

Donald J. Hofmann,     52,000        5,623 (4)    23.8            148,000      17,837 (4)       -         33.4
Jr.(11)

Mathew J. Lori(12)     52,000        5,623 (4)    23.8            148,000      17,837 (4)       -         33.4

Douglas E. Bell           -            -            -                 -         3,423           -           *

Ira G. Boots              -          2,280         1.0                -         8,054(13)       744        2.2

James M. Kratochvil       -          1,196          *                 -         4,381(14)       391         *

R. Brent Beeler           -          1,196          *                 -         4,381(15)       391         *

All officers and
directors as           83,200      146,071        94.9            236,800      68,014        15,491       83.9
  a group (17
persons)


____________________________

*Less than one percent.
(1)The authorized capital stock of Holding consists of 3,500,000 shares of capital stock, including 2,500,000 shares of Common Stock, $.01 par value (the "Holding Common Stock"), and 1,000,000 shares of Preferred Stock, $.01 par value (the "Holding Preferred Stock"). Of the 2,500,000 shares of Holding Common Stock, 500,000 shares are designated Class A Voting Common Stock, 500,000 shares are designated Class A Nonvoting Common Stock, 500,000 shares are designated Class B Voting Common Stock, 500,000 shares are designated Class B Nonvoting Common Stock, and 500,000 shares are designated Class C Nonvoting Common Stock. Of the 1,000,000 shares of Holding Preferred Stock, 600,000 shares are designated Series A Senior Cumulative Exchangeable Preferred Stock, and 200,000 shares are designated Series B Cumulative Preferred Stock.
(2)Address is P. O. Box 847, One Capital Place, Fourth Floor, Grand Cayman, Cayman Islands, British West Indies. Atlantic Equity Associates International II, L.P., a Delaware limited partnership ("AEA II"), is the sole general partner of International and as such exercises voting and/or investment power over shares of capital stock owned by International, including the shares of Holding Common Stock held by International (the "International Shares"). Mr. Buaron is the sole shareholder of Buaron Holdings Ltd. ("BHL"). BHL is the sole general partner of AEA II. As the general partner of AEA II, BHL may be deemed to beneficially own the International Shares. BHL disclaims any beneficial ownership of any shares of capital stock owned by International, including the International Shares. Through his affiliation with BHL and AEA II, Mr. Buaron controls the sole general partner of International and therefore has the authority to control voting and/or investment power over, and may be deemed to beneficially own, the International Shares. Mr. Buaron disclaims any beneficial ownership of any of the International Shares.
(3)Address is 380 Madison Avenue, 12th Floor, New York, New York 10017.
(4)Represents warrants to purchase such shares of common stock held by CVCA which are exercisable within 60 days of the date of this Prospectus.
(5)Address is c/o Aetna Life Insurance Company, Private Equity Group, IG6U, 151 Farmington Avenue, Hartford, Connecticut 06156. Aetna Life Insurance Company exercises voting and/or investment power over shares of capital stock owned by BPC Equity, LLC ("BPC Equity"), including shares of Holding Common Stock held by BPC Equity.
(6)Address is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, New York 10022. Represents shares of Holding Common Stock owned by International. Mr. Buaron is the sole shareholder of BHL. BHL is the sole general partner of AEA II. AEA II is the sole general partner of International and as such, exercises voting and/or investment power over shares of capital stock owned by International, including the International Shares. Mr. Buaron, as the sole shareholder and Chief Executive Officer of BHL, controls the sole general partner of International and therefore has voting and/or investment power over, and may be deemed to beneficially own, the International Shares. Mr. Buaron disclaims any beneficial ownership of the International Shares.
(7)Includes 2,541 options granted to Mr. Imbler, which are exercisable within 60 days of the date of this Prospectus.
(8)Address is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, New York 10022.
(9)Address is c/o Aetna Life Insurance Company, Private Equity Group, IG6U, 151 Farmington Avenue, Hartford, Connecticut 06156. Represents shares owned by BPC Equity. Mr. Clarke is a Managing Director of Aetna, Inc., an affiliate of Aetna Life Insurance Company, which is a member of BPC Equity. Mr. Clarke disclaims any beneficial ownership of the shares of Holding Common Stock held by BPC Equity.
(10)Address is c/o O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112.
(11)Address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017. Represents shares owned by CVCA. Mr. Hofmann is a General Partner of Chase Capital Partners, which is the private equity investment arm of Chase Manhattan Corporation, which is an affiliate of CVCA. Mr. Hofmann disclaims any beneficial ownership of the shares of Holding Common Stock held by CVCA.
(12)Address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, New York 10017. Represents shares owned by CVCA. Mr. Lori is a Principal with Chase Capital Partners, which is the private equity investment arm of Chase Manhattan Corporation, which is an affiliate of CVCA. Mr. Lori disclaims any beneficial ownership of the shares of Holding Common Stock held by CVCA.
(13)Includes 1,564 options granted to Mr. Boots which are exercisable within 60 days of the date of this Prospectus.
(14)Includes 977 options granted to Mr. Kratochvil which are exercisable within 60 days of the date of this Prospectus.
(15)Includes 977 options granted to Mr. Beeler which are exercisable within 60 days of the date of this Prospectus.

                             CERTAIN TRANSACTIONS
FIRST ATLANTIC

Pursuant to the FACL Management Agreement, First Atlantic provides the Company with financial advisory and management consulting services in exchange for an annual fee of $750,000 and reimbursement for out-of-pocket costs and expenses. In consideration of such services, the Company paid First Atlantic fees and expenses of approximately $771,200 for fiscal 1997, $787,600 for fiscal 1996 and $816,900 for fiscal 1995. First Atlantic also received a $100,000 advisory fee in both March and December 1995 for originating, structuring and negotiating the Sterling Products Acquisition and the Tri-Plas Acquisition, respectively. In connection with the 1996 Transaction, the FACL Management Agreement was amended to provide for a fee for services rendered in connection with certain transactions equal to the lesser of (i) 1% of the total transaction value and (ii) $1,250,000 for any such transaction consummated plus out-of-pocket expenses in respect of such transaction, whether or not consummated. Also in connection with the 1996 Transaction, Holding paid a fee of $1,250,000 plus reimbursement for out-of-pocket expenses to First Atlantic for advisory services, including originating, structuring and negotiating the 1996 Transaction. First Atlantic received advisory fees of approximately
$287,500 and $28,700 in January 1997 for originating, structuring and negotiating the PackerWare Acquisition and the Container Industries Acquisition, respectively. First Atlantic received advisory fees of approximately $117,900 and $531,600 in May 1997 and August 1997, respectively, for originating, structuring and negotiating the Virginia Design Acquisition and the Venture Packaging Acquisition, respectively. First Atlantic received advisory fees of approximately $140,000 and $180,000 in July 1998 and October 1998, respectively, for originating, structuring and negotiating the Norwich Acquisition and the Knight Acquisition, respectively.

Mr. Buaron, the Chairman and a director of Holding and the Company, is the Chairman and Chief Executive Officer of First Atlantic. As an officer and the sole stockholder of First Atlantic, Mr. Buaron is entitled to receive any bonuses paid and any dividends declared by First Atlantic on its capital stock, including any bonuses paid as a result of, and any dividends paid out of, the $1,250,000 fee paid by Holding to First Atlantic in connection with the 1996 Transaction or any of the fees paid with respect to the acquisitions described above. Mr. Graev is also a director of First Atlantic, and Mr. Levy is an officer of First Atlantic. First Atlantic is engaged by International to provide certain financial and management consulting services for which it receives annual fees. First Atlantic and International have completely distinct ownership and equity structures.

The AEP Fund, a stockholder of Holding prior to the consummation of the 1996 Transaction, received approximately $67.6 million from the sale of its common stock in Holding and warrants to purchase common stock. First Atlantic is engaged by the AEP Fund to provide certain financial and management consulting services for which it receives annual fees. First Atlantic and the AEP Fund have completely distinct ownership and equity structures. AEA is the sole general partner of the AEP Fund. Mr. Buaron is the sole shareholder of Buaron Capital, and Buaron Capital is the managing and sole general partner of AEA. By virtue of their direct and indirect ownership interests in the AEP Fund, Mr. Levy and Buaron Capital are entitled to receive a portion of the proceeds from the sale of the equity interests in Holding ($178,000 and $4,672,000, respectively).

MANAGEMENT

In connection with the 1996 Transaction, Messrs. Imbler, Bell, Boots, Kratochvil and Beeler received approximately $5.9 million, $2.5 million, $2.4 million, $1.3 million and $1.3 million, respectively, from their sale of certain equity interests in Holding. In connection with the 1994 Transaction, the Company paid a $50.0 million dividend on its common stock to Holding, and Holding distributed that amount to its holders of equity interests. In connection therewith, Holding agreed to pay cash bonuses, upon the occurrence of certain events, to the members of management who held options under Holding's 1991 Stock Option Plan in amounts equal to the amounts they would have been entitled to had the shares of common stock underlying their unvested options been outstanding at the time of the declaration of the $50.0 million dividend by Holding. As a result of the 1996 Transaction, such bonuses were paid to Messrs. Imbler, Bell, Boots, Kratochvil and Beeler in the amounts of approximately $594,000, $238,000, $238,000, $119,000 and $119,000,
respectively.

STOCKHOLDERS AGREEMENTS

In connection with the 1996 Transaction, Holding entered into a Stockholders Agreement dated as of June 18, 1996 (the "New Stockholders Agreement") with the Common Stock Purchasers, certain Management Stockholders (as defined herein) and, for limited purposes thereunder, the Preferred Stock Purchasers. The New Stockholders Agreement grants the Common Stock Purchasers certain rights and obligations, including the following: (i) until the occurrence of certain events specified in the New Stockholders Agreement, to designate the members of a seven person Board of Directors as follows: (A) one director will be Roberto Buaron or his designee; (B) International will have the right to designate three directors (who are currently Messrs. Graev, Imbler and Levy); (C) CVCA will have the right to designate two directors (who are currently Messrs. Hofmann and Lori); and (D) the institutional holders (excluding International and CVCA) will have the right to designate one director (who is currently Mr. Clarke); (ii) in the case of certain Common Stock Purchasers, to subscribe for a proportional share of future equity issuances by Holding; (iii) under certain circumstances and in the case of International or CVCA, to cause the initial public offering of equity securities of Holding or a sale of Holding subsequent to the fifth anniversary of the closing of the 1996 Transaction and (iv) under certain circumstances and in the case of a majority in interest of the institutional holders, to cause the initial public offering of equity securities of Holding or a sale of Holding subsequent to the sixth anniversary of the closing of the 1996 Transaction. Provisions under the New Stockholders Agreement also (i) prohibit Holding from taking certain actions without the consent of holders of a majority of voting stock held by CVCA and the institutional holders other than International (or, following the occurrence of certain events, International's consent), including certain transactions between Holding and any subsidiary, on the one hand, and First Atlantic or any of its affiliates, on the other hand; (ii) obligate Holding to provide certain Common Stock Purchasers with financial and other information regarding Holding and to provide access and inspection rights to all Common Stock Purchasers; and
(iii) restrict transfers of equity by the Common Stock Purchasers, subject to certain exceptions (including for transfers of up to 10% of the equity (including warrants to purchase equity) held by each Common Stock Purchaser on the date of the New Stockholders Agreement). Pursuant to the New Stockholders Agreement, under certain circumstances the Preferred Stock Purchasers (and their transferees) have tag-along rights with respect to the 1996 Warrants and the Holding Common Stock issuable upon exercise of the 1996 Warrants. Under specified circumstances and subject to certain exceptions, the Preferred Stock Purchasers (and their transferees) are entitled to include a pro rata share of their Preferred Stock in a transaction (or series of related transactions) involving the transfer by International, CVCA and the Institutional Holders (as defined in the New Stockholders Agreement) of more than 50% of the aggregate amount of securities held by them immediately following the closing of the 1996 Transaction.

The New Stockholders Agreement grants registration rights, under certain circumstances and subject to specified conditions, to the Common Stock Purchasers. International and CVCA each have the right, on three occasions, to demand registration, at Holding's expense, of their shares of Holding Common Stock. Under certain circumstances, a majority in interest of the institutional holders (excluding International and CVCA) have the right, on one occasion, to demand registration, at Holding's expense, of their shares of Holding Common Stock. The New Stockholders Agreement provides that if Holding proposes to register any of its securities, either for its own account or for the account of other stockholders, Holding will be required to notify all Common Stock Purchasers and to include in such registration the shares of Holding Common Stock requested to be included by them. All shares of Holding Common Stock owned by the Common Stock Purchasers requested to be included in a registration will be subject to cutbacks under certain circumstances in connection with an underwritten public offering.

The provisions of the New Stockholders Agreement regarding voting rights, negative covenants, information/inspection rights, the right to force a sale of Holding, preemptive rights and transfer restrictions generally will expire on the earlier to occur of (i) the later of (A) the fifth anniversary of the closing of the 1996 Transaction if an underwritten public offering of equity securities of Holding resulting in gross proceeds of at least $20.0 million occurs prior to such fifth anniversary and (B) the occurrence of such underwritten public offering that occurs subsequent to such fifth anniversary of the closing of the 1996 Transaction; (ii) the twentieth anniversary of the closing of the 1996 Transaction; and (iii) a sale of Holding. In addition, the New Stockholders Agreement provides that certain rights of a Common Stock Purchaser (to the extent such rights apply to such Common Stock Purchaser) to designate members of the Board of Directors of Holding and/or to approve certain actions by Holding will terminate if certain circumstances occur.

Holding is also party to the Amended and Restated Stockholders Agreement dated June 18, 1996 (the "Management Stockholders Agreement"), with International and all management shareholders including, among others, Messrs. Imbler, Boots, Kratochvil and Beeler (collectively, the "Management Stockholders"). The Management Stockholders Agreement contains provisions (i) limiting transfers of equity by the Management Stockholders; (ii) requiring the Management Stockholders to sell their shares as designated by Holding or International upon the consummation of certain transactions; (iii) granting the Management Stockholders certain rights of co-sale in connection with sales by International; (iv) granting Holding rights to repurchase capital stock from the Management Stockholders upon the occurrence of certain events; and (v) requiring the Management Stockholders to offer shares to Holding prior to any permitted transfer.

CHASE SECURITIES, INC.

In connection with the 1996 Transaction, Chase Securities, an affiliate of CVCA and Messrs. Hofmann and Lori, who are members of the Board of Directors of Holding and the Company, received a fee of $500,000 for arranging the sale of $15.0 million of Holding's Common Stock to certain of the Common Stock Purchasers and the sale of $15.0 million of Holding Preferred Stock to CVCA. CMIHI, an affiliate of Chase Securities and Messrs. Hofmann and Lori, received approximately $13.6 million from the sale of equity interests of Holding in the 1996 Transaction.

LEGAL SERVICES

Mr. Graev is the Chairman of the law firm of O'Sullivan Graev & Karabell, LLP, New York, New York. O'Sullivan Graev & Karabell, LLP provides legal services to the Company and Holding in connection with certain matters, principally relating to transactional, securities law, general corporate and litigation matters. See "Legal Matters."

TRANSACTIONS WITH AFFILIATES

The 1996 Indenture, the New Stockholders Agreement, the 1994 Indenture and the Credit Facility restrict, and the Indenture will restrict, the Company's and its affiliates' ability to enter into transactions with their affiliates, including their officers, directors and principal stockholders.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS
HOLDING 1996 NOTES

On June 18, 1996, Holding, as part of a recapitalization, issued 12.50% Senior Secured Notes due 2006 (the "1996 Offering") for net proceeds, after expenses, of approximately $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the notes). These notes were exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006. Interest on the 1996 Notes is payable semi-annually on June 15 and December 15 of each year. In addition, from December 15, 1999 until June 15, 2001, Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 Notes valued at 100% of the principal amount thereof.

In connection with the 1996 Notes, $35.6 million was placed in escrow, which has been invested in U.S. government securities, to pay three years' interest on the notes. Pending disbursement, the trustee under the 1996 Indenture will have a first priority lien on the escrow account for the benefit of the holders of the 1996 Notes. Funds may be disbursed from the escrow account only to pay interest on the 1996 Notes and, upon certain repurchases or redemptions of the 1996 Notes, to pay principal of and premium, if any, thereon. The balance in the escrow account as of December 27, 1997 was $18.9 million.

The 1996 Notes rank senior in right of payment to all existing and future subordinated indebtedness of Holding, including Holding's subordinated guarantee of the 1994 Notes and the Notes and PARI PASSU in right of payment with all senior indebtedness of Holding. The 1996 Notes are effectively subordinated to all existing and future senior indebtedness of Berry, including borrowings under the Credit Facility, the Nevada Bonds and the South Carolina Bonds.

BERRY 1994 NOTES

On April 21, 1994, Berry completed an offering of 100,000 units consisting of $100.0 million aggregate principal amount of 12.25% Berry Plastics Corporation Senior Subordinated Notes due 2004 and 100,000 warrants to purchase 1.13237 shares of Class A Common Stock, $.00005 par value, of Holding. The 1994 Notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1994. The 1994 Notes are unconditionally guaranteed on a senior subordinated basis by the Guarantors. The net proceeds to Berry from the sale of the 1994 Notes, after expenses, were $93.0 million.

Berry is not required to make mandatory redemption or sinking fund payments with respect to the 1994 Notes. Subsequent to April 15, 1999, the 1994 Notes may be redeemed at the option of Berry, in whole or in part, at redemption prices ranging from 106.125% in 1999 to 100% in 2002 and thereafter. Upon a change in control, as defined in the 1994 Indenture, each holder of 1994 Notes will have the right to require Berry to repurchase all or any part of such holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest.

The 1994 Notes rank PARI PASSU with the Notes and PARI PASSU with or senior in right of payment to all existing and future subordinated indebtedness of Berry. The 1994 Notes rank junior in right of payment to all existing and future Senior Indebtedness of Berry, including borrowings under the Credit Facility, the Nevada Bonds and the South Carolina Bonds.

The 1994 Indenture contains certain covenants which, among other things, limit Berry and its subsidiaries' ability to incur debt, merge or consolidate, sell, lease or transfer assets, make dividend payments and engage in transactions with affiliates.

CREDIT FACILITY

Concurrent with the Venture Packaging Acquisition, the Company amended its then existing financing and security agreement (the "Security Agreement") with
NationsBank, N.A. for a senior secured line of credit to increase the commitments thereunder to an aggregate principal amount of $127.2 million (the "Credit Facility"). Concurrently with the Norwich Acquisition, the Credit Facility was amended and increased to $132.6 million (plus an additional revolving credit facility of <pound-sterling>1.5 million (the "UK Revolver") and a term loan facility of <pound-sterling>4.5 million (the "UK Term Loan"), each for NIM Holdings and Norwich). The Credit Facility currently bears a weighted average interest rate of approximately 7.6%. The indebtedness under the Credit Facility is guaranteed by Holding and substantially all of its subsidiaries. The Credit Facility replaced the facility previously provided by Fleet Capital Corporation.

The Credit Facility provides the Company with (i) a $50.0 million revolving line of credit, subject to a borrowing base formula and a reserve for certain obligations under the South Carolina Bonds, (ii) the UK Revolver, subject to a borrowing base, (iii) a $63.7 million term loan facility, (iv) the UK Term Loan and (v) a $5.6 million standby letter of credit facility to support the Company's and its subsidiaries' obligations under the Nevada Bonds. The Credit Facility also provides for a $5.4 million term loan facility, the proceeds of which were used to retire in July 1998 the Company's and its subsidiaries' obligations under the Iowa Bonds, on which Berry Iowa had agreed, pursuant to a Loan and Trust Agreement with The City of Iowa Falls, Iowa, to pay amounts sufficient to pay principal, interest and any premium with respect to the Iowa Bonds. Also, the Credit Facility provides a term loan facility to support the Company's and its subsidiaries' obligations under the South Carolina Industrial Development Bonds. In August 1998, in conjunction with the closing and sale of the Anderson, South Carolina Facility, the Bonds were paid by the Company. The difference between the repayment of the development bonds and other related liabilities and the net proceeds from the sale of the facility of approximately $3.0 million has been financed with borrowing under the term loan facility. The Company borrowed all amounts available under the term loan facility and the UK Term Loan to finance the PackerWare Acquisition, the Virginia Design Acquisition, the Venture Packaging Acquisition and the Norwich Acquisition. At September 26, 1998, the Company had unused borrowing capacity under the Credit Facility's revolving line of credit of approximately $40.4 million.

The Credit Facility matures on January 21, 2002 unless previously terminated by the Company or by the lenders upon an Event of Default as defined in the Security Agreement. The term loan facility requires periodic payments, varying in amount, through the maturity of the facility. After giving effect to the Offering and the application of the proceeds therefrom, such periodic payments will aggregate $3.8 million for the remainder of fiscal 1998 and $18.9 million for fiscal 1999. Interest on borrowings under the Credit Facility is based on either (i) the lender's base rate (which is the higher of the lender's prime rate and the federal funds rate plus 0.50%) plus an applicable margin of 0.50% or (ii) LIBOR (adjusted for reserves) plus an applicable margin of 2.0%, at the Company's option. Following receipt of the quarterly financial statements, the agent under the Credit Facility has the option to change the applicable interest rate margin on loans (other than under the UK Revolver and UK Term
Loan) once per quarter to a specified margin determined by the ratio of funded debt to EBITDA of the Company and its subsidiaries. Notwithstanding the foregoing, interest on borrowings under the UK Revolver and the UK Term Loan is based on LIBOR (adjusted for reserves) plus 2.50%.

The Credit Facility contains various covenants which include, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations, (ii) limitations on the issuance of additional indebtedness and (iii) limitations on capital expenditures.

NEVADA INDUSTRIAL REVENUE BONDS

The Company is party to a Financing Agreement with the City of Henderson, Nevada Public Improvement Trust (the "Nevada Issuer"), pursuant to which the Company has agreed to pay to the Nevada Issuer amounts sufficient to pay principal, interest and any premium on the Nevada Industrial Revenue Bonds (the "Nevada Bonds").

The Nevada Bonds bear interest at a variable rate (4.6% at December 27, 1997 and December 28, 1996), require annual principal payments of $0.5 million on each April 1 until maturity, are collateralized by irrevocable letters of credit issued by NationsBank under the Credit Facility and mature in April 2007.

                             DESCRIPTION OF NOTES
GENERAL

The Old Notes were, and the New Notes will be, issued pursuant to an Indenture (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee"), and the Old Notes were, and the New Notes will be, guaranteed, on a senior subordinated basis, by the Guarantors. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a complete statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture is available as set forth under "Available Information." The definitions of certain terms used in the following summary are set forth below under "- Certain Definitions."

The Notes rank PARI PASSU with the 1994 Notes and PARI PASSU with or senior in right of payment to all existing and future subordinated Indebtedness of the Company. The Notes rank junior in right of payment to all existing and future Senior Indebtedness of the Company, including borrowings under the Credit Facility, the Nevada Bonds and the South Carolina Bonds. Each Guarantor's Note Guarantee ranks PARI PASSU with or senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and ranks junior in right of payment to all existing and future Senior Indebtedness of such Guarantor, including such Guarantor's Guarantee of borrowings under the Credit Facility, the Nevada Bonds and the South Carolina Bonds.

The terms of the Notes are identical in all material respects to the terms of the 1994 Notes, except that the 1994 Notes have a priority upon the payment of proceeds pursuant to an Asset Sale. Since the Notes will be issued pursuant to a separate indenture from the 1994 Notes, holders of the Notes will vote as a separate class from holders of the 1994 Notes.

PRINCIPAL, MATURITY AND INTEREST

The Notes are unsecured obligations of the Company, limited in aggregate principal amount to $100.0 million, of which $25.0 million was issued in the Offering, and will mature on April 15, 2004. Interest on the Notes accrues at the rate of 12 1/4% per annum and will be payable semi-annually in arrears on October 15 and April 15, commencing on October 15, 1998, to Holders of record on the immediately preceding October 1 and April 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Additional Notes ("Additional Notes") may be issued from time to time after the Offering, subject to the provisions of the Indenture described below under the caption "-Certain Covenants - Incurrence of Indebtedness and Issuance of Disqualified Stock." The Notes and any Additional Notes subsequently issued will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal and interest and Liquidated Damages, if any, on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

The Notes are not redeemable at the Company's option prior to April 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

YEAR                                                        Percentage
1999                                                        106.125%
2000                                                        104.083%
2001                                                        102.042%
2002 and thereafter                                         100.000%

MANDATORY REDEMPTION

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

On the Change of Control Payment  Date, the Company will, to the extent lawful,
(1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to making the Change of Control Payment, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Designated Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

As noted above, one of the events that constitutes a Change of Control under the Indenture is a sale, lease or transfer of all or substantially all of Holding's or the Company's assets. The Indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if Holding or the Company were to engage in a transaction in which it disposed of less than all of their respective assets, a question of interpretation could arise as to whether such disposition was "substantially all" of their respective assets and whether the Company was required to make a Change of Control Offer. In such cases, the Company might not be required to make a Change of Control Offer and would be permitted, subject to the restrictions contained in the Indenture, including with respect to Restricted Payments, to find alternative uses for the proceeds of such sale. Pursuant to the terms of the Indenture, however, the Company could be required to make an Asset Sale Offer in such circumstances.

Neither the Board of Directors of Holding nor the Trustee may waive the operation of the Change of Control covenant.

The Credit Facility provides that events similar to a Change of Control will constitute an event of default thereunder. Upon the occurrence of an event of default under the Credit Facility, all amounts outstanding thereunder may become due and payable. All indebtedness of the Company under the Credit Facility, which may be up to $132.6 million (plus <pound-sterling>1.5 million under the UK Revolver and <pound-sterling>4.5 million under the UK Term Loan), is Senior Indebtedness. Accordingly, in the event of an event of default under the Credit Facility, including with respect to an event similar to a Change of Control, the subordination provisions contained in the Indenture will prohibit the Company (if the holders of Senior Indebtedness issue a notice to the Company to such effect) from making any payment on the Notes until such event of default is cured or upon the expiration of 179 days (unless the holders of Senior Indebtedness accelerate the maturity of the Senior Indebtedness). See "- Subordination."

The provisions of the Indenture may not afford Holders of Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with Holding's management or affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of Holding by its management or affiliates) involving Holding that may adversely affect Holders of Notes, if such transaction is not a transaction defined as a "Change of Control." A transaction involving Holding's management or affiliates, or a transaction involving a recapitalization of Holding, may result in a Change of Control if it is the type of transaction specified by such definition.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of Holding, and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate Holding's stock or to obtain control of Holding by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that Holding would decide to do so in the future. Subject to the limitations discussed below, Holding could, in the future, enter into certain transactions including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Holding's capital structure or credit ratings.

"CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Holding's or the Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principal and his Related Parties (as defined herein)), (ii) the adoption of a plan relating to the liquidation or dissolution of Holding or the Company,
(iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than by the Principal and his Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of Holding by way of purchase, merger or consolidation or otherwise if (a) such person or group (as defined above) (other than the Principal and his Related Parties) owns, directly or indirectly, more of the voting power of the voting stock of Holding than the Principal and his Related Parties and (b) such acquisition occurs prior to the Initial Public Offering,
(iv) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than by the Principal and his Related Parties) of a direct or indirect interest in more than 50% of the voting power of the voting stock of Holding by way of purchase, merger or consolidation or otherwise if such acquisition occurs subsequent to the Initial Public Offering or (v) the first day on which a majority of the members of the Board of Directors of Holding are not Continuing Directors.

"CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Holding who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

"INITIAL PUBLIC OFFERING" means a public offering of the Common Stock of Holding that first results in the Common Stock of Holding becoming listed for trading on a Stock Exchange.

"PRINCIPAL" means Roberto Buaron.

"RELATED PARTY" means with respect to the Principal (A) any spouse, sibling or descendant of such Principal (whether or not such relationship arises from birth, adoption or marriage or despite such relationship being dissolved by divorce) or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

"STOCK EXCHANGE" means the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

ASSET SALES

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, conduct an Asset Sale (as defined herein), unless (x) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee no later than immediately prior to the consummation of such proposed Asset Sale with respect to any Asset Sale involving aggregate payments in excess of $1 million) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of
(A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and
(B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

Within 180 days after any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale to either (a) permanently reduce Senior Indebtedness, or
(b) make an investment in another business or capital expenditure or other long-term/tangible assets, in each case, in the same or a similar line of business as the Company was engaged in on the Issuance Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Indebtedness or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." If the aggregate amount of Excess Proceeds exceeds $5 million, upon completion of the Asset Sale Offer required under the 1994 Indenture, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, if any, remaining upon completion of the Asset Sale Offer required under the 1994 Indenture, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described under the caption "Selection and Notice" below. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero. The Indenture will also provide that the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with an Asset Sale.

"ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any property or assets of the Company or any Subsidiary (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Indenture described above under the caption "-Change of Control" and the provisions described below under the caption "- Certain Covenants - Merger, Consolidation or Sale of Assets"), or (ii) the issuance or sale of Equity Interests of any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $250,000, or (b) for net proceeds in excess of $250,000. For purposes of this definition, the term "Asset Sale" shall not include (i) the transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, (ii) any Restricted Payment, dividend or purchase or retirement of Equity Interests permitted under the covenant entitled "Restricted Payments" or (iii) the issuance or sale of Equity Interests of any Subsidiary of the Company, PROVIDED that such Equity Interests are issued or sold in consideration for the acquisition of assets by such Subsidiary or in connection with a merger or consolidation of another Person into such Subsidiary.

The Credit Facility restricts the Company from purchasing any Notes prior to the termination thereof and provides that certain change of control events with respect to Holding and asset sales would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar or more restrictive provisions. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute an default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

SELECTION AND NOTICE

If less than all of the Notes are to be purchased in an Asset Sale Offer or redeemed at any time, selection of Notes for purchase or redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, PROVIDED that no Notes of $1,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be purchased or redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be purchased or redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, interest ceases to accrue on Notes or portions thereof purchased or called for redemption.

SUBORDINATION

The payment of principal of, and premium, if any, interest and Liquidated Damages, if any, on, the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the Issuance Date or thereafter incurred.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of the Company, whether or not such interest was an allowed claim) before the Holders of Notes will be entitled to receive any payment with respect to the Notes and, until all such Obligations with respect to Senior Indebtedness of the Company are paid in full, any distribution to which the Holders of Notes would otherwise be entitled shall be made to the holders of Senior Indebtedness of the Company (except that Holders of Notes may receive securities that are subordinated, at least to the same extent as are the Notes, to Senior Indebtedness and to any securities issued in exchange for any such Senior Indebtedness).

The Company also may not make any payment upon or in respect of the Notes (except in such subordinated securities) if (a) a default in the payment when due, whether upon acceleration or otherwise, of the principal of, premium, if any, or interest on any Senior Indebtedness of the Company occurs and is continuing or (b) any other default occurs and is continuing with respect to any Designated Senior Indebtedness and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or from, or on behalf of, the holders of any such Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in the case of a nonpayment default, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 365 days after the receipt by the Trustee of any prior Payment Blockage Notice.

The  Indenture  further  requires  that  the   Company   promptly  notify  each
representative of holders of Senior Indebtedness of the Company if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of the insolvency or liquidation of the Company, Holders of Notes may recover less, ratably, than creditors of the Company who are holders of Senior Indebtedness or of other indebtedness which is not subordinated to the Notes.

The Indenture provides that holders of Senior Indebtedness are third party beneficiaries of the subordination provisions of the Indenture and no amendment thereof shall be effected without the prior written consent of the holders of a majority of the outstanding principal amount of Senior Indebtedness.

The  aggregate  amount  of  Senior  Indebtedness of the Company outstanding  at
September 26, 1998 would have been approximately $76.8 million. As of September 26, 1998, all Indebtedness of the Company other than the Senior Indebtedness was PARI PASSU in right of payment to the Notes, and there would have been no Indebtedness of the Company subordinated to the Notes. Subject to certain financial tests, the Indenture does not limit the amount of additional Indebtedness, including Senior Indebtedness, that the Company and its Subsidiaries can incur. See "- Certain Covenants."

NOTE GUARANTEES

The Company's obligations under the Notes, including the Company's payment obligations, are unconditionally guaranteed, jointly and severally (each, a "Note Guarantee" and, together, the "Note Guarantees"), by the Guarantors. Rights of Holders of Notes pursuant to each such Note Guarantee are subordinated to the Senior Indebtedness of each of the Guarantors in the same manner as the rights of Holders of Notes are subordinated to those of the Senior Indebtedness of the Company. Accordingly, the Note Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor, which was approximately $307.7 million of Senior Indebtedness, and the amounts for which such Guarantor will be liable under its Guarantees issued from time to time with respect to Senior
Indebtedness. As of September 26, 1998, all indebtedness of the Guarantors other than the Senior Indebtedness was PARI PASSU in right of payment to the Note Guarantees, and there would have been no Indebtedness of the Guarantors subordinated to the Note Guarantees. The obligations of each Guarantor under its Note Guarantee is limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

The Indenture provides that no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under its Note Guarantee and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii) in the case of any Guarantor other than Holding, such Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) will have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) will be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock."

The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor (other than Holding), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "- Repurchase at the Option of Holders - Asset Sales."

CERTAIN COVENANTS

RESTRICTED PAYMENTS

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than: dividends or distributions payable in Equity Interests of the Person making such dividend or distribution, other than Disqualified Stock; or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness (other than the 1994 Notes, the Notes and Indebtedness between or among the Company and its Subsidiaries or between or among such Subsidiaries) that is PARI PASSU with or subordinated to the Notes or any Note Guarantee; (iv) directly or indirectly make any loan or advance to, or make any payment to, Holding; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

     (a)no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

     (c)such Restricted Payment, (A) in the case of any Restricted Payment other than as defined by clause (i) above, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after April 21, 1994 (including Restricted Payments permitted by the next succeeding paragraph (other than such Restricted Payments permitted by clauses (iv), (v) and (vi) of the next succeeding paragraph)) or (B) in the case of any Restricted Payment defined by clause (i) above, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after April 21, 1994 (including Restricted Payments permitted by the next succeeding paragraph (other than Restricted Payments permitted by clauses (iv) and (v) of the next succeeding paragraph)) is less than the sum of (x) 50% of the sum of the Consolidated Net Income and Consolidated Step-Up Depreciation and Amortization of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter that began after April 21, 1994 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income plus Consolidated Step-Up Depreciation and Amortization for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since April 21, 1994 of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock).

The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness in a Permitted Refinancing; (iv) a Restricted Payment to Holding pursuant to the Tax Sharing Agreement as the same may be amended from time to time in a manner that is not materially adverse to the Company; (v) a Restricted Payment to Holding to pay its operating and administrative expenses including, without limitation, directors fees, legal and audit expenses, the Commission compliance expenses and corporate franchise and other taxes, not to exceed in any fiscal year $500,000; (vi) a Restricted Payment to Holding to pay management fees not to exceed $750,000 in any fiscal year of the Company; (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holding pursuant to any management equity subscription agreement or stock option agreement in effect as of April 21, 1994; PROVIDED, HOWEVER, that (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1 million and (b) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (viii) Investments by the Company in joint ventures or similar projects in a business similar to that conducted by the Company and its Subsidiaries on the Issuance Date in an aggregate amount not to exceed $1 million.

Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant entitled "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any, and will not permit any of its Subsidiaries to issue any, shares of Disqualified Stock; PROVIDED, HOWEVER, that the Company and its Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and including the earnings of any business acquired by the Company or any of its Subsidiaries with the proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. In addition, the Indenture provides that each of the following Indebtedness must be subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Notes are subordinated to Senior Indebtedness: (A) all Indebtedness that does not provide for all interest payments to be made in cash; (B) all Indebtedness of the Company to any of its Subsidiaries; and (C) any Indebtedness of the
Company and its Subsidiaries if, at the time of incurrence thereof, Indebtedness of the Company and the Guarantors that is PARI PASSU in right of payment to the Notes and the Note Guarantees (including, on a pro forma basis, the Indebtedness to be incurred) exceeds $100 million other than the 1994 Notes and the Notes.

The foregoing limitations do not apply to (a) revolving credit Indebtedness and letters of credit pursuant to the Credit Facility in an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $60 million in principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder), less the aggregate amount of all repayments after April 21, 1994 that permanently reduce the commitment under the Credit Facility, and (ii) the Borrowing Base; (b) the Existing Indebtedness; (c) the Notes (other than any Additional Notes) or any Note Guarantee; (d) the incurrence by the Company or any of its Subsidiaries of Refinancing Indebtedness; PROVIDED, HOWEVER, that such Refinancing Indebtedness is a Permitted Refinancing; (e) Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries that are Guarantors; (f) Indebtedness from the Company to Holding PROVIDED that the advances evidenced by such Indebtedness are permitted under the covenant entitled "Restricted Payments;" (g) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; and (h) the incurrence by the Company or its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $1 million at any one time.

Notwithstanding anything to the contrary, the Indenture provides that the Company and its Subsidiaries will not be permitted to incur any additional Senior Indebtedness unless it is secured.

LIENS

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Company or any Subsidiary, or any income or profits therefrom or (ii) assign or convey any right to receive income therefrom, in any such case to secure any Indebtedness (other than Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor permitted to be incurred pursuant to the Indenture) unless contemporaneously therewith or prior thereto, effective provision is made (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) whereby the Notes or a Note Guarantee are secured equally and ratably with such other Indebtedness (or if such other Indebtedness is subordinated to the Notes or a Note Guarantee, the Notes or a Note Guarantee, as the case may be, are secured on a basis with the same relative priority to such other Indebtedness).

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the Issuance Date, (ii) the Credit Facility as in effect on the Issuance Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the Issuance Date, (iii) the 1994 Indenture and the 1994 Notes, (iv) the Indenture and the Notes, (v) applicable law, (vi) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person, to the extent of such restriction, is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (vii) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (viii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, or (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the
Company is the surviving Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock."

TRANSACTIONS WITH AFFILIATES

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with a Person who was not an Affiliate and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $2 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction is approved by a majority of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Subsidiaries, (iii) Restricted Payments permitted by the provisions of the Indenture described above under the covenant "Restricted Payments" and (iv) the advisory fee being paid to First Atlantic in connection with the Offering, in each case, shall not be deemed Affiliate Transactions.

NO SENIOR SUBORDINATED INDEBTEDNESS

The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Indebtedness and senior in any respect in right of payment to its Note Guarantee.

ADDITIONAL GUARANTEES

The Indenture provides that (i) if the Company or any of its Subsidiaries shall transfer or cause to be transferred, in one or a series of related transactions (other than a transaction or series of related transactions constituting a Restricted Payment permitted pursuant to the provisions of the covenant entitled "Restricted Payments"), any assets, businesses, divisions, real property or equipment having a book value in excess of $1 million to any Subsidiary that is not a Guarantor or (ii) if the Company or any of its Subsidiaries shall acquire another Subsidiary having (a) total assets with a book value in excess of $1 million or (b) Consolidated Cash Flow in excess of $1 million, then such transferee or acquired Subsidiary shall execute a Note Guarantee and deliver an opinion of counsel as to the enforceability of such Note Guarantee, in accordance with the terms of the Indenture.

REPORTS

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and to all Holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and any other information required by Section 13 or 15(d) of the Exchange Act with the Commission for public availability (unless the Commission will not accept such a filing) and file such information with the Trustee and make such information available to investors who request it in writing. Notwithstanding the foregoing, to the extent permitted under the rules and regulations of the Commission, the Company may instead supply such information with respect to Holding.

EVENTS OF DEFAULT AND REMEDIES

The  Indenture  provides  that  each  of the following constitutes an Event  of
Default: (i) default for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the covenants "Repurchase at the Option of Holders - Change of Control," "Repurchase at the Option of Holders - Asset Sales," "Certain Covenants - Restricted Payments" or "Certain Covenants - Incurrence of Indebtedness and Issuance of Disqualified Stock"; (iv) failure by the Company or the Guarantors for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, Holding or any of their respective Subsidiaries (or the payment of which is guaranteed by the Company, Holding or any of their respective Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2 million or more; (vi) failure by the Company, Holding or any of their respective Subsidiaries to pay final judgments aggregating in excess of $2 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of any Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Note Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company, Holding or any of their respective Subsidiaries.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, HOWEVER, that if any Indebtedness is outstanding pursuant to the Credit Facility, upon a declaration of acceleration, the principal and interest on the Notes shall be payable upon the earlier of (1) the day which is five business days after notice of acceleration is given to the Company and the lender under the Credit Facility or (2) the date of acceleration of the Indebtedness under the Credit Facility. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, Holding or any of their respective Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

In the case of any Event of Default occurring on or after April 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 1999, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, any Note held by a non-consenting Holder.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and the Note Guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

The Company may, at its option and at any time, elect to have all of its and the Guarantors' obligations discharged with respect to the outstanding Notes and the Note Guarantees ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (ii) the Company's and the Guarantors' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the outstanding Notes; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the IRS a ruling or (b) since the Issuance Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to the terms of the Indenture concurrently with such incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the day on which all applicable preference periods have run; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the day on which all applicable preference periods have run, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or the Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
The registered Holder of a Note will be treated as the owner of it for all purposes.
AMENDMENT, SUPPLEMENT AND WAIVER
Except as provided in the next succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change to the subordination provisions of the Indenture that adversely affects Holders, (ix) except pursuant to the terms of the Indenture, release any Guarantor from its obligations under its Note Guarantee, or change any Note Guarantee in any manner that would adversely affect Holders, or (x) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantors' obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Note Guarantees pursuant to the covenant entitled "Additional Guarantees") or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, the Guarantors or any Affiliate of the Company or the Guarantors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY, FORM AND TRANSFER

The Old Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Rule 144A Notes were, and the New Notes will be, represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes" or the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined herein).

Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system and are subject to changes by it from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "- Same Day Settlement and Payment."

Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear an applicable restrictive legend, if any, unless the Company determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions, if any, applicable to such Notes.

SAME DAY SETTLEMENT AND PAYMENT

The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

"ACQUIRED DEBT" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

"AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Neither Chase Bank, The CIT Group/Equity Investments, Inc., nor their respective Affiliates will be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this definition by reason of its direct or indirect beneficial ownership of 15% or less of the Common Stock of Holding or by reason of any employee thereof being appointed to the Board of Directors of Holding.

"BORROWING BASE" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that are not more than 90 days past due, and (b) 65% of the book value (calculated on a FIFO basis) of all inventory owned by the Company and its Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

"CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet prepared in accordance with GAAP.

"CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

"CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

"CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (e) other non-cash charges (including, without limitation, repricing of stock options, to the extent deducted in computing Consolidated Net Income; but excluding any non-cash charge that requires an accrual or reserve for cash expenditures in future periods or which involved a cash expenditure in a prior period), in each case, on a consolidated basis and determined in accordance with GAAP.

"CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period on a consolidated basis as determined in accordance with GAAP.

"CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of capital leases, and net payments (if any) pursuant to Hedging Obligations), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, and (c) interest actually paid by such Person or its Subsidiaries under a Guarantee of Indebtedness of any other Person.

"CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Person that is a Subsidiary (other than a Wholly Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

"CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 16 months after the acquisition of such business) subsequent to April 21, 1994 in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and
(z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

"CONSOLIDATED STEP-UP DEPRECIATION AND AMORTIZATION" means, with respect to any Person for any period, the total amount of depreciation related to the write-up of assets and amortization of such Person for such period on a consolidated basis as determined in accordance with GAAP.

"CREDIT FACILITY" means the Second Amended and Restated Financing and Security Agreement dated as of July 2, 1998, by the Company and NationsBank, N.A., providing for up to $132.6 million (plus the <pound-sterling>1.5 million UK Revolver and the <pound-sterling>4.5 million UK Term Loan) of borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

"DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

"DESIGNATED  SENIOR  INDEBTEDNESS" means (i) the Senior Bank  Indebtedness  and
(ii) any other Senior Indebtedness (a) permitted to be incurred under the Indenture the principal amount of which is $15 million or more and (b) designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

"DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to July 15, 2004.

"EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

"EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than under the Credit Facility) in existence on the Issuance Date, until such amounts are repaid.

"FIXED CHARGES" means, with respect to any Person for any period,  the  sum  of
(a) Consolidated Interest Expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the form of securities (other than Disqualified Stock) of an issuer) on any series of Preferred Stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

"FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers and consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

"GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

"GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

"GUARANTORS" means each of (i) Holding, Berry Iowa, Berry Tri-Plas, Berry Sterling, AeroCon, PackerWare, Berry Design, Venture Holdings, Venture Midwest, Venture Southeast, NIM Holdings, Norwich, and Knight and (ii) any other Person that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

"HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

"INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

"INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers, directors, consultants and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

"ISSUANCE DATE" means the closing date for the sale and original issuance of the Notes.

"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement
under   the   Uniform   Commercial  Code  (or  equivalent  statutes)   of   any
jurisdiction).

"NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

"NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for indemnification or adjustment in respect of the sale price of such asset or assets.

"OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issuance Date and (b) any Investments in Cash Equivalents.

"PERMITTED REFINANCING" means Refinancing Indebtedness if (a) the principal amount of Refinancing Indebtedness does not exceed the principal amount of Indebtedness so extended, re-financed, renewed, replaced, defeased or refunded (plus the amount of premiums, accrued interest and reasonable expenses incurred in connection therewith); (b) the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (c) the Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"PERSON"  means  any  individual,  corporation,  partnership,  joint   venture,
association,   joint-stock   company,   trust,   unincorporated   organization,
government or any agency or political subdivision thereof or any other entity.

"PREFERRED STOCK" means any Equity Interest with preferential right in the payment of dividends or liquidation or any Disqualified Stock.

"REFINANCING INDEBTEDNESS" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness referred to in clauses (a) and (b) of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock."

"RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

"SENIOR BANK INDEBTEDNESS" means the Indebtedness outstanding under the Credit Facility as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of any such Indebtedness.

"SENIOR INDEBTEDNESS" means (i) the Senior Bank Indebtedness and (ii) any other Indebtedness permitted to be incurred by the Company or a Guarantor, as the case may be, under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is PARI PASSU with or subordinated in right of payment to the Notes or a Note Guarantee, as the case may be. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (w) any liability for Federal, state, local or other taxes owed or owing by the Company or a Guarantor, as the case may be, (x) any Indebtedness of the Company or a Guarantor, as the case may be, to Holding or to any of Holding's other Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

"SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement, as in effect on the closing date of the Offering, between the Company and Holding.

"WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the due date of such payment, by (b) the then outstanding principal amount of such Indebtedness.

"WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary prepared by O'Sullivan Graev & Karabell, LLP, special counsel to the Company ("Special Counsel"), of certain United States Federal income tax considerations relating to the Exchange Offer and to the purchase, ownership and disposition of the Notes but does not purport to be a complete analysis of all the potential tax considerations relating thereto. In the opinion of Special Counsel, and, based upon the assumptions and subject to the qualifications and limitations set forth herein, this summary fairly presents the material Federal income tax considerations relevant to the exchange of Old Notes for New Notes pursuant to the Exchange Offer and to the ownership of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended, existing, temporary and proposed Treasury Regulations, laws, rulings and decisions now in effect, all of which are subject to change. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes. This summary deals only with holders that will hold Notes as "capital assets" (within the meaning of Section 1221 of the Code) and that are (i) citizens or residents of the United States, (ii) corporations, partnerships and other business entities created or organized under the laws of the United States, (iii) estates the income of which is subject to United States Federal income taxation regardless of its source and (iv) trusts if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantive decisions. This summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, or persons that will hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes. This summary discusses the principal Federal income tax considerations applicable to the Exchange Offer, initial purchasers of the Notes who purchase the Notes at a premium and subsequent purchasers of the Notes. This summary does not consider the effect of any applicable foreign, state, local or other tax laws. No ruling from the Internal Revenue Service (the "IRS") will be sought with respect to the Notes, and the IRS could take a contrary view with respect to the matters described below.

THE FOLLOWING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS GENERAL AND, AS DISCUSSED, DOES NOT COVER THE TAX EFFECTS TO ALL INVESTORS IN ALL SITUATIONS. ACCORDINGLY, INVESTORS CONSIDERING THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

EXCHANGE OF OLD NOTES FOR NEW NOTES

The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be considered a taxable exchange for Federal income tax purposes because the New Notes will not constitute a material modification of the terms of the Old Notes. Accordingly, such exchange should have no Federal income tax consequences to holders of Old Notes, and a holder's basis and holding period in a New Note will be the same as such holder's adjusted tax basis in the Old Note exchanged therefor.

PAYMENT OF INTEREST

Interest on a Note generally will be includable in the income of a holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States Federal income tax purposes.

NOTES PURCHASED AT A PREMIUM

In general, if a holder purchases a Note for an amount in excess of its stated redemption price at maturity, the holder may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. The amount of amortizable bond premium allocable to a holder's taxable year may be determined, in part, by the Company's right to redeem the Notes. Holders should consult their own tax advisors with respect to the amortization of bond premium. Any such election would apply to all bonds (other than bonds the interest on which is excludable from gross income) held by the holder at the beginning of the first taxable year to which the election applies or which thereafter are acquired by the holder, and such election is irrevocable without the consent of the IRS.

OPTIONAL REDEMPTION OR REPAYMENT

The Notes will not have original issue discount ("OID") because they were issued at a premium. For purposes of determining OID, Treasury Regulations provide that the holder's right to require redemption of the Notes upon the occurrence of a Change of Control will not be taken into account unless, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that both a Change of Control giving rise to the right to require repurchase will occur and such right will be exercised. In the event of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or a part of such holder's Notes as described in "Description of Notes - Repurchase at the Option of holders - Change of Control." Under the Treasury Regulations discussed above, the Company believes that the holder's right to require repurchase should not be taken into account for purposes of calculating OID because a Change of Control and exercise of such rights are not significantly more likely than not to occur. Treasury Regulations also provide that the Company will be deemed to exercise its option to redeem the Notes in a manner that minimizes the yield on the Notes. The Company may redeem the Notes in certain circumstances, pursuant to the terms of the Notes. See "Description of the Notes - Optional Redemption." The Company believes that, although its option to redeem could be deemed exercised for the purposes of the OID regulations at certain dates, any such deemed exercise would not result in OID because the original cost of the Notes would exceed any such deemed redemption price. Therefore, there is no OID.

MARKET DISCOUNT ON RESALE OF NOTES

A holder of a Note should be aware that the purchase or resale of a Note may be affected by the "market discount" provisions of the Code. The market discount rules generally provide that if a holder of a Note purchases the Note at a market discount (i.e., a discount other than at original issue), any gain recognized upon the disposition of the Note by the holder will be taxable as ordinary interest income, rather than as capital gain, to the extent such gain does not exceed the accrued market discount on such Note at the time of such disposition. "Market discount" generally means the excess, if any, of a Note's stated redemption price at maturity over the price paid by the holder therefor, unless a DE MINIMIS exception applies. A holder who acquires a Note at a market discount also may be required to defer the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry such Note, if any.

Any principal payment on a Note acquired by a holder at a market discount will be included in gross income as ordinary income (generally, as interest income) to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of the accrued market discount for purposes of determining the tax treatment of subsequent payments on, or dispositions of, a
Note is to be reduced by the amounts so treated as ordinary income.

A holder of a Note acquired at a market discount may elect to include market discount in gross income, for Federal income tax purposes, as such market discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Note makes such an election, the foregoing rules regarding the recognition of ordinary interest income on sales and other dispositions and the receipt of principal payments with respect to such Note, and regarding the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such Note, will not apply.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

Upon the sale, exchange or redemption of a Note, a holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to either Liquidated Damages, discussed below, or accrued interest income not previously included in income which is taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Note. A holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder, adjusted for amortizable bond premium, if any, if the holder made an election to amortize such premium. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period in the Note is more than one year at the time of sale, exchange or redemption.

LIQUIDATED DAMAGES

The Company believes that Liquidated Damages, if any, described above under "The Exchange Offer - Purpose and Effect of the Exchange Offer" will be taxable to the holder as ordinary income in accordance with the holder's method of accounting for Federal income tax purposes. The IRS may take a different position, however, which could affect the timing of a holder's income with respect to Liquidated Damages, if any.

INFORMATION REPORTING AND BACKUP WITHHOLDING

In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a Note and payments of the proceeds of the sale of a Note to certain noncorporate holders, and a 31% backup withholding tax may apply to such payments if the holder (i) fails to furnish or certify its correct taxpayer identification number to the payer in the manner required, (ii) is notified by the IRS that it has failed to report payments of interest and dividends properly or (iii) under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States Federal income tax and may entitle the holder to a refund, provided that the required minimum information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Accordingly, any holder who is an affiliate of the Company or any holder using the Exchange Offer to participate in a distribution of the New Notes will not be able to rely on such interpretations by the staff to the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company and the Guarantors have agreed that, for a period of one year from the date of this Prospectus, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until April , 1999 (90 days from the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of one year from the date of this Prospectus, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders) other than commissions or concessions of any broker-dealers. The Company and the Guarantors have agreed to indemnify the Initial Purchaser and any broker-dealers participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by DLJ in connection with offers and sales related to market-making transactions in the Notes. DLJ may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Company will not receive any of the proceeds of such sales. DLJ has no obligation to make a market in the Notes and may discontinue its market-making activities at any time without notice, at its sole discretion. The Company has agreed to indemnify DLJ against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which DLJ might be required to make in respect thereof.

                                 LEGAL MATTERS

The validity of the Notes offered hereby will be passed upon for the Company by O'Sullivan Graev & Karabell, LLP, New York, New York. Lawrence G. Graev, a director of the Company, is the Chairman of O'Sullivan Graev & Karabell, LLP. See "Certain Transactions - Legal Services."

                                    EXPERTS

The consolidated financial statements and schedules of Holding as of December 28, 1996 and December 27, 1997, and for each of the three fiscal years in the period ended December 27, 1997 included in this Prospectus and the Registration Statement of which this Prospectus forms a part, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Venture Packaging, Inc. for the years ended September 30, 1996 and 1995, included in this Prospectus and the Registration Statement of which this Prospectus forms a part, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing elsewhere herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Norwich Injection Moulders Limited for the years ended October 31, 1997 and 1996, included in this Prospectus and the Registration Statement of which this Prospectus forms a part, have been audited by Lovewell Blake, independent auditors, as stated in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                       INDEX TO FINANCIAL STATEMENTS
                                                                                          PAGE
BPC HOLDING AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors                                                            F-2
Consolidated Balance Sheets at December 27, 1997 and December 28, 1996                    F-3
Consolidated Statements of Operations for the three years in the period ended
December 27, 1997                                                                         F-5
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the
three years in the period ended December 27, 1997                                         F-6
Consolidated Statements of Cash Flows for the three years in the period ended
December 27, 1997                                                                         F-7
Notes to Consolidated Financial Statements                                                F-8

BPC HOLDING UNAUDITED INTERIM FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheet at September 26, 1998                               F-19
Condensed Consolidated Statements of Operations for the Thirteen and Thirty-
Nine Weeks ended September 26, 1998 and September 27, 1997                               F-21
Condensed Consolidated Statements of Cash Flows of the Thirteen and Thirty-Nine
Weeks ended September 26, 1998 and September 27, 1997                                    F-22
Notes to Condensed Consolidated Financial Statements                                     F-23

ADDITIONAL AUDITED FINANCIAL STATEMENTS
Audited Financial Statements of Norwich Injection Moulders Limited for the
years ended October 31, 1997 and 1996                                                    F-27
Audited Consolidated Financial Statements of Venture Packaging, Inc. for the
years ended September 30, 1996 and 1995                                                  F-46


                        REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
BPC Holding Corporation

We have audited the accompanying consolidated balance sheets of BPC Holding Corporation and subsidiaries as of December 27, 1997 and December 28, 1996, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 27, 1997. These financial statements are the responsibility of Holding's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BPC Holding Corporation and subsidiaries at December 27, 1997 and December 28, 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 27, 1997, in conformity with generally accepted accounting principles.






                                                           /S/ERNST & YOUNG LLP



Indianapolis, Indiana
February 13, 1998

                            BPC HOLDING CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                            DECEMBER 27,    DECEMBER 28,
                                                               1997             1996
                                                           ------------     ------------
ASSETS
Current assets:
  Cash and cash equivalents                                   $  2,688         $ 10,192
  Accounts receivable (less allowance for doubtful
    accounts of $1,038 at December 27, 1997 and $618 at         28,385           17,642
    December 28, 1996
  Inventories:
    Finished goods                                              22,029            9,100
    Raw materials and supplies                                   7,429            4,507
                                                           ------------     ------------
                                                                29,458           13,607
  Prepaid expenses and other receivables                         1,834              957
  Income taxes recoverable                                       1,167              436
                                                           ------------     ------------
Total current assets                                            63,532           42,834

Assets held in trust                                            19,738           30,188
Property and equipment:
  Land                                                           5,811            4,598
  Buildings and improvements                                    33,891           18,290
  Machinery, equipment and tooling                             122,991           79,043
  Automobiles and trucks                                         1,241              639
  Construction in progress                                      10,357            3,476
                                                           ------------     ------------
                                                               174,291          106,046
  Less accumulated depreciation                                 66,073           50,382
                                                           ------------     ------------
                                                               108,218           55,664
Intangible assets:
  Deferred financing and origination fees, net                  10,849            9,912
    Covenants not to compete, net                                3,940               40
    Excess of cost over net assets acquired, net                30,303            4,273
    Deferred acquisition costs                                      13              527
                                                           ------------     ------------
                                                                45,105           14,752
Deferred income taxes                                            2,049            2,003
Other                                                              802              357
                                                           ------------     ------------
Total assets                                                  $239,444         $145,798
                                                           ============     ============
                                               F-3

                                  BPC HOLDING CORPORATION
                           CONSOLIDATED BALANCE SHEETS (CONTINUED)


                                                           DECEMBER 27,     DECEMBER 28,
                                                               1997            1996
                                                           ------------     ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                           $  16,732        $  12,877
  Accrued expenses and other liabilities                         7,162            4,676
  Accrued interest                                               3,612            3,286
  Employee compensation and payroll taxes                        7,489            5,230
  Income taxes                                                      55              117
  Current portion of long-term debt                              7,619              738
                                                           ------------     ------------
Total current liabilities                                       42,669           26,924

Long-term debt, less current portion                           298,716          215,308
Accrued dividends on preferred stock                             3,674            1,116
Other liabilities                                                3,360                -
                                                           ------------     ------------
                                                               348,419          243,348
Stockholders' equity (deficit):
  Class A Preferred Stock; 800,000 shares authorized;
    600,000 shares issued and outstanding (net of
    discount of $3,062 at December 27, 1997 and $3,355          11,509           11,216
    at December 28, 1996)
  Class B Preferred Stock; 200,000 shares authorized,            5,000                -
    issued and outstanding Class A Common Stock;
    $.01 par value:
                                                           ------------     ------------
    Voting; 500,000 shares authorized; 91,000
    shares issued and outstanding                                    1                1

    Nonvoting; 500,000 shares authorized; 259,000
    shares issued and outstanding                                    3                3
  Class B Common Stock; $.01 par value:
    Voting; 500,000 shares authorized; 145,001 shares
    issued and outstanding                                           1                1
    Nonvoting; 500,000 shares authorized; 57,788
    shares issued and outstanding                                    1                1
  Class C Common Stock; $.01 par value:
    Nonvoting; 500,000 shares authorized; 16,981
    shares issued and outstanding                                    -                -
  Treasury stock:  239 shares                                      (22)             (22)
  Additional paid-in capital                                    49,374           51,681
  Warrants                                                       3,511            3,511
  Retained earnings (deficit)                                 (178,353)        (163,942)
                                                           ------------     ------------
Total stockholders' equity (deficit)                          (108,975)         (97,550)
                                                           ------------     ------------
Total liabilities and stockholders' equity (deficit)         $ 239,444        $ 145,798
                                                           ============     ============
                                               F-4

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          BPC HOLDING CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                                                  YEAR ENDED
                                                        ----------------------------------------------------------
                                                          DECEMBER 27,         DECEMBER 28,         DECEMBER 30,
                                                             1997                 1996                  1995
                                                         ------------         ------------          ------------
Net sales                                                   $226,953             $151,058              $140,681
Cost of goods sold                                           180,249              110,110               102,484
Gross margin                                                  46,704               40,948                38,197
Operating expenses:
  Selling                                                     11,320                6,950                 5,617
  General and administrative                                  11,505               13,769                 9,500
  Research and development                                     1,310                  858                   718
  Amortization of intangibles                                  2,226                  524                   968
  Other expense                                                4,144                1,578                   867
                                                         ------------         ------------          ------------
Operating income                                              16,199               17,269                20,527

Other expenses:
  Loss on disposal of property and equipment                     226                  302                   127
                                                         ------------         ------------          ------------
Income before interest and taxes                              15,973               16,967                20,400

Interest:
  Expense                                                    (32,237)             (21,364)              (14,031)
  Income                                                       1,991                1,289                   642
                                                         ------------         ------------          ------------
Income (loss) before income taxes                            (14,273)              (3,108)                7,011
Income taxes                                                     138                  239                   678
                                                         ------------         ------------          ------------
Net income (loss)                                            (14,411)              (3,347)                6,333
                                                         ------------         ------------          ------------

Preferred stock dividends                                     (2,558)              (1,116)                    -
                                                         ------------         ------------          ------------
Net income (loss) attributable to common shareholders     $  (16,969)           $  (4,463)             $  6,333
                                                         ============         ============          ============
                                               F-5

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                            BPC HOLDING CORPORATION


     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                           (IN THOUSANDS OF DOLLARS)


                                    COMMON STOCK     PREFERRED
                                                       STOCK
                                 ----------------- --------------         ADDITIONAL           DEFERRED    RETAINED
                                 CLASS CLASS CLASS   CLASS CLASS TREASURY   PAID-IN              COST-     EARNINGS
                                    A     B     C      A     B     STOCK    CAPITAL  WARRANTS RESTRICTED   (DEFICIT)    TOTAL
                                 ----- ----- ----- ------- ------ ------- ---------- -------- -----------  ---------- ----------
Balance at January 1, 1995(1)    $ -   $ -   $ -   $    -  $   -   $ (58)  $  871    $ 4,124    $  (22)     $(43,753)  $(38,838)
Net income                         -     -     -        -      -       -        -          -         -         6,333      6,333
Amortization of deferred
cost-restricted stock              -     -     -        -      -       -        -          -        22             -         22
Market value adjustment
  - warrants                       -     -     -        -      -       -       90        (90)        -             -          -
Purchase vested options
  from management                  -     -     -        -      -       -        -         (1)        -             -         (1)
                                 ----- ----- ----- ------- ----- -------- ---------- -------- -----------  ---------- ----------
Balance at December 30, 1995(1)    -     -     -        -      -     (58)     960      4,034         -       (37,420)   (32,484)

Net loss                           -     -     -        -      -       -        -          -         -        (3,347)    (3,347)
Market value adjustment
  - warrants                       -     -     -        -      -       -   (1,145)     9,399         -        (8,254)         -
Exercise of stock options          -     -     -        -      -       -    1,130          -         -             -      1,130
Distribution on sale of
  equity interests                 -     -     -        -      -      58   (1,424)   (13,433)        -      (114,921)  (129,720)
Proceeds from newly issued
  equity                           4     2     -   14,571      -       -   52,797          -         -             -     67,374
Payment of deferred
  compensation                     -     -     -        -      -       -      479          -         -             -        479
Issuance of private warrants       -     -     -   (3,511)     -       -        -      3,511         -             -          -
Accrued dividends on preferred
   stock                           -     -     -        -      -       -   (1,116)         -         -             -     (1,116)
Amortization of preferred
  stock discount                   -     -     -      156      -       -        -          -         -             -        156
Purchase treasury stock
  from management                  -     -     -        -      -     (22)       -          -         -             -        (22)
                                 ----- ----- ----- ------- ------ ------- ---------- -------- -----------  ---------- ----------
Balance at December 28, 1996       4     2     -   11,216      -     (22)  51,681      3,511         -      (163,942)   (97,550)

Net loss                           -     -     -        -      -       -        -          -         -       (14,411)   (14,411)
Sale of stock to management        -     -     -        -      -       -      325          -         -             -        325
Issuance of preferred stock        -     -     -        -  5,000       -        -          -         -             -      5,000
Accrued dividends on preferred
  stock                            -     -     -        -      -       -   (2,558)         -         -             -     (2,558)
Amortization of preferred
  stock discount                   -     -     -      293      -       -      (74)         -         -             -        219
                                 ----- ----- ----- ------- ------ ------- ---------- -------- -----------  ---------- ----------
Balance at December 27, 1997      $4    $2    $-  $11,500  $5,000   $(22) $49,374          -         -     $(178,353) $(108,975)
                                 ===== ===== ===== ======= ====== ======= ========== ======== ===========  ========== ==========

____________________
(1) Old Class A and Class B Common Stock was redeemed in connection with the 1996 Transaction (see Note 9).

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                                  YEAR ENDED
                                                        --------------------------------------------------------
                                                         DECEMBER 27,         DECEMBER 28,           DECEMBER 30,
                                                             1997                 1996                  1995
                                                         ------------         ------------          ------------
OPERATING ACTIVITIES
Net income (loss)                                        $   (14,411)          $   (3,347)           $    6,333
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation                                            16,800               10,807                 8,568
      Non-cash interest expense                                2,005                1,212                   950
      Amortization                                             2,226                  524                   968
      Interest funded by assets held in trust                 11,255                5,412                     -
      Non-cash compensation                                        -                  358                  (215)
      Write-off of deferred acquisition costs                    515                    -                   390
      Loss on sale of property and equipment                     226                  302                   127
      Deferred income taxes                                        -                   53                  (964)
        Changes in operating assets and
           liabilities:
           Accounts receivable, net                           (2,290)              (1,716)               (1,989)
           Inventories                                         2,767               (1,710)                  926
           Prepaid expenses and other                           (137)                 520                  (964)
             receivables
           Other assets                                         (225)                  (5)                  (14)
           Accounts payable and accrued expenses              (4,516)               1,899                (1,000)
           Income taxes payable                                  (61)                 117                  (147)
                                                         ------------         ------------          ------------
Net cash provided by operating activities                     14,154               14,426                12,969

INVESTING ACTIVITIES
Additions to property and equipment                          (16,774)             (13,581)              (11,247)
Proceeds from disposal of property and equipment               1,078                   94                    20
Acquisitions of businesses                                   (86,406)              (1,152)              (14,158)
                                                         ------------         ------------          ------------
Net cash used for investing activities                      (102,102)             (14,639)              (25,385)

FINANCING ACTIVITIES
Proceeds from long-term borrowings                            85,703              105,000                     -
Payments on long-term borrowings                              (2,584)                (500)                 (500)
Payments on capital lease                                       (237)                (217)                 (198)
Reclassification of cash held for acquisition                      -                    -                12,000
Exercise of management stock options                               -                1,130                     -
Proceeds from issuance of common stock                           325               52,797                     -
Proceeds from issuance of preferred stock
  and warrants                                                     -                    -                14,571
Rollover investments and share repurchases                         -             (125,219)                    -
Assets held in trust                                               -              (35,600)                    -
Net payments to public warrant holders                             -               (4,502)                    -
Debt issuance costs                                           (2,763)              (5,090)                 (178)
                                                         ------------         ------------          ------------
Net cash provided by financing activities                     80,444                2,370                11,124
                                                         ------------         ------------          ------------

Net increase(decrease)in cash and cash equivalents            (7,504)               2,157                (1,292)
Cash and cash equivalents at beginning of year                10,192                8,035                 9,327
                                                         ------------         ------------          ------------

Cash and cash equivalents at end of year                    $  2,688            $  10,192              $  8,035
                                                         ============         ============          ============




SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


NOTE 1.ORGANIZATION

BPC Holding Corporation ("Holding"), through its subsidiaries Berry Plastics Corporation ("Berry" or the "Company"), Berry Iowa Corporation ("Berry Iowa"), Berry Sterling Corporation ("Berry Sterling"), Berry Tri-Plas Corporation ("Berry Tri-Plas"), Berry Plastics Design Corporation ("Berry Design"), PackerWare Corporation ("PackerWare"), and Venture Packaging, Inc. ("Venture Packaging") and its subsidiaries Venture Packaging Midwest, Inc. and Venture Packaging Southeast, Inc., manufactures and markets plastic packaging products through its facilities located in Evansville, Indiana; Henderson, Nevada; Iowa Falls, Iowa; Charlotte, North Carolina; York, Pennsylvania; Suffolk, Virginia; Anderson, South Carolina; Monroeville, Ohio; and Lawrence, Kansas.

On September 16, 1996, Berry announced the consolidation of its Winchester, Virginia facility with other Company locations, including Charlotte, North Carolina; Evansville, Indiana; and Iowa Falls, Iowa. In conjunction with the PackerWare acquisition in January 1997 (see Note 3), the Company also acquired a manufacturing facility in Reno, Nevada. This facility was closed in 1997, and its operations were consolidated into the Henderson, Nevada facility.

Holding's fiscal year is a 52/53 week period ending generally on the Saturday closest to December 31. All references herein to "1997," "1996" and "1995" relate to the fiscal years ended December 27, 1997, December 28, 1996, and December 30, 1995, respectively.

NOTE 2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION AND BUSINESS

The consolidated financial statements include the accounts of Holding and its subsidiaries all of which are wholly owned. Intercompany accounts and transactions have been eliminated in consolidation. Holding, through its wholly owned subsidiaries, operates in one industry segment. The Company is a domestic manufacturer and marketer of plastic packaging, with sales concentrated in four product groups within this market: aerosol overcaps, rigid open-top containers, plastic drink cups, and housewares/lawn and garden. The Company's customers are located principally throughout the United States, without significant concentration in any one region or any one customer. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

Purchases of various densities of plastic resin used in the manufacture of the Company's products aggregated approximately $68 million in 1997 (excluding specialty resins). Dow Chemical Corporation is the principal supplier (approximately 56%) of the Company's total resin material requirements. The Company also uses other suppliers such as Union Carbide, Chevron, Phillips and Equistar (formerly Lyondell and Millennium) to meet its resin requirements. The Company does not anticipate any material difficulty in obtaining an uninterrupted supply of raw materials at competitive prices in the near future. However, should a significant shortage of the supply of resin occur, changes in both the price and availability of the principal raw material used in the manufacture of the Company's products could occur and result in financial disruption to the Company.

The Company is subject to existing and potential federal, state, local and foreign legislation designed to reduce solid waste in landfills. While the principal resins used by the Company are recyclable and, therefore, reduce the Company's exposure to legislation promulgated to date, there can be no assurance that future legislation or regulatory initiatives would not have a material adverse effect on the Company. Legislation, if promulgated, requiring plastics to be degradable in landfills or to have minimum levels of recycled content would have a significant impact on the Company's business as would legislation providing for disposal fees or limiting the use of plastic products.

CASH AND CASH EQUIVALENTS

All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

                          BPC HOLDING CORPORATION

INVENTORIES

Inventories are valued at the lower of cost (first in, first out method) or market.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets ranging from three to 25 years.

INTANGIBLE ASSETS

Origination fees relating to the 1994 Notes and 1996 Notes and deferred financing fees are being amortized using the straight-line method over the lives of the respective debt agreements.

The costs in excess of net assets acquired represent the excess purchase price over the fair value of the net assets acquired in the original acquisition of Berry Plastics and subsequent acquisitions. These costs are being amortized over a range of 15 to 20 years.

Covenants not to compete relating to agreements made with certain selling shareholders of acquired companies are being amortized over the respective life of the agreement.

Holding periodically evaluates the value of intangible assets to determine if an impairment has occurred. This evaluation is based on various analyses including reviewing anticipated cash flows.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain   amounts   on  the  1996  and  1995  financial  statements  have  been reclassified to conform with the 1997 presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME, and No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Statements will affect the disclosure requirement for financial statements beginning in 1998. The Company expects that the new reporting requirements will have no material effect on its financial position or results of operations.

NOTE 3.ACQUISITIONS

On March 10, 1995, the Company acquired through its newly formed subsidiary, Berry Sterling Corporation, substantially all of the assets and assumed certain liabilities of Sterling Products, Inc. for a purchase price of $7.3 million (the "Sterling Acquisition"). The operations of Berry Sterling Corporation are included in the Company's operations since the acquisition date using the purchase method of accounting.

On December 21, 1995, the Company acquired substantially all of the assets and assumed certain liabilities of Tri-Plas, Inc. through its subsidiary, Berry Tri-Plas Corporation (formerly Berry-CPI Corporation), for $6.6 million (the "Tri-Plas Acquisition"). The operations of Berry Tri-Plas are included in the Company's operations since the acquisition date using the purchase method of accounting.

On January 17, 1997, the Company acquired certain assets and assumed certain liabilities of Container Industries, Inc. ("Container Industries") of Pacoima, California for $2.9 million. The purchase was funded out of operating funds. The operations of Container Industries are included in the Company's operations since the acquisition date using the purchase method of accounting.

On January 21, 1997, the Company acquired the outstanding stock of PackerWare Corporation, a Kansas corporation, for aggregate consideration of approximately $28.1 million and merged PackerWare with a newly formed, wholly owned subsidiary of the Company (with PackerWare being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 5). The operations of PackerWare are included in the Company's operations since the acquisition date using the purchase method of accounting.

On May 13, 1997, Berry Design, a newly  formed,  wholly owned subsidiary of the
Company, acquired substantially all of the assets and assumed certain liabilities of Virginia Design Packaging Corp. ("Virginia Design") for approximately $11.1 million. The purchase was financed through the Credit Facility (see Note 5). The operations of Berry Design are included in the Company's operations since the acquisition date using the purchase method of accounting.

On August 29, 1997, the Company acquired the outstanding common stock of Venture Packaging for aggregate consideration of $43.7 million and merged Venture Packaging with a newly formed subsidiary of the Company (with Venture Packaging being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 5). Additionally, preferred stock and warrants were issued to certain selling shareholders of Venture Packaging (see Note 9). The operations of Venture Packaging are included in the Company's operations since the acquisition date using the purchase method of accounting.

The pro forma results listed below are unaudited and reflect purchase accounting adjustments assuming the Sterling Acquisition and the Tri-Plas Acquisition occurred on January 1, 1995; and the Container Industries, PackerWare, Virginia Design, and Venture acquisitions occurred on December 31, 1995.

                                                                    Year Ended
                                  DECEMBER 27, 1997             December 28, 1996             December 30, 1995
Net sales                           $ 261,531                      $ 257,098                      $ 157,263
Income (loss) before income taxes     (17,699)                        (9,932)                         4,274
Net income (loss)                     (17,837)                       (10,171)                         3,859

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated at the above dates, nor are they necessarily indicative of future operating results. Further, the information gathered on the acquired companies is based upon unaudited internal financial information and reflects only pro forma adjustments for additional interest expense and amortization of the excess of the cost over the underlying net assets acquired, net of the applicable income tax effect.

NOTE 4.INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                         DECEMBER 27,                     December 28,
                                                             1997                             1996
Deferred financing and origination fees                   $ 14,578                         $ 12,593
Covenants not to compete                                     4,598                              100
Excess of cost over net assets acquired                     32,464                            5,029
Deferred acquisition costs                                      13                              527
Accumulated amortization                                    (6,548)                          (3,497)
                                                            ------                           -------
                                                          $ 45,105                         $ 14,752
                                                            ======                           =======

Excess of cost over net assets acquired increased due to the acquisitions of PackerWare, Container Industries, Virginia Design, and Venture Packaging to the extent the purchase price exceeded the fair value of the net assets acquired.

The increase in covenants not to compete represents agreements entered into with certain selling shareholders of the acquired companies in 1997.

NOTE 5.LONG-TERM DEBT

Long-term debt consists of the following:

                                                                       December 27,                   December 28,
                                                                           1997                           1996
Holding 12.50% Senior Secured Notes                                     $105,000                       $105,000
Berry 12.25% Senior Subordinated Notes                                   100,000                        100,000
Term loans                                                                58,300                              -
Revolving line of credit                                                  25,654                              -
Nevada Industrial Revenue Bonds                                            5,000                          5,500
Iowa Industrial Revenue Bonds                                              5,400                          5,400
South Carolina Industrial Development Bonds                                6,985                              -
Capital lease obligation payable through December                            547                            785
1999
Debt discount                                                               (551)                          (639)
                                                                         --------                       -------
                                                                         306,335                        216,046
Less current portion of long-term debt                                     7,619                            738
                                                                         --------                       -------
                                                                        $298,716                       $215,308
                                                                         ========                       =======

HOLDING 12.50% SENIOR SECURED NOTES

On June 18, 1996, Holding, as part of a recapitalization (see Note 9), issued 12.50% Senior Secured Notes due 2006 (the "1996 Offering") for net proceeds, after expenses, of approximately $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the notes). These notes were exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006 (the "1996 Notes"). Interest is payable semi-annually on June 15 and December 15 of each year. In addition, from December 15, 1999 until June 15, 2001, Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 Notes valued at 100% of the principal amount thereof.

In connection with the 1996 Notes, $35.6 million was placed in escrow, which has been invested in U.S. government securities, to pay three years' interest on the notes. Pending disbursement, the trustee will have a first priority lien on the escrow account for the benefit of the holders of the 1996 Notes. Funds may be disbursed from the escrow account only to pay interest on the 1996 Notes and, upon certain repurchases or redemptions of the notes, to pay principal of and premium, if any, thereon. The balance in the escrow account as of December 27, 1997 is $18.9 million.

The 1996 Notes rank senior in right of payment to all existing and future subordinated indebtedness of Holding, including Holding's subordinated guarantee of the 1994 Notes (as defined hereinafter) and PARI PASSU in right of payment with all senior indebtedness of Holding. The 1996 Notes are effectively subordinated to all existing and future senior indebtedness of Berry, including borrowings under the Credit Facility, the Nevada and Iowa Industrial Revenue Bonds, and the South Carolina Industrial Development Bonds.

BERRY 12.25% SENIOR SUBORDINATED NOTES

On April 21, 1994, Berry completed an offering of 100,000 units consisting of $100.0 million aggregate principal amount of 12.25% Berry Plastics Corporation Senior Subordinated Notes, due 2004 (the "1994 Notes") and 100,000 warrants to purchase 1.13237 shares of Class A Common Stock, $.00005 par value (collectively the "1994 Transaction"), of Holding. The 1994 Notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1994. The 1994 Notes are unconditionally guaranteed on a senior subordinated basis by Holding and all of Berry's subsidiaries, and there are no nonguarantor subsidiaries. Separate financial statements of the guarantors are not presented as management does not believe them to be material to investors. The net proceeds to Berry from the sale of the notes, after expenses, were $93.0 million.

Berry is not required to make mandatory redemption or sinking fund payments with respect to the 1994 Notes. Subsequent to April 15, 1999, the 1994 Notes may be redeemed at the option of Berry, in whole or in part, at redemption prices ranging from 106.125% in 1999 to 100% in 2002 and thereafter. Upon a change in control, as defined in the indenture entered into in connection with the 1994 Transaction (the "1994 Indenture"), each holder of notes will have the right to require Berry to repurchase all or any part of such holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest.

The 1994 Notes rank PARI PASSU with or senior in right of payment to all existing and future subordinated indebtedness of Berry. The notes rank junior in right of payment to all existing and future senior indebtedness of Berry, including borrowings under the Credit Facility, the Nevada and Iowa Industrial Revenue Bonds, and the South Carolina Industrial Development Bonds.

The 1994 Indenture contains certain covenants which, among other things, limit Berry and its subsidiaries' ability to incur debt, merge or consolidate, sell, lease or transfer assets, make dividend payments and engage in transactions with affiliates.

CREDIT FACILITY

Concurrent with the PackerWare acquisition, the Company entered into a financing and security agreement (the "Security Agreement") with NationsBank, N.A. for a senior secured line of credit in an aggregate principal amount of $60.0 million (the "Credit Facility"). As a result of the acquisition of assets of Virginia Design and the acquisition of Venture Packaging, the Credit Facility was amended and increased to $127.2 million. The indebtedness under the Credit Facility is guaranteed by Holding and the Company's subsidiaries. The Credit Facility replaced the facility previously provided by Fleet Capital Corporation.

The Credit Facility provides the Company with a $50 million revolving line of credit, subject to a borrowing base formula, a $58.3 million term loan facility and a $18.9 million standby letter of credit facility to support the Company's and its subsidiaries' obligations under the Nevada and Iowa Industrial Revenue Bonds and the South Carolina Industrial Development Bonds. The Company borrowed all amounts available under the term loan facility to finance the PackerWare, Virginia Design and Venture Packaging acquisitions. At December 27, 1997, the Company had unused borrowing capacity under the Credit Facility's borrowing base with respect to the revolving line of credit of approximately $12.5 million.

The Credit Facility matures on January 21, 2002 unless previously terminated by the Company or by the lenders upon an Event of Default as defined in the Security Agreement. The term loan facility requires periodic quarterly payments, varying in amount, beginning in 1998 through the maturity of the facility. Interest on borrowings on the Credit Facility will be based on the lender's base rate plus .5% or LIBOR plus 2.0%, at the Company's option.

The Credit Facility contains various covenants which include, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations, (ii) limitations on the issuance of additional indebtedness, and (iii) limitations on capital expenditures.

NEVADA INDUSTRIAL REVENUE BONDS

The Nevada Industrial Revenue Bonds bear interest at a variable rate (4.6% at December 27, 1997 and December 28, 1996), require annual principal payments of $0.5 million on April 1, are collateralized by irrevocable letters of credit issued by NationsBank under the Credit Facility and mature in April 2007.

IOWA INDUSTRIAL REVENUE BONDS

The Iowa Industrial Revenue Bonds bear interest at a variable rate (4.4% and 4.0% at December 27, 1997 and December 28, 1996, respectively), require no periodic principal payments, are collateralized by irrevocable letters of credit issued by NationsBank under the Credit Facility and mature in August 1998. The Company plans to refinance these bonds through a term loan under the Credit Facility.

SOUTH CAROLINA INDUSTRIAL DEVELOPMENT BONDS
The South Carolina Industrial Bonds bear interest at a variable rate (4.3% at December 27, 1997), require semi-annual principal payments of $0.3 million on April 1 and October 1 with a final balloon payment of $0.9 on April 1, 2010, and are collateralized by irrevocable letters of credit issued by NationsBank under the Credit Facility.

OTHER

Future maturities of long-term debt are as follows: 1998, $7,619; 1999, $17,643; 2000, $13,875; 2001, $13,510; 2002, $43,104 and $211,135 thereafter.

Interest  paid  was $29,927, $19,744 and  $13,432  for  1997,  1996  and  1995,
respectively. Interest capitalized was $341, $225 and $350 for 1997, 1996 and 1995, respectively.

NOTE 6.LEASE AND OTHER COMMITMENTS

Certain property and equipment are leased using capital and operating leases. Capitalized lease property consisted of manufacturing equipment with a cost of $1,661 and related accumulated amortization of $831 and $664 at December 27, 1997 and December 28, 1996, respectively. Capital lease amortization is included in depreciation expense. Total rental expense for operating leases was  approximately  $3,332,  $2,344,  and  $1,515  for 1997,  1996,  and  1995,
respectively.

Future minimum lease payments for capital leases and noncancellable operating leases with initial terms in excess of one year are as follows:

                                                                AT DECEMBER 28, 1997

                                               CAPITAL LEASES               Operating Leases
1998                                              $ 301                         $ 4,041
1999                                                301                           3,064
2000                                                  -                           2,824
2001                                                  -                           2,696
2002                                                  -                           1,987
Thereafter                                            -                           1,921
                                                  -----                           -----
                                                    602                        $ 16,533
Less:  amount representing interest                  55                          ======
                                                  -----
Present value of net minimum lease payments      $  547
                                                  =====

NOTE 7.INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax liabilities and assets at December 27, 1997 and December 28, 1996 are as follows:

                                                         DECEMBER 27,                     December 28,
                                                             1997                             1996
Deferred tax liabilities:
   Tax over book depreciation                              $ 11,073                         $ 2,316
   Other                                                          -                             104
                                                            -------                           -----
Total deferred tax liabilities                               11,073                           2,420

Deferred tax assets:
   Allowance for doubtful accounts                              590                             331
   Inventory                                                  1,391                             350
   Compensation and benefit accruals                          1,198                             719
   Insurance reserves                                           338                             207
   Net operating loss carryforwards                           8,372                           1,916
   Alternative minimum tax (AMT) credit carryforwards         2,049                           2,003
                                                             ------                           -----
Total deferred tax assets                                    13,938                           5,526
                                                             ------                           -----
                                                              2,865                           3,106
Valuation allowance for net deferred tax assets                (816)                         (1,103)
                                                             ------                           -----
Net deferred tax assets                                     $ 2,049                         $ 2,003
                                                             ======                           =====

Income tax expense consists of the following:

                                          DECEMBER 27, 1997          December 28, 1996         December 30, 1995
Current
  Federal                                     $    -                      $    -                    $ 1,404
  State                                          138                         186                        237
Deferred
  Federal                                          -                          69                       (900)
  State                                            -                         (16)                       (63)
                                              ------                       -----                     ------
Income tax expense                            $  138                      $  239                    $   678
                                              ======                       =====                     ======


Holding has unused operating loss carryforwards of approximately $21.7 million for federal income tax purposes which begin to expire in 2010. AMT credit carryforwards are available to Holding indefinitely to reduce future years' federal income taxes. A tax sharing agreement is in place that allows Holding to make losses available to Berry.

Income taxes paid during 1997, 1996 and 1995 approximated $47, $528, and $2,001, respectively.

A reconciliation of income tax expense, computed at the federal statutory rate, to income tax expense, as provided for in the financial statements, is as follows:

                                                                         Year Ended

                                                       December 27,          December 28,             December 30,
                                                          1997                   1996                     1995

Federal income tax expense (benefit) at statutory        $(4,853)               $(1,057)               $2,384
rate
State income tax expense, net of federal benefit             138                    112                   115
Amortization of goodwill                                     285                      -                     -
Expenses not deductible for income tax purposes              219                     51                    19
Change in valuation allowance for net deferred tax         4,298                  1,103                (1,869)
assets
Other                                                         51                     30                    29
                                                          ------                 ------                ------
Income tax expense                                       $   138                $   239                $  678
                                                          ======                 ======                ======

NOTE 8.EMPLOYEE RETIREMENT PLANS

Berry sponsors a defined contribution 401(k) retirement plan covering substantially all employees. Contributions are based upon a fixed dollar amount for employees who participate and percentages of employee contributions at specified thresholds. Contribution expense for this plan was approximately $629, $531, and $384 for 1997, 1996 and 1995, respectively.

NOTE 9.STOCKHOLDERS' EQUITY

COMMON STOCK

On June 18, 1996, Holding consummated the transaction described below (the "1996 Transaction"). BPC Mergerco, Inc. ("Mergerco"), a wholly owned subsidiary of Holding, was organized by Atlantic Equity Partners International II, L.P. ("International"), Chase Venture Capital Associates, L.P. ("CVCA"), and certain other institutional investors to effect the acquisition of a majority of the outstanding capital stock of Holding. Pursuant to the terms of a Common Stock Purchase Agreement dated as of June 12, 1996 each of International, CVCA and certain other equity investors (collectively the "Common Stock Purchasers") subscribed for shares of common stock of Mergerco. In addition, pursuant to the terms of a Preferred Stock Purchase Agreement dated as of June 12, 1996 (the "Preferred Stock Purchase Agreement"), CVCA and an additional institutional investor (the "Preferred Stock Purchasers") purchased shares of preferred stock of Mergerco (the "Preferred Stock") and warrants (the "1996 Warrants") to purchase shares of common stock of Mergerco. Immediately after the purchase of the common stock, the preferred stock and the 1996 Warrants of Mergerco, Mergerco merged (the "Merger") with and into Holding, with Holding being the surviving corporation. Upon the consummation of the Merger: each share of the Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of Holding and certain privately-held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor, and all other classes of common stock of Holding, a majority of which was held by certain members of management, were converted into shares of common stock of the surviving corporation. In addition, upon the consummation of the Merger, the holders of the warrants (the "1994 Warrants") to purchase capital stock of Holding that were issued in connection with the 1994 Transaction became entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor. The Company's common stock shareholders who held common stock immediately preceding the 1996 Transaction retained 78% of the common stock. Additionally, a $2,762 bonus was paid to management employees who held unvested stock options at the time of the 1994 Transaction which is included in 1996 general and administrative expenses.

The authorized capital stock of Holding consists of 3,500,000 shares of capital stock, including 2,500,000 shares of Common Stock, $.01 par value (the "Holding Common Stock"). Of the 2,500,000 shares of Holding Common Stock, 500,000 shares are designated Class A voting Common Stock (the "Class A Voting Stock"), 500,000 shares are designated Class A Nonvoting Common Stock (the "Class A Nonvoting Stock"), 500,000 shares are designated Class B Nonvoting Common Stock (the "Class B Nonvoting Stock"), and 500,000 shares are designated Class C Nonvoting Common Stock (the "Class C Nonvoting Stock").

PREFERRED STOCK AND WARRANTS

In connection with the 1996 Transaction, for aggregate consideration of $15.0 million, Mergerco issued units (the "Units") comprised of Series A Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"), and detachable warrants to purchase shares of Class B Common Stock (voting and non-voting) constituting 6% of the issued and outstanding Common Stock of all classes, determined on a fully-diluted basis (the "Warrants").

Dividends accrue at a rate of 14% per annum, payable quarterly in arrears (each date of payment, a "Dividend Payment Date") and will accumulate until declared and paid. Dividends declared and accruing prior to the first Dividend Payment Date occurring after the sixth anniversary of the issue date (the "Cash Dividend Date") may, at the option of Holding, be paid in cash in full or in part or accrue quarterly on a compound basis. Thereafter, all dividends are payable in cash in arrears. The dividend rate is subject to increase to a rate of (i) 16% per annum if (and for so long as) Holding fails to declare and pay dividends in cash for any quarterly period following the Cash Dividend Date and
(ii) 15% per annum if (and for so long as) Holding fails to comply with its obligations relating to the rights and preferences of the Preferred Stock. If Holding fails to pay in full, in cash, (a) all accrued and unpaid dividends on or prior to the twelfth anniversary of the issue date or (b) all accrued dividends on any Dividend Payment Date following the twelfth anniversary of the issue date, the holders of Preferred Stock will be permitted to elect a majority of the Board of Directors of Holding.

The Preferred Stock ranks prior to all other classes of stock of Holding upon liquidation and is entitled to receive, out of assets available for distribution, cash in the aggregate amount of $15.0 million, plus all accrued and unpaid dividends thereon. Subject to the terms of the 1996 Indenture, on any Dividend Payment Date, Holding has the option of exchanging the Preferred Stock, in whole but not in part, for Senior Subordinated Exchange Notes, at the rate of $25 in principal amount of notes for each $25 of liquidation preference of Preferred Stock held; provided, however, that no shares of Preferred Stock may be exchanged for so long as any shares of Preferred Stock are held by CVCA or its affiliates. Upon such exchange, Holding will be required to pay in cash all accrued and unpaid dividends.

Pursuant to the Preferred Stock Purchase Agreement, the holders of Preferred Stock and Warrants have unlimited incidental registration rights (subject to cutbacks under certain circumstances). The exercise price of the Warrants is $.01 per Warrant and the Warrants are exercisable immediately upon issuance. All unexercised warrants will expire on the tenth anniversary of the issue date. The number of shares issuable upon exercise of a Warrant are subject to anti-dilution adjustments upon the occurrence of certain events.

In conjunction with the Venture Packaging acquisition, Holding authorized and issued 200,000 shares of Series B Cumulative Preferred Stock to certain selling shareholders of Venture Packaging. The Preferred Stock has a stated value of $25 per share, and dividends accrue at a rate of 14.75% per annum and will accumulate until declared and paid. The Preferred Stock ranks junior to the Series A Preferred Stock and prior to all other capital stock of Holding. In addition, Warrants to purchase 9,924 shares of Class B Non-Voting Common Stock at $108 per share were issued to the same selling shareholders of Venture Packaging.

STOCK OPTION PLAN

Pursuant to the provisions of the BPC Holding Corporation 1996 Stock Option Plan (the "Option Plan") which reserved 45,620 shares for future issuance, Holding has granted options to certain officers and key employees to acquire shares of Class B Nonvoting Common Stock. During 1997, amendments were approved to the Option Plan reserving an additional 6,000 shares for future issuance. These options are subject to various option agreements, which among other things, set forth the class of stock, option price and performance thresholds to determine exercisability and vesting requirements. The Option Plan expires October 3, 2003 or such earlier date on which the Board of Directors of Holding, in its sole discretion, determines. Option prices range from $100 to $108 per share.

FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"), prescribes accounting and reporting standards for all stock-based compensation plans. Statement 123 provides that companies may elect to continue using existing accounting requirements for stock-based awards or may adopt a new fair value method to determine their intrinsic value. Holding has elected to continue following Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") to account for its employee stock options. Under APB 25, because the exercise price of Holding's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Pro forma effects on Holding's 1997, 1996 and 1995 consolidated statements of operations using the fair value method prescribed by Statement 123 have not been disclosed because there is no material difference between results obtained using this method and using the criteria set forth in APB 25.

Information related to the Option Plan is as follows:

                                               DECEMBER 27, 1997               DECEMBER 28, 1996
                                         -----------------------------   ----------------------------
                                                            Weighted                       Weighted
                                           Number            Average       Number           Average
                                             of             Exercise         of            Exercise
                                           Shares             Price        Shares            Price
                                         -----------------------------   -----------------------------

Options outstanding, beginning of year   43,393             $100                 -            $  -
Options granted                           5,425              106            43,768             100
Options exercised                             -                -                 -               -
Options canceled                         (1,110)             100              (375)            100
                                         -------                            -------
Options outstanding, end of year         47,708              101            43,393             100
                                         =======                            =======

Option price range at end of year              $100 - $108                          $100
Options exercisable at end of year                13,561                            8,679
Options available for grant at year end            3,912                            2,227
Weighted average fair value of options
  granted during year                               $106                             $100


 The following table summarizes information about the options outstanding at December 27, 1997:


                                                                         Weighted
 Range of                                        Weighted Average          Average               Number
Exercise              Number Outstanding      Remaining Contractual      Exercise           Exercisable at
Prices               at December 27, 1997             Life                 Price           December 27, 1997
-------------------------------------------------------------------------------------------------------------
$100 - $108             47,708                      4 years             $100.72               13,561

STOCKHOLDERS AGREEMENTS
Holding entered into a new stockholders agreement (the "New Stockholders Agreement") dated as of June 18, 1996 with the Common Stock Purchasers, certain management stockholders and, for limited purposes thereunder, the Preferred Stock Purchasers. The New Stockholders Agreement grants certain rights including, but not limited to, designation of members of Holding's Board of Directors, the initiation of an initial public offering of equity securities of the Company or a sale of Holding. The agreement also restricts certain transfers of Holding's equity.

Holding entered into an amended and restated agreement with its management stockholders and International on June 18, 1996. The agreement contains provisions (i) limiting transfers of equity by the management stockholders;
(ii) requiring the management stockholders to sell their shares as designated by Holding or International upon the consummation of certain transactions;
(iii) granting the management stockholders certain rights of co-sale in connection with sales by International; (iv) granting rights to repurchase capital stock from the management stockholders upon the occurrence of certain events; and (v) requiring the management stockholders to offer shares to Holding prior to any permitted transfer.

NOTE 10.RELATED PARTY TRANSACTIONS

The Company is party to a management agreement (the "Management Agreement") with First Atlantic Capital, Ltd. ("First Atlantic"). In connection with the 1996 Transaction, Holding paid a fee of $1,250 plus reimbursement for out-of-pocket expenses to First Atlantic for advisory services, including originating, structuring and negotiating the 1996 Transaction. First Atlantic also received advisory fees of $966 for originating, structuring and negotiating the 1997 acquisitions and a $100 advisory fee in both March and December 1995 for originating, structuring and negotiating the Sterling Products acquisition and the Tri-Plas acquisition, respectively.

In consideration of financial advisory and management consulting services, the Company paid First Atlantic fees and expenses of $771, $788 and $817 for fiscal 1997, 1996, and 1995, respectively.

NOTE 11.FAIR VALUE OF FINANCIAL INSTRUMENTS INFORMATION

The Company's financial instruments generally consist of cash and cash equivalents and the Company's long-term debt. The carrying amounts of the Company's financial instruments approximate fair value at December 27, 1997, except for the 1994 Notes and the 1996 Notes for which the fair value exceed the carrying value by approximately $10.0 million and $10.5 million, respectively.

NOTE 12.SUMMARY UNAUDITED FINANCIAL INFORMATION (IN THOUSANDS)

The following summarizes unaudited financial information of Holding's wholly owned subsidiary, Berry Plastics Corporation and subsidiaries:

                                                         DECEMBER 27,          DECEMBER 28,
                                                             1997                 1996
                                                         ------------         ------------
CONSOLIDATED BALANCE SHEETS
Current assets                                             $  62,824            $  42,445
Property and equipment - net of accumulated depreciation     108,218               55,664
Other noncurrent assets                                       44,480               12,046
Current liabilities                                           42,158               26,220
Noncurrent liabilities                                       205,172              113,113
Equity (deficit)                                             (31,808)             (29,177)

                                                            YEAR ENDED
                                             ------------------------------------------
                                              DECEMBER 27,   DECEMBER 28,  DECEMBER 30,
                                                 1997          1996           1995
                                             ------------   ------------   ------------
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales                                     $226,954       $151,058        $140,681
Cost of goods sold                             180,249        110,110         102,484
Income (loss) before income taxes               (2,493)         6,490           6,861
Net income (loss)                               (2,631)         5,989           6,183

                          BPC HOLDING CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                           (In Thousands of Dollars)

                                                       SEPTEMBER 26,                    DECEMBER 27,
                                                           1998                             1997
                                                       (UNAUDITED)
    ASSETS
    Current assets:
    Cash and cash equivalents                          $  7,122                         $   2,688
    Accounts  receivable (less allowance for doubtful
    accounts of $844 at September 26, 1998 and $1,038
    at December 27, 1997)                                35,208                            28,385
    Inventories:
    Finished   goods                                     19,538                            22,029
    Raw materials and supplies                            6,885                             7,429
                                                        -------                           -------
                                                         26,423                            29,458
    Prepaid expenses and other receivables                2,427                             1,834
    Income taxes recoverable                                355                             1,167
                                                        -------                           -------
    Total current assets                                 71,535                            63,532

    Assets held in trust                                 13,121                            19,738
    Property and equipment:
    Land                                                  6,663                             5,811
    Buildings and improvements                           31,298                            33,891
    Machinery, equipment and tooling                    135,190                           122,991
    Automobiles and trucks                                1,341                             1,241
    Construction in progress                              9,052                            10,357
                                                        -------                           -------
                                                        183,544                           174,291
    Less accumulated depreciation                        78,980                            66,073
                                                        -------                           -------
                                                        104,564                           108,218
    Intangible assets:
    Deferred financing and origination fees, net         11,249                            10,849
    Covenants not to compete, net                         3,597                             3,940
    Excess of cost over net assets acquired, net         41,228                            30,303
    Deferred acquisition costs                              163                                13
                                                        -------                           -------
                                                         56,237                            45,105
    Deferred income taxes                                 2,049                             2,049
    Other                                                 1,015                               802
                                                        -------                           -------
    Total assets                                       $248,521                          $239,444
                                                        =======                           =======

                                        BPC HOLDING CORPORATION

                                        (In Thousands of Dollars)

                                                    SEPTEMBER 26,                   DECEMBER 27,
                                                        1998                            1997
                                                     (UNAUDITED)
    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Current liabilities:
     Accounts payable                               $  17,383                        $  16,732
     Accrued expenses and other liabilities            10,005                           7,162
     Accrued interest                                  10,020                           3,612
     Employee compensation and payroll taxes           10,680                           7,489
     Income taxes                                         147                              55
     Current portion of long-term debt                 18,280                           7,619
                                                      -------                         -------
    Total current liabilities                          66,515                          42,669

    Long-term debt, less current portion              290,111                         298,716
    Accrued dividends on preferred stock                6,294                           3,674
    Other liabilities                                     679                           3,360
                                                      -------                         -------
                                                      363,599                         348,419
    Stockholders' equity (deficit):
     Class   A   Preferred  Stock;  800,000  shares
    authorized;   600,000    shares    issued   and
    outstanding  (net  of  discount  of  $2,843  at
    September  26, 1998 and $3,062 at December  27,    11,728                          11,509
    1997)
     Class   B   Preferred  Stock;  200,000  shares
    authorized, issued and outstanding                  5,000                           5,000
     Class A Common Stock; $.01 par value:
     Voting;  500,000   shares  authorized;  91,000
    shares                                   issued         1                               1
    and outstanding
     Nonvoting;  500,000 shares authorized; 259,000
    shares                                                  3                               3
    issued and outstanding
     Class B Common Stock; $.01 par value:
     Voting;  500,000  shares  authorized;  144,936
    shares                                   issued         1                               1
    and outstanding
     Nonvoting;  500,000  shares authorized; 58,168
    shares                                                  1                               1
    issued and outstanding
     Class C Common Stock; $.01 par value:
     Nonvoting;  500,000  shares authorized; 16,960
    shares                                                  -                               -
    issued and outstanding
     Treasury stock:  726 shares                          (81)                            (22)
     Additional paid-in capital                        46,616                          49,374
     Warrants                                           3,511                           3,511
     Retained earnings (deficit)                     (181,970)                       (178,353)
     Foreign currency translation gain                    112                               -
                                                      -------                         -------
    Total stockholders' equity (deficit)             (115,078)                       (108,975)
                                                      -------                         -------
    Total liabilities  and  stockholders' equity
    (deficit)                                       $ 248,521                       $ 239,444
                                                      =======                         =======

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                          BPC HOLDING CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (In Thousands of Dollars)

                                        THIRTEEN WEEKS ENDED                  THIRTY-NINE WEEKS ENDED
                                 SEPTEMBER 26,       SEPTEMBER  27,        SEPTEMBER 26,       SEPTEMBER 27,
                                     1998                 1997                 1998                1997
                                                     (UNAUDITED)                              (UNAUDITED)
   Net sales                       $68,800              $58,780              $205,116            $164,715
   Cost of goods sold               51,066               46,887               151,083             129,054
                                   -------              -------               -------             -------
   Gross margin                     17,734               11,893                54,033              35,661
   Operating expenses:
     Selling                         3,769                2,955                10,881               8,048
     General and administrative      4,502                2,889                13,301               8,613
     Research and development          488                  333                 1,231                 935
     Amortization of intangibles       776                  505                 2,483               1,129
     Other                             877                1,042                 3,240               2,783
                                   -------              -------               -------             -------
   Operating income                  7,322                4,169                22,897              14,153
Other income and expense:
     Loss  (gain)  on disposal
   of property and equipment            62                  (1)                   492                  89
                                   -------              -------               -------             -------
   Income before interest and
     income taxes                    7,260                4,170                22,405              14,064
   Interest:
     Expense                        (9,083)              (8,117)              (26,524)            (23,667)
     Income                            259                  443                   833               1,598
                                   -------              -------                -------            -------
   Loss before income taxes         (1,564)              (3,504)               (3,286)             (8,005)
   Income tax expense                  306                   58                   331                 151
                                   -------              -------               -------             -------
   Net loss                         (1,870)              (3,562)               (3,617)             (8,156)

   Preferred stock dividends          (837)                (710)               (2,620)             (1,757)
                                   -------              -------               -------             -------
   Net  loss  attributable  to
   common stockholders            $ (2,707)            $ (4,272)             $ (6,237)           $ (9,913)
                                   =======              =======               =======             =======


SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                          BPC HOLDING CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (In Thousands of Dollars)

                                                                THIRTY-NINE WEEKS ENDED
                                                     SEPTEMBER 26,                 SEPTEMBER 27,
                                                         1998                          1997
                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net loss                                           $  (3,617)                   $  (8,156)
Adjustments to reconcile net loss to net cash
provided by
operating activities:
  Depreciation                                        15,466                       11,493
  Non-cash interest expense                            1,335                        1,139
  Amortization                                         2,483                        1,129
  Write off of financing fees                              -                          390
  Interest paid from assets held in trust              6,617                        5,052
  Loss on sale of property and equipment                 492                           89
  Changes in operating assets and liabilities:
    Accounts receivable, net                         (3,590)                       (8,724)
    Inventories                                        3,492                        2,883
    Prepaid expenses and other receivables               316                         (83)
    Accounts payable and accrued expenses              5,935                        4,193
    Other assets                                       (349)                          209
                                                    -------                       -------
Net cash provided by operating activities            28,580                         9,614

INVESTING ACTIVITIES
Additions to property and equipment                 (13,540)                       (8,795)
Proceeds from disposal of property and equipment      4,452                         1,092
Acquisitions of businesses                          (15,948)                      (83,529)
                                                    -------                       -------
Net cash used for investing activities              (25,036)                      (91,232)

FINANCING ACTIVITIES
Proceeds from borrowings                             42,254                        79,296
Payments on borrowings                              (40,244)                       (2,991)
Debt issuance costs                                  (1,141)                       (2,761)
Proceeds from issuance of common stock                   80                           324
Purchase of stock from management                       (59)                            -
                                                    -------                       -------
Net cash provided by financing activities               890                        73,868
                                                    -------                       -------
Net increase (decrease) in cash and cash              4,434                        (7,750)
equivalents
Cash and cash equivalents at beginning of period      2,688                        10,192
                                                    -------                       -------
Cash and cash equivalents at end of period        $   7,122                    $    2,442
                                                    =======                       =======


SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                           BPC HOLDING CORPORATION



             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of BPC Holding Corporation and its subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Preparation of the financial statements require management to make estimates that affect the required amounts of assets, liabilities, revenues, and expenses. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. The accompanying financial statements include the results of BPC Holding Corporation ("Holding") and its wholly owned subsidiary, Berry Plastics Corporation ("Berry"), and its wholly owned subsidiaries:
Venture Packaging, Inc. ("Venture Packaging"), Venture Packaging Midwest, Inc., Venture Packaging Southeast, Inc., PackerWare Corporation ("PackerWare"), Berry Iowa Corporation, Berry Tri-Plas Corporation, Berry Sterling Corporation, Berry Plastics Design Corporation ("Berry Design"), NIM Holdings Limited ("NIM Holdings"), Norwich Injection Moulders Limited ("Norwich Moulders"), and AeroCon, Inc. For further information, refer to the consolidated financial statements and footnotes thereto included in Holding's and Berry's Form 10-K's filed with the Securities and Exchange Commission for the year ended December 27, 1997.

Certain amounts on the 1997 financial statements have been reclassified to conform with the 1998 presentation.

2.  ACQUISITIONS

On January 17, 1997, Berry acquired certain assets and assumed certain liabilities of Container Industries, Inc. ("Container Industries") of Pacoima, California for $2.9 million. The purchase was funded out of operating funds. The operations of Container Industries are included in Berry's operations since the acquisition date using the purchase method of accounting.

On January 21, 1997, Berry acquired the outstanding stock of PackerWare, a Kansas corporation, for aggregate consideration of approximately $28.1 million by way of a merger of PackerWare with a newly formed, wholly owned subsidiary of Berry (with PackerWare being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 3). The operations of PackerWare are included in Berry's operations since the acquisition date using the purchase method of accounting.

On May 13, 1997, Berry Design, a newly formed, wholly owned subsidiary of Berry, acquired substantially all of the assets and assumed certain liabilities of Virginia Design Packaging Corp. ("Virginia Design") for approximately $11.1 million. The purchase was financed through the Credit Facility (see Note 3). The operations of Berry Design are included in Berry's operations since the acquisition date using the purchase method of accounting.

On August 29, 1997, Berry acquired the outstanding common stock of Venture Packaging for aggregate consideration of $43.7 million by way of a merger of Venture Packaging with a newly formed subsidiary of Berry (with Venture
Packaging being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 3). Additionally, preferred stock and warrants were issued to certain selling shareholders of Venture
Packaging. The operations of Venture Packaging are included in Berry's operations since the acquisition date using the purchase method of accounting.

On July 2, 1998, NIM Holdings, a newly-formed, wholly-owned subsidiary of Berry, acquired all of the capital stock of Norwich Moulders of Norwich, England for aggregate consideration of approximately $14.0 million. The purchase was primarily financed through the Credit Facility (see Note 3). The operations of Norwich Moulders are included in Berry's operations since the acquisition date using the purchase method of accounting.

The pro forma results listed below are unaudited and reflect purchase accounting adjustments assuming the Container Industries, PackerWare, Virginia Design, Venture Packaging and Norwich Moulders acquisitions occurred on December 29, 1996.

                               THIRTEEN WEEKS ENDED              THIRTY-NINE WEEKS ENDED
                                SEPTEMBER 27, 1997       SEPTEMBER 27, 1997      SEPTEMBER 26, 1998
                               --------------------------------------------------------------------
                                                            (In Thousands)
Net sales                            $ 72,995                  $ 205,008               $ 211,977
Loss before income taxes               (3,502)                    (8,621)                 (4,873)
Net loss attributable to common
stockholders                           (4,279)                   (10,714)                 (6,144)

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated at the above date, nor are they necessarily indicative of future operating results. Further, the information gathered on the acquired companies is based upon unaudited internal financial information and reflects only pro forma adjustments for additional interest expense and amortization of the excess of the cost over the underlying net assets acquired, net of the applicable income tax effect.

3.  LONG-TERM DEBT


Long-term debt consists of the following:

                                                 SEPTEMBER 26,                DECEMBER 27,
                                                     1998                         1997
                                               ---------------------------------------------
                                                             (In Thousands)
Holding 12.50% Senior Secured Notes            $105,000                      $105,000
Berry 12.25% Senior Subordinated Notes          125,000                       100,000
Term loans                                       72,340                        58,300
Revolving line of credit                              -                        25,654
Nevada Industrial Revenue Bonds                   4,500                         5,000
Iowa Industrial Revenue Bonds                         -                         5,400
South Carolina Industrial Development Bonds           -                         6,985
Capital lease obligations                           682                           547
Debt premium (discount), net                        869                          (551)
                                                -------                       -------
                                                308,391                       306,335
Less current portion of long-term debt           18,280                         7,619
                                                -------                       -------
                                               $290,111                      $298,716
                                                =======                       =======

The current portion of long-term debt at September 26, 1998 consists of $17.5 million of quarterly installments on the term loans, $0.5 million of repayments on the Nevada Industrial Revenue Bonds and the monthly principal payments related to capital lease obligations.

On August 24, 1998, Berry completed an offering of $25.0 million aggregate principal amount of 12.25% Series B Senior Subordinated Notes due 2004 (the "1998 Notes"). The 1998 Notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1998. The 1998 Notes are unconditionally guaranteed on a senior subordinated basis by Holding and all of Berry's subsidiaries. The net proceeds to Berry from the sale of the 1998 Notes, after expenses, were $25.2 million. Berry applied the net proceeds to repay borrowings under Berry's revolving line of credit.

The 1998 Notes rank PARI PASSU with or senior in right of payment to all existing and future subordinated indebtedness of Berry. The notes rank junior in right of payment to all existing and future senior indebtedness of Berry, including borrowings under the Credit Facility and the Nevada Industrial Revenue Bonds.

Concurrent with the PackerWare acquisition, Berry entered into a financing and security agreement with NationsBank, N.A. (the "Credit Agreement") for a senior secured line of credit in an aggregate principal amount of $60.0 million (the "Credit Facility"). As a result of the acquisition of assets of Virginia Design and the acquisition of Venture Packaging, the Credit Facility was amended and increased to $127.2 million. Concurrently with the Norwich
Moulders acquisition, the Credit Facility was again amended and increased to $132.6 million plus an additional revolving line of credit facility of
<pound-sterling>1.5 million  (the  "UK  Revolver")  and a term loan facility of
<pound-sterling>4.5 million (the "UK Term Debt").  The  indebtedness  under the
Credit Facility is guaranteed by Holding and Berry's subsidiaries. The indebtedness under the Credit Facility is guaranteed by Holding and Berry's subsidiaries.

The amended Credit Facility provides the Company with a $50.0 million revolving line of credit, subject to a borrowing base formula, a $64.4 million term loan facility; the U.K. Revolver, subject to a borrowing base formula; the UK Term Debt, and a $4.6 million standby letter of credit facility to support Berry's obligation under the Nevada Industrial Revenue Bond. The Credit Facility also provides the Company with a term loan facility which was used to finance the repayment of the South Carolina Industrial Development Bonds as discussed below. Based on the borrowing formula as of September 26, 1998, Berry had approximately $40.4 million of additional available credit under the revolving line of credit.

The Credit Facility matures on January 21, 2002 unless previously terminated by Berry or by the lenders upon an Event of Default as defined in the Credit Agreement. The term loan facility requires periodic quarterly payments, varying in amount, through the maturity of the facility.
Interest on borrowings on the Credit Facility will be based on the lender's base rate plus .5% or LIBOR plus 2.0%, at Berry's option. Following receipt of the financial statements, the applicable interest rate margin can be adjusted quarterly, excluding the UK Revolver and the UK Term Debt, based on the Company's ratio of funded debt to EBITDA. The Credit Facility contains various covenants which include, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations,
(ii) limitations on the issuance of additional indebtedness, and (iii) limitations on capital expenditures.

On July 30, 1998, the Iowa Industrial Revenue Bonds were repaid by the Company through borrowings under its term debt as provided in the Credit Facility.

The South Carolina Industrial Development Bonds were repaid by the Company on August 27, 1998, in conjunction with the closing and sale of the Anderson, South Carolina facility. The difference between the net proceeds from the sale of the facility and the repayment of the development bonds and other related liabilities of approximately $3.0 million has been financed in October 1998 with borrowings under a term loan within the Credit Facility.

4.  BERRY PLASTICS CORPORATION SUMMARY FINANCIAL INFORMATION

The following summarizes financial information of Holding's wholly owned subsidiary, Berry Plastics Corporation, and its subsidiaries.

                                              SEPTEMBER 26,                    DECEMBER 27,
                                                  1998                             1997
                                            ----------------                -----------------
CONSOLIDATED BALANCE SHEETS                                   (In Thousands)
Current assets                                $  70,555                         $  62,824
Property and equipment - net of accumulated
depreciation                                    104,564                           108,218
Other noncurrent assets                          55,472                            44,480
Current liabilities                              62,801                            42,158
Noncurrent liabilities                          185,790                           205,172
Equity (deficit)                                (18,000)                          (31,808)

                                     THIRTEEN WEEKS ENDED              THIRTY-NINE WEEKS ENDED
                                SEPTEMBER 26,    SEPTEMBER 27,      SEPTEMBER 26,      SEPTEMBER 27,
                                    1998            1997                1998               1997
                                ---------------------------------------------------------------------
STATEMENT OF OPERATIONS                                    (In Thousands)
Net  sales                      $ 68,800            $ 58,780            $ 205,116         $ 164,715
Cost of goods sold                51,066              46,887              151,083           129,054
Income    (loss)    before
  income taxes                     1,652                (399)               6,223             1,014
Net income (loss)                  1,346                (404)               5,892               912


5.  RECENT ACCOUNTING PRONOUNCEMENTS
On December 28,1997, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130) which establishes new rules for the reporting and display of comprehensive income and its components (net income and "other comprehensive income"). Adoption of the Statement had no material impact on the Company's financial position. Comprehensive losses were $1.8 million and $3.5 million for the thirteen weeks and thirty-nine weeks ended September 26, 1998, respectively.

In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("FAS 131"). FAS 131 establishes requirements for reporting information about operating segments in annual and interim reports and is effective for the Company in 1998, but need not be applied to interim financial statements in the initial year of application. FAS 131 may require a change in the Company's financial reporting; however, the extent of the change, if any, has not been determined.

6.  SUBSEQUENT TRANSACTION

On October 16, 1998, Knight Plastics, Inc., a newly formed wholly-owned subsidiary of Berry, acquired substantially all of the assets of the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for aggregate consideration of approximately $18.0 million. The purchase was financed through the Credit Facility's revolving line of credit.

                     NORWICH  INJECTION  MOULDERS  LIMITED


                                   ACCOUNTS


                              31ST  OCTOBER  1997









                                   CONTENTS

                                                            PAGE

Report of the directors                                     1 -   2

Report of the auditors                                       3

Profit and loss account                                      4

Balance sheet                                                5

Cash flow statement                                          6

Notes to the accounts                                       7 - 18

                                                                         Page 1
                     NORWICH  INJECTION  MOULDERS  LIMITED

                                   DIRECTORS
                        J E Barlow   (Chairman)
                        A R Sandell  (Managing)
                        T D Johnson
SECRETARY                                         REGISTERED OFFICE
Mrs J Barlow                                     Stanford Tuck Road
                                                      North Walsham
                                                            Norfolk
                                   AUDITORS
                                Lovewell Blake
                             Chartered Accountants
                           102 Prince of Wales Road
                                    Norwich


                            REPORT OF THE DIRECTORS
                     FOR THE YEAR ENDED 31ST OCTOBER 1997

The directors present herewith the audited accounts for the year ended 31st October 1997.

DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare accounts that give a true and fair view of the state of affairs of the company and of the profit or loss for its financial year. In doing so the directors are required to:

-  select suitable accounting policies and apply them consistently;
-  make judgements and estimates that are reasonable and prudent;
- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts;
- prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records that disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

REVIEW OF ACTIVITIES
The company's main activities are unchanged since last year and are principally those of the production of plastic goods by injection moulding.

In the opinion of the directors the company will be able to maintain its present level of turnover for the foreseeable future.

The profit for the year has been added to the balance on the profit and loss account.

                                                                         Page 2
                     NORWICH  INJECTION  MOULDERS  LIMITED

                    REPORT  OF  THE  DIRECTORS  (CONTINUED)


DIRECTORS
The directors named above held office throughout the year.

In accordance with the articles of association T D Johnson will retire at the annual general meeting and, being eligible, offers himself for re-election.

The interests of the directors of the company at 31st October 1997 in the shares of the company, according to the register required to be kept by Section 325 of the Companies Act 1985 were as follows:

                            31ST OCTOBER 1997    31ST OCTOBER 1996
                            ORDINARY SHARES      ORDINARY SHARES
                               FULLY PAID           FULLY PAID

   J E Barlow                    60                    60
   A R Sandell                   29                    29
   T D Johnson                   11                    11


MARKET VALUE OF INTEREST IN LAND
In the opinion of the directors, the current open market value on an existing use basis of the freehold land and buildings exceeds the net book value as shown in the balance sheet at the 31st October 1997 by 80,711.

CLOSE COMPANY PROVISIONS
The company is a close company within the provisions of the Income and Corporation Taxes Act 1988.

AUDITORS
A resolution to re-appoint Lovewell Blake will be proposed at the annual general meeting.


                                                          By order of the board

                                                                       J BARLOW

                                                                      Secretary
                                                           22{nd} December 1997
North Walsham

                                                                         Page 3
                        REPORT OF INDEPENDENT AUDITORS

                              TO THE DIRECTORS OF

                     NORWICH  INJECTION  MOULDERS  LIMITED


We have audited the balance sheets of Norwich Injection Moulders Limited as at 31 October 1997 and 31 October 1996, and the related profit and loss accounts and cash flow statements for each of the two years in the period ended 31 October 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norwich Injection Moulders Limited at 31 October 1997 and 1996, and the results of its operations and its cash flows for each of the two years in the period ended 31 October 1997 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 24 of Notes to the Accounts).


                                                             /S/ LOVEWELL BLAKE
                                                          Chartered Accountants

Norwich, England
22{nd}  December  1997,  except  for  Note 24 Differences
between  United  Kingdom  and  United  States   Generally
Accepted Accounting Principles as to which the date is 3{rd} September 1998

                                                                         Page 4
                     NORWICH  INJECTION  MOULDERS  LIMITED

                          PROFIT  AND  LOSS  ACCOUNT
                 (In pound sterling, unless otherwise noted)

                                                   YEAR ENDED      YEAR ENDED
                                                   31 OCTOBER      31 OCTOBER
                                       NOTES           1997            1996

Turnover                                 2         8,117,742       7,308,368
Change in stock of finished goods                      5,908          26,405
                                                   ---------       ---------
                                                   8,123,650       7,334,773
Other operating income                   3            21,738           6,823
                                                   ---------       ---------
                                                   8,145,388       7,341,596

Raw materials and consumables                      3,772,741       3,521,241
Other external charges                               677,847         616,428
Staff costs                              4         1,510,732       1,421,872
Depreciation                             6           441,666         338,363
Other operating charges                              537,182         482,605
Interest payable and similar charges     7           103,769         120,943
                                                   ---------       ---------
                                                   7,043,937       6,501,452
                                                   ---------       ---------
Profit on ordinary
   activities before taxation            8         1,101,451         840,144

Tax on profit on ordinary activities     9           261,160           4,618
                                                   ---------       ---------
Profit on ordinary activities
   after taxation                        *           840,291         835,526

Balance 1st November 1996                          2,209,809       1,374,283
                                                   ---------       ---------
Balance 31st October 1997                          3,050,100       2,209,809
                                                   =========       =========

There are no movements in shareholders funds other than the increase to the retained profits for the years ended 31st October 1997 and 31st October 1996.

There  were  no  recognised  gains  or  losses  other  than   the   profit   of
 840,291   in   the   year   ended   31st   October   1997   and
 835,526 in the year ended 31st October 1996.

* A summary of the significant adjustments to the profit on ordinary activities after taxation (net income) that would be required if US Generally Accepted
 Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.



                                                                         Page 5
                     NORWICH  INJECTION  MOULDERS  LIMITED

                                BALANCE  SHEET
                   (In pound sterling, unless otherwise noted)

                                                 31 OCTOBER       31 OCTOBER
                                    NOTES           1997             1996

FIXED ASSETS
   Tangible assets                      10         3,839,712       3,507,176

CURRENT ASSETS
   Stock and work in progress           11           342,324         313,971
   Debtors                              12         1,622,209       1,582,819
   Bank balances                                     510,081         560,087
   Cash in hand                                          464             338
                                                   ---------       ---------
                                                   2,475,078       2,457,215
CREDITORS - AMOUNTS FALLING DUE
   WITHIN ONE YEAR                      13         2,384,216       2,696,054
                                                   ---------       ---------
NET CURRENT ASSETS/(LIABILITIES)                      90,862        (238,839)
                                                   ---------       ---------
TOTAL ASSETS LESS
   CURRENT LIABILITIES                             3,930,574       3,268,337

CREDITORS - AMOUNTS FALLING DUE
   AFTER MORE THAN ONE YEAR             14           880,374       1,058,428
                                                   ---------       ---------

                                                   3,050,200       2,209,909
                                                   =========       =========

CAPITAL AND RESERVES*
   Called up share capital              16               100             100
   Profit and loss account                         3,050,100       2,209,809
                                                   ---------       ---------
                                                   3,050,200       2,209,909
                                                   =========       =========
      J E BARLOW  )
                  )  Directors
      A R SANDELL )

The statutory accounts were approved  by  the  board  of  directors  on  22{nd}
December 1997.

*   A   summary   of  the  significant  adjustments  to  capital  and  reserves
 (shareholders  funds)   that  would  be  required  if  US  Generally  Accepted
 Accounting Principles were  to  be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.


                                                                         Page 6
                     NORWICH  INJECTION  MOULDERS  LIMITED

                             CASH  FLOW  STATEMENT
                   (In pound sterling, unless otherwise noted)

                                                YEAR ENDED       YEAR ENDED
                                                31 OCTOBER       31 OCTOBER
                                     NOTES         1997             1996


CASH FLOW FROM OPERATING ACTIVITIES     20         1,520,397       1,443,181

RETURNS ON INVESTMENTS
   AND SERVICING OF FINANCE             21           (84,576)       (122,884)

TAXATION                                            (193,817)        (70,214)

CAPITAL EXPENDITURE
   AND FINANCIAL INVESTMENT             21          (980,793)       (635,844)
                                                    ________        ________
Cash inflow before use of
   liquid resources and financing                    261,211         614,239

FINANCING - Decrease in debt            21          (251,086)         (9,564)
             - Calls on share capital   21                 -              85
                                                    ________        ________

INCREASE IN CASH IN THE YEAR            22            10,125         604,760
                                                    ========        ========

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

INCREASE IN CASH IN THE YEAR                          10,125         604,760

Cash outflow from decrease in debt
   and lease financing                  21           251,086           9,564
                                                    ________        ________

MOVEMENT IN NET DEBT IN THE PERIOD                   261,211         614,324

NET DEBT AT 1ST NOVEMBER                            (921,849)     (1,536,173)
                                                    ________        ________

NET DEBT AT 31ST OCTOBER                22          (660,638)       (921,849)
                                                    ========        ========

The significant differences between the cashflow statement presented above and that required under US Generally Accepted Accountancy Principles are set out in
Note 24 of Notes to the Accounts.





                                                                         Page 7
                     NORWICH  INJECTION  MOULDERS  LIMITED

                           NOTES  TO  THE  ACCOUNTS
                   (In pound sterling, unless otherwise noted)


1. PRINCIPAL ACCOUNTING POLICIES

   (a) BASIS OF ACCOUNTING
   The accounts are prepared under the historical cost basis of accounting and in accordance with applicable UK accounting standards.

   (b) DEPRECIATION
   Depreciation is provided on fixed assets at rates sufficient to write off, on a straight line basis, the cost of the assets over their expected useful lives. It is the company's policy to maintain its freehold property to such a standard that its residual disposal value will at least equal its book value and accordingly no provision for depreciation has been made. The principal annual rates used for this purpose which are consistent with those of last year are:

      Freehold land and buildings                          Not depreciated
      Leasehold property expenditure              Over period of the lease
      Plant and machinery                                      10%  -  50%
      Motor vehicles                                           20%  -  25%
      Loose tools                             Written off on a usage basis

   (c) STOCK AND WORK IN PROGRESS
   Stock and work in progress are stated at the lower of cost and net realisable value. In general cost is determined on a first in first out basis and includes transport and handling costs. In the case of work in progress cost includes all direct expenditure and production overheads based on the normal level of activity. Net realisable value is the price at which stock can be sold in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from their existing state to a finished condition. Provision is made where necessary for obsolete, slow moving and defective stock.

   (d) FINANCE LEASE AND HIRE PURCHASE CONTRACTS
   Assets held under finance leases, other than hire purchase contracts, are capitalised at their fair value and are depreciated over either the lease term, or the useful working life of the asset, whichever is the shorter.

   Fair value is usually the cost at which the company could have purchased the asset.

   Future rental payments due during the primary lease period are shown as creditors.

   The difference between the total primary lease payments and the fair value of the asset is treated as a finance charge and is charged to the profit and loss account on a straight line basis over the primary lease period.

   Secondary lease rentals are charged to profit and loss account in the period in which they are paid.

                                                                         Page 8
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

1. PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

   (d) FINANCE LEASE AND HIRE PURCHASE CONTRACTS (CONTINUED)
   Assets held under hire purchase contracts are capitalised at their fair value and are depreciated over their useful working life on the same basis as set out in note 1(b).

   (e) OPERATING LEASES
   Operating lease rentals are charged to profit and loss account in the period in which they are incurred.

   (f) DEFERRED TAXATION
   Provision is made for deferred taxation where, in the opinion of the directors, it is likely to be payable in the foreseeable future.

   (g) PENSION SCHEME
   The company operates defined contribution schemes. The assets of the schemes are held separately from those of the company in independently administered funds. The charge in the profit and loss account represents the contributions payable by the company to the funds for the year.

   (h) FOREIGN CURRENCIES
   Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling on the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Significant differences arising due to exchange fluctuations have been reflected in the profit and loss account.

2. TURNOVER

   The contribution to turnover and profit before taxation arises from the production of plastic goods by injection moulding.

                                                 1997              1996


   Geographical analysis of turnover
   United Kingdom                              7,890,743         7,160,110
   Rest of Europe                                226,999           148,258
                                               ---------         ---------
                                               8,117,742         7,308,368
                                               =========         =========
3. OTHER OPERATING INCOME
                                                 1997               1996

   Training grants                                   500             2,589
   Interest received (gross)                      21,238             4,234
                                               ---------         ---------
                                                  21,738             6,823
                                               =========         =========

                                                                         Page 9
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

4. EMPLOYEE INFORMATION

   The average number of persons employed by the company during the year including directors is analysed below:
                                                 1997               1996
   Manufacturing and packing                       57                 52
   Selling and administration                      18                 17
   Former employees                                 2                  2
                                                  ---                ---
                                                   77                 71
                                                  ===                ===

                                                 1997               1996

   Staff costs
   Wages and salaries paid to the company's
     employees                              1,313,859          1,264,343
   Pensions to former employees                14,905             14,905
   Social security costs                      139,201            107,619
   Pension contributions                       42,767             35,005
                                            ---------          ---------
                                            1,510,732          1,421,872
                                            =========          =========

5. Directors' emoluments
                                                 1997               1996

   Management remuneration                    271,217            363,153
   Pension contributions                       15,818             16,043
   Taxable benefits                            27,301             28,608
                                            ---------          ---------
                                              314,336            407,804
                                            =========          =========

   The directors' emoluments disclosed above (excluding pension contributions) include amounts paid to:

   The Highest Paid Director                  106,903            137,910

   Retirement  benefits  in respect of the three directors are accruing under a
   defined contribution scheme.   The  contributions  paid  in  respect  of the
   highest paid director were 5,488 ( 5,583 in the year ended 31 October 1996).

                                                                        Page 10
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

6. DEPRECIATION

   The charge for the year is made up as under:
                                                 1997               1996

   Depreciation of tangible fixed assets
      Owned assets                            342,082            193,832
      Assets held under finance lease
      and hire purchase contracts             116,103            169,931
                                            ---------          ---------
                                              458,185            363,763

      Profit on sale of tangible
      fixed assets                            (16,519)           (25,400)
                                            ---------          ---------
                                              441,666            338,363
                                            =========          =========

7. INTEREST PAYABLE AND SIMILAR CHARGES
                                                 1997               1996

   Bank loan and overdraft                     63,718             69,425
   Finance leases and hire purchase
      contracts expiring within five years     40,051             51,518
                                            ---------          ---------
                                              103,769            120,943
                                            =========          =========

8. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

   The profit on ordinary activities before taxation is stated after charging the following amounts:

                                                 1997               1996

   Hire of equipment                           55,698             71,616
   Rent of land and buildings                  22,080             22,127
   Auditors remuneration                        3,000              3,000

9. TAX ON PROFIT ON ORDINARY ACTIVITIES
                                                 1997               1996

   Corporation tax for the year at 30% (1996 30%)
   Taxation payable                           261,163            193,845
   Overprovision in previous year                  (3)                 -
   Decrease in provision for deferred tax           -           (189,227)
                                            ---------          ---------
                                              261,160              4,618
                                            =========          =========

                                                                        Page 11
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

10. TANGIBLE FIXED ASSETS
                                                                EXPENDITURE
                                                                ON SHORT
                                                  FREEHOLD      LEASEHOLD         PLANT AND           MOTOR
                                TOTAL             PROPERTY      PROPERTY          MACHINERY          VEHICLES

   COST
   1st November 1995          3,945,292         1,190,947              298         2,628,349            125,698
   Additions                    967,725             1,719                -           993,038             32,968
   Disposals                   (168,686)                -                -          (137,011)           (31,675)
                              ---------         ---------        ---------         ---------          ---------
   31st October 1996          4,744,331         1,192,666              298         3,424,376            126,991
   Additions                    900,630            26,623                -           779,975             94,032
   Disposals                   (365,688)                -                -          (276,915)           (88,773)
                              ---------         ---------        ---------         ---------          ---------
   31st October 1997          5,279,273         1,219,289              298         3,927,436            132,250
                              =========         =========        =========         =========          =========
   DEPRECIATION
   1st November 1995            966,628                 -              237           914,846             51,545
   Disposals                    (93,236)                -                -           (70,136)           (23,100)
   Charge for the year          363,763                 -               12           334,547             29,204
                              ---------         ---------        ---------         ---------          ---------
   31st October 1996          1,237,155                 -              249         1,179,257             57,649
   Disposals                   (255,779)                -                -          (193,173)           (62,606)
   Charge for the year          458,185                 -               12           431,284             26,889
                              ---------         ---------        ---------         ---------          ---------
   31st October 1997          1,439,561                 -              261         1,417,368             21,932
                              =========         =========        =========         =========          =========
   Net book amount
   31st October 1997          3,839,712         1,219,289               37         2,510,068            110,318
                              =========         =========        =========         =========          =========
   31st October 1996          3,507,176         1,192,666               49         2,245,119             69,342
                              =========         =========        =========         =========          =========
   31st October 1995          2,978,664         1,190,947               61         1,713,503             74,153
                              =========         =========        =========         =========          =========

   Details  of  fixed  assets  held  under  finance  leases  and  hire purchase contracts,  which are included in the relevant headings in the table  above, are as follows:
                                                     1997             1996

   Net book value at 31st October 1997            808,682        1,080,707
                                                =========        =========



                                                                        Page 12
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

11. STOCK AND WORK IN PROGRESS

   The amounts attributable to the different categories are as follows:
                                                     1997             1996

   Raw materials                                  200,506          200,719
   Packing materials                                9,698           11,492
   Finished goods                                  87,466           81,558
   Work in progress                                44,654           20,202
                                                ---------        ---------
                                                  342,324          313,971
                                                =========        =========
12. DEBTORS
                                                     1997             1996

   Trade debtors                                1,595,311        1,562,039
   Prepayments                                     26,898           20,780
                                                ---------        ---------
                                                1,622,209        1,582,819
                                                =========        =========

13. CREDITORS  -  AMOUNTS FALLING DUE WITHIN ONE YEAR
                                                     1997             1996

   Bank overdraft (see note (a) below)                  -           60,005
   Bank loan (see note (b) below)                  36,664           36,664
                                                ---------        ---------
   Bank loan and overdraft                         36,664           96,669

   Trade creditors                              1,578,688        1,743,509
   Corporation tax payable 1 August 1998
   (1996 - 1 August 1997)                         261,163          193,820
   Taxation and social security payments          163,762          130,944
   Hire purchase obligations
   (see note (c) below)                           254,145          327,177
   Accruals                                        89,794          203,935
                                                ---------        ---------
                                                2,384,216        2,696,054
                                                =========        =========

   (a) Secured by a fixed and floating charge over the other assets of the company.
   (b) Secured by a mortgage on the freehold premises.
   (c) Secured on the assets concerned.

                                                                        Page 13
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

14. CREDITORS  -  AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
                                                     1997             1996

   Bank loan bearing interest at
   various rates repayable by quarterly
   instalments (see note (a) below)               705,742          742,406
   Hire purchase obligations
   (see note (b) below)                           174,632          316,022
                                                ---------        ---------
                                                  880,374        1,058,428
                                                =========        =========
   (a) Secured by a mortgage on the freehold premises
   (b) Secured on the assets concerned.

   The bank loan above analysed by due dates of repayment
   Repayable between one and two years             36,664           36,664
   Repayable between two and five years           109,992          109,992
   Repayable after more than five years
   by instalments                                 559,086          595,750
                                                ---------        ---------
                                                  705,742          742,406
                                                =========        =========
15. DEFERRED TAXATION

   The potential liability for 1997 amounted to 373,364 at 31% and that for 1996 to 316,866 at 33%. No provision is made in the accounts.

16. SHARE CAPITAL
                                                     1997            1996

   AUTHORISED
      Ordinary shares of  1 each       100             100
                                                      ===             ===
   CALLED UP SHARE CAPITAL
      Shares issued at  1 each         100             100
                                                      ===             ===
17. LEASING COMMITMENTS

   The company leases land and building in Norwich. The lease has an unexpired term of two years, at a rental of 22,080.

18. CAPITAL EXPENDITURE
                                                     1997            1996

   Authorised and contracted for                   43,652               -
                                                   ======          ======

                                                                        Page 14
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

19. CONTROLLING INTEREST

   Mr J E Barlow owns 60% of the issued share capital of the company and, as such, controls the company.

20. Notes to cashflow statement

   Reconciliation of operating profit to net cash inflow from operating activities.

                                                     1997            1996

   Operating profit                             1,101,451         840,144
   Depreciation                                   441,666         338,363
   Interest payable and similar charges           103,769         120,943
   Interest received                              (21,238)         (4,234)
   Increase in stocks                             (28,353)        (82,907)
   Increase in debtors                            (39,390)       (348,246)
   (Decrease)/Increase in creditors               (37,508)        579,118
                                                ---------       ---------
   Net cash inflow from operating activities    1,520,397       1,443,181
                                                =========       =========

21. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

   RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
                                                     1997            1996

   Interest received                               21,238           4,234
   Interest paid                                  (63,598)        (73,625)
   Interest element of finance lease
   rental payments                                (42,216)        (53,493)
                                                ---------       ---------
   NET CASH (OUTFLOW) FOR RETURNS ON
      INVESTMENTS AND SERVICING OF FINANCE        (84,576)       (122,884)
                                                =========       =========

 CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
                                                     1997            1996

   Purchase of tangible fixed assets           (1,107,221)       (736,694)
   Proceeds from the sale of fixed assets         126,428         100,850
                                                ---------       ---------
   NET CASH (OUTFLOW) FOR
      CAPITAL EXPENDITURE AND
      FINANCIAL INVESTMENT                       (980,793)       (635,844)
                                                =========       =========

                                                                        Page 15
                     NORWICH  INJECTION  MOULDERS  LIMITED

                     NOTES  TO  THE  ACCOUNTS (CONTINUED)

21. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT (CONTINUED)

   FINANCING                                         1997            1996

   Loans repaid by company                        (36,664)        (36,664)
   Hire purchase advances to company              137,700         386,953
   Hire purchase and finance lease repayments    (352,122)       (359,853)
   Calls on share capital                               -              85
                                                ---------       ---------

   NET CASH (OUTFLOW) FROM FINANCING             (251,086)         (9,479)
                                                =========       =========

22. ANALYSIS OF CHANGES IN NET DEBT
                                           AT                                                 AT
                                     1ST NOVEMBER         CASH             OTHER          31ST OCTOBER
                                          1995            FLOWS            CHANGES            1996

   Cash in hand, at bank                   669           559,756                 -         560,425
   Overdraft                          (105,009)           45,004                 -         (60,005)
                                     ---------         ---------         ---------       ---------
                                      (104,340)          604,760                 -         500,420
   Hire purchase and
      finance leases                  (616,099)          (27,100)                -        (643,199)

   Debt due within one year            (36,664)           36,664           (36,664)        (36,664)

   Debt due after one year            (779,070)                -            36,664        (742,406)
                                     ---------         ---------         ---------       ---------
                                    (1,536,173)          614,324                 -        (921,849)
                                     =========         =========         =========       =========
                                            AT                                                  AT
                                     1ST NOVEMBER          CASH            OTHER          31ST OCTOBER
                                          1996             FLOWS           CHANGES            1997

   Cash in hand, at bank               560,425           (49,880)               -          510,545
   Overdraft                           (60,005)           60,005                -                -
                                     ---------         ---------        ---------        ---------
                                       500,420            10,125                -          510,545
   Hire purchase and
      finance leases                  (643,199)          214,422                -         (428,777)

   Debt due within one year            (36,664)           36,664          (36,664)         (36,664)

   Debt due after one year            (742,406)                -           36,664         (705,742)
                                     ---------         ---------        ---------        ---------
                                      (921,849)          261,211                -         (660,638)
                                     =========         =========        =========        =========


                                                                     Page 16
                      NORWICH INJECTION MOULDERS LIMITED

                       NOTES TO THE ACCOUNTS (CONTINUED)

23. Companies Act 1985

   These financial statements do not comprise the Company's statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31 October 1997 and 1996, on which the auditors' reports were unqualified, have been delivered to the Registrar of Companies for Engalnd and Wales.

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

   The company's accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the company are summarised below.

   DEPRECIATION OF FREEHOLD PROPERTY

   Under UK GAAP, the company does not depreciate its freehold property. Under US GAAP, depreciation would be provided.

   FINANCE LEASES AND HIRE PURCHASE CONTRACTS

   Under UK GAAP, the finance charge relating to finance (capital) leases and hire purchase contracts is charged to the profit and loss account on a straight line basis. Under US GAAP, such finance charges would be charged to income over the period of the lease so as to provide a constant rate of interest on the remaining balance of the capital obligation. It is considered that the difference between the two methods in this case does not have a material effect on either the balance sheets as at 31{st} October 1996 and 31{st} October 1997 or the reported results for the years then ended.

   DEFERRED TAXATION

   Under UK GAAP, provision for deferred taxation is only made where in the opinion of the directors it is likely to be payable in the foreseeable future.

   Under US GAAP, deferred taxation is computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognised to the extent their realisation is more likely than not.

   The following is a summary of the significant adjustments to income and shareholders' funds which would be required if US GAAP were to be applied instead of UK GAAP.

                                                                       Page 17
                      NORWICH INJECTION MOULDERS LIMITED

                       NOTES TO THE ACCOUNTS (CONTINUED)

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED).

   INCOME

                                                   YEAR ENDED           YEAR ENDED
                                                   31 OCTOBER           31 OCTOBER
                                                         1997                 1996

   Profit on ordinary activities after
    taxation as reported in
    the profit and loss account                       840,291              835,526
   Adjustments
      Depreciation                                    (22,160)             (21,627)
      Deferred taxation - methodology                 (73,260)            (250,215)
                        - on above adjustments          6,648                6,488
                                                    ---------            ---------
   Net income as adjusted to accord with US GAAP
      Net income                                      751,519              570,172
                                                    =========            =========

   SHAREHOLDERS' FUNDS
                                                  YEAR ENDED           YEAR ENDED
                                                  31 OCTOBER           31 OCTOBER
                                                        1997                 1996

   Capital and reserves as reported                3,050,200            2,209,909
   Adjustments
      Fixed assets
        Tangible assets-freehold property
         depreciation                                (97,427)             (75,267)
        Deferred taxation - methodology             (361,320)            (288,060)
                          - on above adjustments      29,228               22,580
                                                   ---------            ---------
   Shareholders' funds as adjusted to accord
      with US GAAP                                 2,620,681            1,869,162
                                                   =========            =========

   STATEMENT OF CASH FLOWS

   The statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but it differs with regard to the classification of items within it and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

   Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment and financing. US GAAP require only three categories of cash flow activity to be reported, operating, investing and financing. Cash flows from taxation and returns on investments and servicing shown under UK GAAP would be included within operating activities under US GAAP. Capital expenditure and financial investment would be included within investing activities under US GAAP.

                                                                        Page 18
                      NORWICH INJECTION MOULDERS LIMITED

                       NOTES TO THE ACCOUNTS (CONTINUED)

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED).

   STATEMENT OF CASH FLOWS (CONTINUED)

   Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less bank overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months at their inception.

   The categories of cash flows under US GAAP can be summarised as follows:


                                                      YEAR ENDED          YEAR ENDED
                                                      31 OCTOBER          31 OCTOBER
                                                            1997                1996

   Cash inflow from operating activities               1,242,004           1,250,083
   Cash outflow on investing activities                 (980,793)           (635,844)
   Cash outflow from financing activities               (251,086)             (9,479)
   (Decrease)/Increase in cash and cash equivalents      (49,880)            559,756

   Cash and cash equivalents
      At 1st November                                    560,425                 669
      At 31st October                                        510             560,425


VENTURE PACKAGING, INC.


Consolidated Financial Statements
for the Years Ended
SEPTEMBER 30, 1996 AND 1995
AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors
Venture Packaging, Inc.
Monroeville, Ohio

We have audited the accompanying consolidated balance sheets of Venture Packaging, Inc. as of September 30, 1996 and 1995, and the related consolidated statements of operations and retained earnings, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                /S/ DELOITTE & TOUCHE LLP

Cleveland, Ohio
November 18, 1996

VENTURE PACKAGING, INC.

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1996 AND 1995
----------------------------

ASSETS                                                1996                       1995
                                                  -------------              -------------
CURRENT ASSETS:
  Cash                                            $    567,404               $    184,317
  Receivables - net                                  4,654,981                  5,468,229
  Inventories                                        8,693,353                  6,613,464
  Deferred income taxes                                147,777                    159,208
  Other current assets                                 316,377                    619,595
                                                  -------------              -------------
  Total current assets                              14,379,892                 13,044,813
                                                  -------------              -------------

PROPERTY:
  Land and improvements                              2,106,242                  2,043,868
  Buildings and improvements                         5,301,226                  5,273,751
  Machinery and equipment                           39,115,191                 36,477,193
  Office furniture and fixtures                      1,391,506                  1,183,548
  Vehicles                                             325,202                    331,461
                                                  -------------              -------------
  Total                                             48,239,367                 45,309,821
  Less accumulated depreciation                    (27,990,408)               (24,852,783)
                                                  -------------              -------------
  Property - net                                    20,248,959                 20,457,038
                                                  -------------              -------------

RESTRICTED INVESTMENTS                               1,244,996                  2,223,603

DEPOSTIS AND OTHER ASSETS                              505,042                    619,720
                                                  -------------              -------------
TOTAL                                              $36,378,889                $36,345,174
                                                  =============              =============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term debt                                   $8,955,400                 $6,801,552
  Current portion of long-term debt                    892,148                    892,148
  Trade accounts payable                             2,902,476                  3,064,472
  Accrued liabilities                                  868,103                  1,189,192
                                                  -------------              -------------
    Total current liabilities                       13,618,127                 11,947,364

LONG-TERM DEBT, LESS CURRENT PORTION                10,384,278                 11,332,852

DEFERRED INCOME TAXES                                2,126,654                  1,843,734

DEFERRED REVENUE                                       822,468                    875,000
                                                  -------------              -------------
     Total liabilities                              26,951,527                 25,998,950

SHAREHOLDERS' EQUITY:
  Capital stock, stated value $100 per share:
     authorized - 1,000 shares;
     issued and outstanding - 227.715
     and 227.965 shares,respectively                    22,772                     22,797
  Additional paid-in capital                            10,521                     10,616
  Retained earnings                                  9,394,069                 10,312,811
                                                  -------------              -------------
     Total shareholders' equity                      9,427,362                 10,346,224
                                                  -------------              -------------
TOTAL                                              $36,378,889                $36,345,174
                                                  =============              =============

See notes to consolidated financial statements.

VENTURE PACKAGING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
------------------------------------------------------------

                                                        1996                       1995
                                                  -------------              -------------
REVENUES:
  Net sales                                        $42,262,349                $41,800,788
  Other                                                944,579                    861,155
                                                  -------------              -------------
    Total revenues                                  43,206,928                 42,661,943
COST AND EXPENSES:
  Cost of sales                                     37,747,768                 36,108,439
  Selling, general and administrative                5,509,215                  4,931,505
  Interest                                           1,244,576                    849,945
                                                  -------------              -------------
    Total cost and expenses                         44,501,559                 41,889,889
                                                  -------------              -------------
INCOME (LOSS) BEFORE INCOME TAXES                   (1,294,631)                   772,054
                                                  -------------              -------------

PROVISION (BENEFIT) FOR INCOME TAXES:
  Federal                                             (447,619)                   210,398
  State and local                                       31,600                     83,616
                                                  -------------              -------------
    Total provision (benefit) for income taxes        (416,019)                   294,014
NET INCOME (LOSS)                                     (878,612)                   478,040

CASH DIVIDENDS                                         (22,797)                   (22,846)

CAPITAL STOCK PURCHASED AND RETIRED                    (17,333)                   (33,169)

RETAINED EARNINGS, BEGINNING OF YEAR                10,312,811                  9,890,786
                                                  -------------              -------------
RETAINED EARNINGS, END OF YEAR                     $ 9,394,069                $10,312,811
                                                  =============              =============
NET INCOME (LOSS) PER SHARE                        $    (3,857)               $     2,096
                                                  =============              =============

See notes to consolidated financial statements.

VENTURE PACKAGING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995
----------------------------------------

                                                        1996                       1995
                                                  -------------              -------------
OPERATING ACTIVITIES:
 Net income (loss)                                 $  (878,612)               $   478,040
 Adjustments to reconcile net income (loss)
  to net cash provided from operating activities:
  Depreciation                                       3,168,730                  2,545,363
  Deferred income taxers                               294,351                    392,933
  Loss on sale of machinery and equipment               31,541
  Change in operating assets and liabilities:
    Receivables                                        813,248                 (1,515,871)
    Inventories                                     (2,079,889)                (1,522,459)
    Other assets                                       311,590                   (604,354)
    Trade accounts payable                            (161,996)                 1,327,190
    Accrued liablities                                (321,089)                   148,627
    Deferred revenue                                   (52,532)                   875,000
                                                  -------------              -------------
    Total cash provided by operating activities      1,125,342                  2,124,469
                                                  -------------              -------------

INVESTING ACTIVITIES:
 Capital expenditures                               (2,949,366)               (11,394,621)
 Net proceeds from (purchases of)
   restricted investments                              978,607                 (2,223,603)
 Proceeds from sale of machinery and equipment          42,953
 Other - net                                            20,526                    (20,761)
                                                  -------------              -------------
 Total cash used in investing activities            (1,907,280)               (13,638,985)
                                                  -------------              -------------

FINANCING ACTIVITIES:
 Net borrowings under line of credit agreement       2,153,848                  3,954,585
 Proceeds from long-term debt                                                   8,325,000
 Payments on long-term debt                           (948,574)                  (601,333)
 Dividends paid                                        (22,797)                   (22,846)
 Purchase of capital stock                             (17,452)                   (33,409)
                                                  -------------              -------------
 Total cash provided by financing activities         1,165,025                 11,621,997
                                                  -------------              -------------

NET INCREASE IN CASH                                   383,087                    107,481

CASH, BEGINNING OF YEAR                                184,317                     76,836
                                                  -------------              -------------
CASH, END OF YEAR                                   $  567,404                 $  184,317

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
  Interest                                          $  989,996                 $  741,183
                                                  -------------              -------------
  Income taxes                                      $  155,038                 $  192,889
                                                  -------------              -------------
NONCASH INVESTING AND FINANCING ACTIVITIES:
  Short-term borrowings refinanced as
    long-term debt                                                             $3,900,000
                                                                             -------------

See notes to consolidated financial statements.

VENTURE PACKAGING, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1996 AND 1995


1.  BUSINESS DESCRIPTION

    Venture Packaging, Inc. (the "Company"), a Delaware corporation, is a manufacturer of molded plastic products, primarily food storage containers. The Company operates plants located in Monroeville, Ohio and Anderson, South Carolina, and a printing and distribution facility in Chesapeake, Virginia. The Company sells its products to customers nationwide, which operate primarily in food processing industries.

    To better align its corporate structure with its future growth plans, Venture Packaging, Inc., an Ohio corporation, reincorporated in the state of Delaware through an Agreement of Merger and Plan of Reorganization effective October 1, 1995. The objective of the reincorporation was to establish a Delaware holding company with two separate operating subsidiaries for the Midwest and Southeast divisions.

    To accomplish the corporate reorganization, Venture Packaging, Inc., an Ohio corporation, formed the following subsidiaries: Venture Packaging Southeast, Inc., a South Carolina corporation; Venture Packaging Midwest, Inc., an Ohio corporation; and Venture Packaging, Inc., a Delaware corporation. Effective October 1, 1995, substantially all of the Midwest division assets were assigned to Venture Packaging Midwest, Inc., and substantially all of the Southeast division assets were assigned to Venture Packaging Southeast, Inc. Subsequently, Venture Packaging, Inc., the Ohio corporation was merged with and into Venture Packaging, Inc., the Delaware corporation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION - The consolidated financial statements include the accounts of Venture Packaging, Inc. and its wholly-owned subsidiaries Venture Packaging Southeast, Inc. and Venture Packaging Midwest, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

    ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

    PROPERTY - Property is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred.

    RESTRICTED INVESTMENTS - Restricted investments represent proceeds from Industrial Development Bonds (see Note 5) invested in short-term repurchase agreements, the use of which is restricted to certain capital expenditures and related costs under the terms of the loan agreement.

    DEFERRED REVENUE - Deferred revenue relates to government grant revenues and is being amortized over ten years.

    NET INCOME PER SHARE - Net income per share has been computed by dividing net income by the weighted average number of shares of capital stock outstanding during the period.

3.  RECEIVABLES

    Receivables consist of the following:

                                                           1996                      1995
                                                      -------------              -------------
    Customer accounts                                   $3,626,580                $4,174,511
    Affiliate                                              161,037                    78,915
    Refundable income taxes                                985,364                   415,803
    Government grants                                                                975,000
    Allowances                                            (118,000)                 (176,000)
                                                      -------------              -------------
    Total                                               $4,654,981                 $5,468,229
                                                      =============              =============

    Sales to the affiliated company totaled approximately $918,000 in fiscal 1996 and $877,000 in fiscal 1995.

4.  INVENTORIES

    Inventories consist of the following:

                                                          1996                       1995
                                                      -------------              -------------
    Raw Materials                                       $2,841,583                 $2,327,719
    Finished product                                     5,545,807                  4,072,232
    Shipping supplies                                      305,963                    213,513
                                                      -------------              -------------
    Total                                               $8,693,353                 $6,613,464
                                                      =============              =============


5.  DEBT

    Short-term debt of $8,955,400 and $6,801,552 at September 30, 1996 and 1995,
    respectively, consists of amounts outstanding under a $10,000,000 line of credit agreement which currently matures December 31, 1996. Interest is payable monthly at a rate which approximates the bank's prime lending rate.

    Long-term debt consists of:

                                                          1996                       1995
                                                      -------------              -------------
    Industrial Development Bonds                        $7,655,000                 $8,325,000
    Bank term loans                                      3,621,426                  3,900,000
                                                      -------------              -------------
    Total long-term debt                                11,276,426                 12,225,000
    Less current maturities                                892,148                    892,148
                                                      -------------              -------------
    Non-current portion                                $10,384,278                $11,332,852
                                                      =============              =============

    The Industrial Development Bonds are to be repaid in semi-annual installments through April 1, 2010 with a final balloon payment of $945,000. Interest is payable quarterly. The bonds have a variable interest rate, which averaged 3.78% and 4.13% during fiscal 1996 and 1995, respectively. The interest rate can not exceed 10%. The Company can make an irrevocable election to convert the interest rate to a fixed rate. The bondholders may redeem the bonds at their option while the bonds bear interest at a variable rate; however, the bonds are classified as non-current due to a remarketing agreement and credit facilities, which permit the Company to extend the payment for several years. The Company also has the option to call the bonds.

    The bank term loans are to be repaid in equal monthly installments of principal plus interest. Interest is payable monthly at the bank's prime lending rate.

    The total aggregate principal payments applicable to all long-term debt at September 30, 1996 is due as follows:


    1997                                              $    892,148
    1998                                                 1,227,148
    1999                                                 1,227,148
    2000                                                 1,227,148
    2001                                                 1,227,148
    Thereafter                                           5,475,686
                                                      -------------
    Total                                              $11,276,426
                                                      =============


    The credit agreements require, among other things, the maintenance of minimum tangible net worth, a maximum debt to tangible net worth ratio, a minimum debt service coverage ratio, and a fixed charge coverage ratio.
    The agreements also limit other secured borrowings and the annual amount of capital expenditures and dividends. The credit agreements are secured by accounts receivable, inventories, and certain equipment, land and buildings.

6.  INCOME TAXES

    The provision (benefit) for income taxes consist of the following:

                                                        1996                      1995
                                                   ------------                ----------
    Current provision (benefit)                      $(710,370)                 $(98,919)
    Deferred provision                                 294,351                   392,933
                                                   ------------                ----------
    Total                                            $(416,019)                 $294,014
                                                   ============                ==========

    A reconciliation between the federal statutory income tax rate and the Company's effective tax rate is as follows:

                                                       1996                        1995
                                                   ------------                ----------
    Statutory tax rate                                (34.0)%                     34.0%
    Effects of:
      State and local income taxes                      1.6                        7.1
      Other                                             0.3                       (3.0)
                                                   ------------                ----------
    Effective tax rate                                (32.1)%                     38.1%
                                                   ============                ==========

    The components of the net deferred income tax liability consist of the following:

                                                            1996                        1995
                                                       -------------              -------------
    Tax depreciation in excess of book                  $(2,262,352)               $(1,943,974)
    Reserves and accruals not currently deductible           82,451                    128,297
    Net operating loss and credit carryforwards             537,156                     95,237
    Other - net                                              13,868                     35,914
    Valuation allowance                                    (350,000)
                                                        -------------              -------------
    Net deferred tax liability                          $(1,978,877)               $(1,684,526)
                                                        -------------              -------------


7.  LEASES

   The Company leases certain equipment and warehouse facilities under operating leases. Certain of the operating leases contain renewal options at the end of the initial lease term. Future minimum rental payments under leases with initial or remaining noncancellable lease terms in excess of one year consisted of the following at September 30, 1996:

    FISCAL YEAR ENDING
      SEPTEMBER 30,                                           AMOUNT
       1997                                               $    716,680
       1998                                                    714,920
       1999                                                    704,139
       2000                                                    587,594
       2001                                                    556,208
       Thereafter                                              554,357
                                                          -------------
       Total                                                $3,833,898
                                                          =============

    Total rent expense under operating leases was approximately $926,000 in fiscal 1996 and $533,000 in fiscal 1995.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of cash, receivables, restricted investments, deposits, accounts payable, accrued expenses, short term debt and long term debt are reasonable estimates of their fair value. The fair value of the industrial development bonds was measured using a tax free interest rate.

NO
DEALER,  SALES  PERSON  OR ANY OTHER
PERSON  IS  AUTHORIZED IN CONNECTION
WITH  ANY OFFERING  MADE  HEREBY  TO
GIVE ANY  INFORMATION OR TO MAKE ANY
REPRESENTATION  NOT CONTAINED IN THE
PROSPECTUS, AND,  IF  GIVEN OR MADE,
SUCH  INFORMATION  OR REPRESENTATION
MUST  NOT BE RELIED UPON  AS  HAVING
BEEN AUTHORIZED BY THE COMPANY. THIS
PROSPECTUS  DOES  NOT  CONSTITUTE AN
OFFER  TO SELL OR A SOLICITATION  OF
AN OFFER  TO  BUY ANY SECURITY OTHER
THAN THE SECURITIES  OFFERED HEREBY,
NOR DOES IT CONSTITUTE  AN  OFFER TO
SELL  OR A SOLICITATION OF AN  OFFER
TO BUY ANY OF THE SECURITIES OFFERED
HEREBY   TO   ANY   PERSON   IN  ANY
JURISDICTION IN WHICH IT IS UNLAWFUL
TO    MAKE    SUCH   AN   OFFER   OR
SOLICITATION   TO    SUCH    PERSON.
NEITHER   THE   DELIVERY   OF   THIS
PROSPECTUS   NOR   ANY   SALE   MADE
HEREUNDER     SHALL     UNDER    ANY
CIRCUMSTANCES CREATE ANY IMPLICATION
THAT   THE   INFORMATION   CONTAINED
HEREIN  IS  CORRECT  AS OF ANY  DATE
SUBSEQUENT TO THE DATE HEREOF.
   ______________________________

          TABLE OF CONTENTS

                                      PAGE
Available Information                   ii
Summary of Prospectus                    1
Risk Factors                            11
Company History                         17
The Exchange Offer                      19
Capitalization                          27
Pro Forma Condensed Consolidated
   Financial Statements                 28
Selected Historical Financial Data      33
Management's Discussion and Analysis
   of Financial Condition and
   Results of Operations                35
Business                                40
Management                              48
Principal Stockholders                  55
Certain Transactions                    57
Description of Certain Indebtedness     60
Description of Notes                    63
Material Federal Income Tax
   Considerations                       85
Plan of Distribution                    88
Legal Matters                           89
Experts                                 89
Index to Financial Statements          F-1









             $25,000,000


     BERRY PLASTICS CORPORATION

        12 1/4 % SERIES C SENIOR
         SUBORDINATED NOTES
              DUE 2004




          _________________
             PROSPECTUS
          _________________














                            , 1999





                                  PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate or Articles of Incorporation of the Company and each of the Guarantors (except Norwich), in each case as amended, provide that the Company and the Guarantors shall indemnify their respective directors to the fullest extent permitted under the DGCL, Kansas General Corporation Code, Ohio General Corporation Law, South Carolina Business Corporation Act and the laws of England and Wales (collectively, the "Corporation Law"), as applicable.

The Corporation Law provides for indemnification by the Company and each of the Guarantors of their respective directors and officers. In addition, the By-laws of each of the Company and each Guarantor require the respective company to indemnify its current or former directors and officers to the fullest extent permitted by the applicable Corporation Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

2.1 Asset Purchase Agreement dated February 12, 1992, among the Company, Berry Iowa, Berry Carolina, Inc., Genpak Corporation, a New York corporation, and Innopac International Inc., a public Canadian corporation (filed as Exhibit
10.1 to the Registration Statement on Form S-1 filed on February 24, 1994 (Registration No. 33-75706) (the "Form S-1") and incorporated herein by reference)

2.2 Asset Purchase Agreement dated December 24, 1994, between the Company and Berry Plastics, Inc. (filed as Exhibit 10.2 to the Form S-1 and incorporated herein by reference)

2.3 Asset Purchase Agreement dated March 1, 1995, among Berry Sterling, Sterling Products, Inc. and the stockholders of Sterling Products, Inc. (filed as
Exhibit 2.3 to the Annual Report on Form 10-K filed on March 31, 1995 (the "1994 Form 10-K") and incorporated herein by reference)

2.4 Asset Purchase Agreement dated December 21, 1995, among Berry Tri-Plas, Tri-Plas, Inc. and Frank C. DeVore (filed as Exhibit 2.4 to the Annual Report on Form 10-K filed on March 28, 1996 (the "1995 Form 10-K") and incorporated herein by reference)

2.5 Asset Purchase Agreement dated January 23, 1996, between the Company and Alpha Products, Inc. (filed as Exhibit 2.5 to the 1995 Form 10-K and incorporated herein by reference)

2.6 Stock Purchase and Recapitalization Agreement dated as of June 12, 1996, by and among Holding, BPC Mergerco, Inc. ("Mergerco") and the other parties thereto (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on July 3, 1996 (the "Form 8-K") and incorporated herein by reference)

2.7 Preferred Stock and Warrant Purchase Agreement dated as of June 12, 1996, by and among Holding, Mergerco, Chase Venture Capital Associates, L.P. ("CVCA") and The Northwestern Mutual Life Insurance Company ("Northwestern") (filed as
Exhibit 2.2 to the Form 8-K and incorporated herein by reference)

2.8 Agreement and Plan of Merger dated as of June 18, 1996, by and between Holding and Mergerco (filed as Exhibit 2.3 to the Form 8-K and incorporated herein by reference)

2.9 Certificate of Merger of Mergerco with and into Holding, dated as of June 18, 1996 (filed as Exhibit 2.9 to the Registration Statement on Form S-4 filed on July 17, 1996 (Registration No. 333-08313) (the "1996 Form S-4") and incorporated herein by reference)

2.10 Agreement  and  Plan  of  Reorganization  dated as of January 14, 1997 (the
"PackerWare   Reorganization   Agreement"),  among  the   Company,   PackerWare
Acquisition  Corporation,  PackerWare   Corporation  and  the  shareholders  of
PackerWare (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 4, 1997 (the "1997 8-K") and incorporated herein by reference)

2.11 Amendment to the PackerWare Reorganization Agreement dated as of January 20, 1997 (filed as Exhibit 2.2 to the 1997 8-K and incorporated herein by reference)

2.12 Asset Purchase Agreement dated as of January 17, 1997, among the Company, Container Industries and the shareholders of Container Industries (filed as Exhibit 2.12 to the Annual Report on Form 10-K for the fiscal year ended December 28, 1996 (the "1996 Form 10-K") and incorporated herein by reference)

2.13 Agreement and Plan of Reorganization dated as of January 14, 1997, as amended on January 20, 1997, among the Company, PackerWare Acquisition
Corporation,  PackerWare  Corporation  and  the  Shareholders   of   PackerWare
Corporation (filed as Exhibits 2.1 and 2.2 to the Current Report on Form 8-K filed February 3, 1997 and incorporated herein by reference)

2.14 Asset Purchase Agreement dated May 13, 1997, among the Company, Berry Design, Virginia Design Packaging Corp. and the shareholders of Virginia Design Packaging Corp. (filed as Exhibit 2.14 to the Annual Report on Form 10-K for the fiscal year ended December 27, 1997 (the "1997 Form 10-K") and incorporated herein by reference)

*2.15 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Norwich Injection Moulders Limited dated July 2, 1998, among the Company, NIM Holdings Limited and the persons listed on Schedule 1 thereto

3.1 Amended and Restated Certificate  of  Incorporation  of  Holding  (filed  as
Exhibit 3.1 to the 1996 Form S-4 and incorporated herein by reference)

3.2 By-laws of Holding (filed as Exhibit 3.2 to the Form S-1 and incorporated herein by reference)

3.3 Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Form S-1 and incorporated herein by reference)

3.4 By-laws of the Company (filed as Exhibit 3.4 to the Form S-1 and incorporated herein by reference)

3.5 Certificate of Incorporation of Berry Iowa (filed as Exhibit 3.5 to the Form S-1 and incorporated herein by reference)

3.6 By-laws of Berry Iowa (filed as Exhibit 3.6 to the Form S-1 and incorporated herein by reference)

3.7 Certificate of Incorporation of Berry Tri-Plas (filed as Exhibit 3.7 to the Form S-1 and incorporated herein by reference)

3.8 By-laws of Berry Tri-Plas (filed as Exhibit 3.8 to the Form S-1 and incorporated herein by reference)

3.9 Certificate of Amendment to the Certificate of Incorporation of Berry Tri-Plas (filed as Exhibit 3.9 to the 1996 Form 10-K and incorporated herein by reference)

3.10 Certificate of Designation, Preferences, and Rights of Series B Cumulative Preferred Stock of Holding (filed as Exhibit 3.10 to the 1997 Form 10-K and incorporated herein by reference)

*3.11 Certificate of Incorporation of Berry Sterling

*3.12 By-laws of Berry Sterling

*3.13 Certificate of Incorporation of AeroCon

*3.14 By-laws of AeroCon

*3.15 Articles of Incorporation of PackerWare

*3.16 By-laws of PackerWare

*3.17 Certificate of Incorporation of Berry Design

*3.18 By-laws of Berry Design

*3.19 Certificate of Incorporation of Venture Holdings

*3.20 By-laws of Venture Holdings

*3.21 Articles of Incorporation of Venture Midwest

*3.22 Code of Regulations of Venture Midwest

*3.23 Articles of Incorporation for a Statutory Close Corporation of Venture Southeast

*3.24 By-laws of Venture Southeast

*3.25 Memorandum of Association of NIM Holdings

*3.26 Articles of Association of NIM Holdings

*3.27 Memorandum of Association of Norwich

*3.28 Articles of Association of Norwich

*3.29 Certificate of Incorporation of Knight Plastics

*3.30 By-laws of Knight Plastics

4.1 Form of Indenture between the Company and United States Trust Company of New York, as Trustee (including the form of Note and Guarantees as Exhibits A and B thereto respectively) (filed as Exhibit 4.1 to the Form S-1 and incorporated herein by reference)

4.2 Warrant Agreement between Holding and United States Trust Company of New York, as Warrant Agent (filed as Exhibit 4.2 to the Form S-1 and incorporated herein by reference)

4.3 Indenture dated as of June 18, 1996, between Holding and First Trust of New York, National Association, as Trustee (the "Trustee"), relating to Holding's Series A and Series B 12.5% Senior Secured Notes Due 2006 (filed as Exhibit 4.3 to the 1996 Form S-4 and incorporated herein by reference)

4.4 Pledge, Escrow and Disbursement Agreement dated as of June 18, 1996, by and among Holding, the Trustee and First Trust of New York, National Association, as Escrow Agent (filed as Exhibit 4.4 to the 1996 Form S-4 and incorporated herein by reference)

4.5 Holding Pledge and Security Agreement dated as of June 18, 1996, between Holding and First Trust of New York, National Association, as Collateral Agent (filed as Exhibit 4.5 to the 1996 Form S-4 and incorporated herein by reference)

4.6 Registration Rights Agreement dated as of June 18, 1996, by and among Holding and DLJ (filed as Exhibit 4.6 to the 1996 Form S-4 and incorporated herein by reference)

4.7 BPC Holding Corporation 1996 Stock Option Plan (filed as Exhibit 4.7 to the 1996 Form 10-K and incorporated herein by reference)

4.8 Form of Nontransferable Performance-Based Incentive Stock Option Agreement (filed as Exhibit 4.7 to the 1996 Form 10-K and incorporated herein by reference)

*4.9 Indenture dated as of August 24, 1998 among the Company, the Guarantors and United States Trust Company of New York, as trustee

*4.10 Registration Rights Agreement dated as of August 24, 1998 by and among the Company, the Guarantors and DLJ

***5 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of the securities being offered

*8 Opinion of O'Sullivan Graev & Karabell, LLP regarding the material United States Federal income tax consequences to the holders of the securities being offered

*10.1 Second Amended and Restated Financing and Security Agreement dated as of July 2, 1998, as amended, by and among the Company, NIM Holdings, Norwich,
Fleet  Capital   Corporation,  General  Electric  Capital  Corporation,  Heller
Financial, Inc. and NationsBank, N.A.

10.2 Employment Agreement dated December 24, 1990, as amended, between the Company and Martin R. Imbler ("Imbler") (filed as Exhibit 10.9 to the Form S-1 and incorporated herein by reference)

10.3 Amendment to Imbler Employment Agreement dated November 30, 1995  (filed as
Exhibit 10.6 to the 1995 Form 10-K and incorporated herein by reference)

10.4 Amendment  to  Imbler  Employment  Agreement dated June 30, 1996 (filed  as
Exhibit 10.4 to the 1996 Form S-4 and incorporated herein by reference)

10.5 Employment Agreement dated December 24, 1990, as amended, between the Company and R. Brent Beeler ("Beeler") (filed as Exhibit 10.10 to the Form S-1 and incorporated herein by reference)

10.6 Amendment  to Beeler Employment Agreement dated November 30, 1995 (filed as
Exhibit 10.8 to the 1995 Form 10-K and incorporated herein by reference)

10.7 Amendment to  Beeler  Employment  Agreement  dated  June 30, 1996 (filed as
Exhibit 10.7 to the 1996 Form S-4 and incorporated herein by reference)

10.8 Employment Agreement dated December 24, 1990, as amended, between the Company and James M. Kratochvil ("Kratochvil") (filed as Exhibit 10.12 to the Form S-1 and incorporated herein by reference)

10.9 Amendment to Kratochvil Employment Agreement dated November 30, 1995 (filed as Exhibit 10.12 to the 1995 Form 10-K and incorporated herein by reference)

10.10 Amendment to Kratochvil Employment Agreement dated June 30, 1996 (filed as
Exhibit 10.13 to the 1996 Form S-4 and incorporated herein by reference)

10.11 Employment Agreement dated as of January 1, 1993, between the Company and Ira G. Boots ("Boots") (filed as Exhibit 10.13 to the Form S-1 and incorporated herein by reference)

10.12 Amendment to Boots Employment Agreement dated November 30, 1995  (filed as
Exhibit 10.14 to the 1995 Form 10-K and incorporated herein by reference)

10.13 Amendment  to  Boots  Employment  Agreement dated June 30, 1996 (filed  as
Exhibit 10.16 to the 1996 Form S-4 and incorporated herein by reference)

10.14 Financing Agreement dated as of April 1, 1991, between the City of Henderson, Nevada Public Improvement Trust and the Company (including exhibits) (filed as Exhibit 10.17 to the Form S-1 and incorporated herein by reference)

*10.15 Letter of Credit of NationsBank, N.A. dated April 16, 1997

10.16 Purchase Agreement dated as of June 12, 1996, between Holding and DLJ relating to the 12.5% Senior Secured Notes due 2006 (filed as Exhibit 10.22 to the 1996 Form S-4 and incorporated herein by reference)

10.17 Stockholders Agreement dated as of June 18, 1996, among Holding, Atlantic Equity Partners International II, L.P., CVCA and the other parties thereto (filed as Exhibit 10.23 to the 1996 Form S-4 and incorporated herein by reference)

10.18 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to CVCA (Warrant No. 1) (filed as Exhibit 10.24 to the 1996 Form S-4 and incorporated herein by reference)

10.19 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to CVCA (Warrant No. 2) (filed as Exhibit 10.25 to the 1996 Form S-4 and incorporated herein by reference)

10.20 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to The Northwestern Mutual Life Insurance Company (Warrant No. 3) (filed as Exhibit 10.26 to the 1996 Form S-4 and incorporated herein by reference)

10.21 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to The Northwestern Mutual Life Insurance Company (Warrant No. 4) (filed as Exhibit 10.27 to the 1996 Form S-4 and incorporated herein by reference)

10.22 Amended and Restated Stockholders Agreement dated June 18, 1996, among Holding and certain stockholders of Holding (filed as Exhibit 10.28 to the 1996 Form S-4 and incorporated herein by reference)

10.23 Second Amended and Restated Management Agreement dated June 18, 1996, between First Atlantic Capital, Ltd. and the Company (filed as Exhibit 10.29 to the 1996 Form S-4 and incorporated herein by reference)

10.24 Warrant to purchase Class B Non-Voting Common Stock of BPC Holding Corporation, dated August 29, 1997, issued to Willard J. Rathbun (filed as
Exhibit 10.30 to the 1997 Form 10-K and incorporated herein by reference)

10.25 Warrant to purchase Class B Non-Voting Common Stock of BPC Holding Corporation, dated August 29, 1997, issued to Craig Rathbun (filed as Exhibit
10.31 to the 1997 Form 10-K and incorporated herein by reference)

*10.26 Purchase   Agreement  dated  August  19,  1998  among  the  Company,  the
Guarantors and DLJ

*21 List of Subsidiaries

***23.1 Consent of O'Sullivan Graev & Karabell, LLP (included as part of its opinion filed as Exhibit 5 hereto)

*23.2 Consent of Ernst & Young LLP, independent auditors

*23.3 Consent of Deloitte & Touche LLP, independent auditors

*23.4 Consent of Lovewell Blake, independent auditors

**24 Powers of Attorney

*25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of United States Trust Company of New York, as Trustee (separately bound)

**27 Financial Data Schedule

*99.1 Form of Letter of Transmittal

*99.2 Form of Notice of Guaranteed Delivery

*99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

*99.4 Form of Letter to Clients

__________
 * Filed herewith.
 ** Previously filed.
 *** To be filed by amendment.

(b) FINANCIAL STATEMENT SCHEDULES

Report of Independent AuditorsS-1
Schedule I - Condensed Financial Information of RegistrantS-2
Schedule II - Valuation and Qualifying AccountsS-6

Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the Corporation Law, the Certificate of Incorporation and By-laws, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The Registrants hereby undertake:
   (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
   (a)To include any prospectus required by Section 10(a)(3) of the Securities Act;
   (b)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
   (c)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
   (2)That,  for the purpose of determining any liability under the  Securities
Act,  each  such   post-effective  amendment  shall  be  deemed  to  be  a  new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrants hereby undertake that:
   (1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of that time it was declared effective.
   (2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of December, 1998.
BERRY PLASTICS CORPORATION



By:_______/S/ MARTIN R. IMBLER_______________________
Martin R. Imbler
President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

                Signature                                    TITLE                                  Date
                    *                          Chairman of the Board of Directors             December 29, 1998
Roberto Buaron

                    *                     President, Chief Executive Officer and
Martin R. Imbler                            Director (Principal Executive Officer)            December 29, 1998

                    *                     Executive Vice President, Chief Financial
James M. Kratochvil                      Officer, Treasurer and Secretary (Principal
                                               Financial and Accounting Officer)              December 29, 1998

                    *                                       Director
Ira G. Boots                                                                                  December 29, 1998

                    *                                       Director
David M. Clarke                                                                               December 29, 1998

                    *                                       Director
Lawrence G. Graev                                                                             December 29, 1998

                    *                                       Director
Donald J. Hofmann                                                                             December 29, 1998
Roberto Buaron

                   *                     President, Chief Executive Officer and
Martin R. Imbler                            Director (Principal Executive Officer)            December 29, 1998

                    *                     Executive Vice President, Chief Financial
James M. Kratochvil                      Officer, Treasurer and Secretary (Principal
                                               Financial and Accounting Officer)              December 29, 1998

         /s/ James M. Kratochvil          Executive Vice President, Chief Financial
James M. Kratochvil                      Officer, Treasurer and Secretary (Principal
                                               Financial and Accounting Officer)              December 29, 1998

           /s/ Joseph S. Levy                               Director
Joseph S. Levy                                                                                December 29, 1998

BPC HOLDING CORPORATION



        REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULES

We have audited the consolidated financial statements of BPC Holding Corporation as of December 27, 1997 and December 28, 1996, and for each of the three years in the period ended December 27, 1997, and have issued our report thereon dated February 13, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 27(B) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP


Indianapolis, Indiana
February 13, 1998

                            BPC HOLDING CORPORATION
                               (PARENT COMPANY)

          SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT


                           CONDENSED BALANCE SHEETS

                                                     DECEMBER 27, 1997                December 28, 1996
                                                                        (IN THOUSANDS)

Assets
Cash                                                      $  708                      $      389
Other assets (principally investment in subsidiary)      (31,808)                        (29,177)
Assets held in trust                                      18,933                          30,188
Intangible assets                                          4,281                           4,789
Due from Berry Plastics Corporation                        8,095                           2,804
Other                                                          -                             277
                                                          -------                        -------
Total assets                                              $  209                       $   9,270
                                                          =======                        =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities                                       $  510                       $     704
Accrued dividends                                          3,674                           1,116
Long-term debt                                           105,000                         105,000
                                                         -------                         -------
Total liabilities                                        109,184                         106,820

Preferred stock                                           16,509                          11,216
Class A common stock                                           4                               4
Class B common stock                                           2                               2
Class C common stock                                           -                               -
Treasury stock                                               (22)                            (22)
Additional paid-in capital                                49,374                          51,681
Warrants                                                   3,511                           3,511
Retained earnings (deficit)                             (178,353)                       (163,942)
                                                         -------                         --------
Total stockholders' equity (deficit)                    (108,975)                        (97,550)
                                                         -------                         --------
Total liabilities and stockholders' equity (deficit)      $  209                      $    9,270
                                                         =======                         ========

                            BPC HOLDING CORPORATION


                      CONDENSED STATEMENTS OF OPERATIONS

                                                                        YEAR ENDED
                                            DECEMBER 27, 1997           December 28, 1996         December 30, 1995
                                                                           (IN THOUSANDS)
Net sales                                     $    -                   $       -                  $       -
Cost of goods sold                                 -                           -                          -
Gross profit                                       -                           -                          -
Operating expenses                               220                         3,304                     (150)
Other expense                                 11,560                         6,294                        -
                                             --------                     --------                  --------
Income (loss) before income taxes and
equity in net income of subsidiary           (11,780)                       (9,598)                     150
Equity in net income (loss) of subsidiary     (2,631)                        5,989                    6,183
                                             --------                     --------                  --------
Income (loss) before income taxes            (14,411)                       (3,609)                   6,333
Income taxes                                       0                          (262)                      -
                                             --------                     --------                  --------
Net income (loss)                            (14,411)                       (3,347)                   6,333
Preferred stock dividends                     (2,558)                       (1,116)                      -
                                             --------                     --------                  --------
Net income (loss) attributable to common   $ (16,969)                  $    (4,463)                 $ 6,333
shareholders
                                             ========                     ========                  ========

                            BPC HOLDING CORPORATION

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                                        YEAR ENDED
                                          -----------------------------------------------------------------------
                                            December 27, 1997         December 28, 1996        December 30, 1995
                                           -------------------       -------------------       ------------------
                                                                     (In thousands)
Net income (loss)                              $ (14,411)                 $  (3,347)                $ 6,333
Adjustments to reconcile net loss provided by
operating activities:
Net loss (income) of subsidiary                    2,631                     (5,989)                 (6,183)
Amortization and non cash interest                   726                        441                       -
Interest funded by assets held in trust           11,256                      5,412                       -
Non-cash compensation                                  -                        358                    (215)
Changes in operating assets and liabilities         (208)                       427                      66
                                               ----------                  ---------               ---------
Net cash provided by (used for) operating
   activities                                         (6)                    (2,698)                      1

Net cash provided by investing activities              -                          -                       -

Net cash provided by financing activities:
Exercise of management stock options                   -                      1,130                       -
Proceeds from senior secured notes                     -                    105,000                       -
Proceeds from issuance of common and preferred
stock and warrants                                   325                     67,369                       -
Rollover investments and share repurchases             -                   (125,219)                      -
Assets held in trust                                   -                    (35,600)                      -
Net payments to warrant holders                        -                     (4,502)                      -
Debt issuance costs                                    -                     (5,069)                      -
Other                                                  -                        (22)                     (1)
                                                ----------                  ---------              ---------
Net cash from financing activities                   325                      3,087                       -
                                                ----------                  ---------              ---------
Net increase in cash and cash equivalents            319                        389                       -
Cash and cash equivalents at beginning of year       389                          -                       -
                                                ----------                  ---------              ---------
Cash and equivalents at end of year              $   708                    $   389                   $   -
                                                ==========                  =========              =========

Notes to Condensed Financial Statements

(1)BASIS OF PRESENTATION. In the parent company-only financial statements, Holding's investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since date of acquisition. The parent company-only financial statements should be read in conjunction with Holding's consolidated financial statements, which are included beginning on page F-1.

 (2)GUARANTEE. Berry had approximately $201.3 million and $111.0 million of long-term debt outstanding at December 27, 1997 and December 28, 1996, respectively. Under the terms of the debt agreements, Holding has guaranteed the payment of all principal and interest.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS)




                                   Balance at   Charged to    Charged to                       Balance
   Description                     Beginning    Costs and   Other Accounts-   Deductions-       at end
                                   of Period    Expenses       Describe         Describe       of year
 -----------------               ------------  -----------  ---------------   -----------     ---------

Year ended December 27, 1997:
Allowance for doubtful accounts     $  618       $  325         $  358 (2)       $  263 (1)     $ 1,038
                                    =======      =======        =======          =======        ========

Year ended December 28, 1996:
Allowance for doubtful accounts     $  737       $  322         $    -           $  441 (1)     $   618
                                    =======      =======        =======          =======        ========

Year ended December 30, 1995:
Allowance for doubtful accounts     $  503       $  216         $  299 (2)       $  281 (1)     $   737
                                    =======      =======        =======          =======        ========



(1) Uncollectible accounts written off, net of recoveries.
(2) Primarily relates to purchase of accounts receivable and related allowance through acquisitions.

                            BPC HOLDING CORPORATION





                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our report dated February 13, 1998 in the Registration Statement (Form S-4) and related Prospectus of Berry Plastics Corporation for the registration of $25,000,000 of 12{1}/{4}% Series C Senior Subordinated Notes due 2004.

/s/ Ernst & Young LLP


Indianapolis, Indiana
December 23, 1998

                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement, relating to $25,000,000 of 12-{1}/{4}% Series C Senior Subordinated Notes due 2004, of Berry Plastics Corporation on Form S-4 of our report dated November 18, 1996 relating to the consolidated financial statements of Venture Packaging, Inc. for the years ended September 30, 1996 and 1995 appearing in the Prospectus, which is part of this Registration Statement

We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP


Cleveland, Ohio
December 29, 1998

                                                                   EXHIBIT 23.4

NORWICH INJECTION MOULDERS LIMITED

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 22 December 1997 in the Registration Statement (Form S-
4) and related Prospectus of Berry Plastics Corporation for the registration of $25,000,000 of 12.25% Series C Senior Subordinated Notes due 2004.

/s/ Lovewell Blake


Norwich, England
23 December 1998